Exhibit (99.8)

PUBLIC ACCOUNTS 2007-2008

VOLUME 1

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOUVERNEMENT DU QUÉBEC

Fiscal year ended March 31, 2008

Published in accordance with section 86

of the Financial Administration Act (R.S.Q., c. A-6.001)

Public Accounts 2007-2008 – Volume 1

Legal deposit - Bibliothèque et Archives nationales du Québec

October 2008

ISBN 978-2-550-53904-9 (Printed)

ISBN 978-2-550-53905-6 (PDF)

ISSN 0706-2869

© Gouvernement du Québec, 2008

To His Excellency the Honourable Pierre Duchesne

Lieutenant-Governor of Québec

Parliament Building

Québec

Your Excellency,

The undersigned has the honour of presenting to Your Excellency the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2008.

Monique Jérôme-Forget

Minister of Finance,

Minister of Government Services,

Minister responsible for Government Administration

and Chair of the Conseil du trésor

Québec, October 2008

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Mrs Monique Jérôme-Forget

Minister of Finance,

Minister of Government Services,

Minister responsible for Government Administration

and Chair of the Conseil du trésor

Parliament Building

Québec

Dear Madam,

In accordance with the commission entrusted to me, I have the honour of presenting the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2008. These accounts have been prepared under section 86 of the Financial Administration Act (R.S.Q., c. A-6.001), in accordance with the Government’s accounting policies.

Respectfully yours,

Carole Boisvert, CA
Comptroller of Finance

Québec, October 2008

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

TABLE OF CONTENTS

PRESENTATION OF THE PUBLIC ACCOUNTS		9

GLOSSARY		11

ANALYSIS OF THE FINANCIAL STATEMENTS

1.	HIGHLIGHTS FOR THE FISCAL YEAR	19

2.	OVERVIEW OF THE 2007-2008 BUDGET	20

3.	RISKS AND UNCERTAINTIES	21

4.	VARIANCE ANALYSIS	22

	Consolidated summary of operations	22

	Consolidated revenue	23

	Consolidated expenditure	26

	Consolidated net financial requirements	30

	Government’s financial assets and liabilities	31

	Change in the Government’s debt	34

5.	ALLOCATION OF THE ANNUAL SURPLUS	36

	Consolidated budget balance	36

	Generations Fund	37

	Reserve	38

6.	RESULTS OF THE INDICATOR ANALYSIS	39

APPENDIX - FINANCIAL STATISTICS		46

CONSOLIDATED FINANCIAL STATEMENTS

STATEMENT OF RESPONSIBILITY		51

AUDITOR GENERAL’S REPORT		53

CONSOLIDATED STATEMENT OF OPERATIONS		55

CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT		56

CONSOLIDATED STATEMENT OF FINANCIAL POSITION		57

CONSOLIDATED STATEMENT OF CHANGE IN NET DEBT		58

CONSOLIDATED STATEMENT OF CASH FLOW		59

NOTES TO FINANCIAL STATEMENTS		61

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDICES

1-	NATIONAL ASSEMBLY, DESIGNATED PERSONS, GOVERNMENT DEPARTMENTS AND AGENCIES WHOSE FINANCIAL TRANSACTIONS WERE CONDUCTED WITHIN THE CONSOLIDATED REVENUE FUND	101

2-	GOVERNMENT AGENCIES, SPECIAL FUNDS, SINKING FUNDS AND OTHER FUND	103

3-	ORGANIZATIONS IN THE GOVERNMENT’S HEALTH AND SOCIAL SERVICES AND EDUCATION NETWORKS	107

4-	GOVERNMENT ENTERPRISES	117

5-	GOVERNMENT DEPARTMENT, AGENCIES AND FUNDS WHICH CONDUCT FIDUCIARY TRANSACTIONS THAT ARE NOT INCLUDED IN THE GOVERNMENT’S REPORTING ENTITY	118

6-	BREAKDOWN OF REVENUE	119

7-	BREAKDOWN OF EXPENDITURE	120

8-	SHORT-TERM INVESTMENTS	121

9-	ACCOUNTS RECEIVABLE	122

10-	INVESTMENT IN GOVERNMENT ENTERPRISES	123

11-	LONG-TERM INVESTMENTS	135

12-	GENERATIONS FUND	137

13-	CASH (BANK OVERDRAFT)	139

14-	ACCOUNTS PAYABLE AND ACCRUED EXPENSES	140

15-	DEFERRED REVENUE	141

16-	OTHER LIABILITIES	142

17-	DEBTS	143

18-	NET INVESTMENT IN THE HEALTH AND SOCIAL SERVICES AND EDUCATION NETWORKS	148

19-	FIXED ASSETS	152

20-	BREAKDOWN OF CONTRACTUAL OBLIGATIONS	153

21-	CONTINGENCIES	157

22-	SUMMARY OF FIDUCIARY TRANSACTIONS CONDUCTED BY A GOVERNMENT DEPARTMENT AND GOVERNMENT AGENCIES AND FUNDS	162

23-	RESERVE	164

24-	SEGMENT DISCLOSURES	165

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

Presentation of the Public Accounts

The 2007-2008 Public Accounts present the financial position of the Gouvernement du Québec and its operations. They include a financial analysis and a glossary to make them easier to understand and thus increase their usefulness and transparency.

The Ministère des Finances is aware that the use of indicators is extremely efficient for observing changes in the state of the Government’s finances. Therefore, seven representative indicators are presented in the section “Analysis of the financial statements.”

Preparing the Public Accounts requires the participation and collaboration of many employees from Government departments, agencies, funds and enterprises as well as its organizations in the health and social services and education networks. We would like to thank all of them for their help in publishing this document.

Prior to the publication of the Public Accounts, the Ministère des Finances regularly informs the public about the state of the Government’s finances and the results of its financial transactions, notably through the Monthly Report on Financial Transactions.

The 2007-2008 Public Accounts present information on the actual results for fiscal 2007-2008. The original forecasts were presented in the 2007-2008 Budget of May 24, 2007, amended by the Ministerial Statement Concerning the Government’s 2007-2008 Budgetary Policy made on June 1, 2007, and revised in the December 11, 2007 Update in Québec’s Economic and Financial Situation. The preliminary results were presented in the 2008-2009 Budget on March 13, 2008.

The Public Accounts for the fiscal year ended March 31, 2008 have been prepared by the Comptroller of Finance for the Minister of Finance in accordance with the accounting policies established by the Conseil du trésor and pursuant to the provisions of section 86 of the Financial Administration Act (R.S.Q., c. A-6.001). They are published in two volumes.

Volume 1 – Consolidated financial statements of the Gouvernement du Québec

Volume 1 presents the consolidated financial statements of the Gouvernement du Québec, as well as a financial analysis that allows a better understanding of the transactions carried out in fiscal 2007-2008.

The consolidated financial statements consist mainly of the following:

¡

A consolidated statement of operations, which presents the annual surplus or deficit arising from operations during the fiscal year. It discloses the Government’s revenue, the cost of services and other current expenses, as well as the change between the current fiscal year and the previous one.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

¡	A consolidated statement of accumulated deficit, which presents the change in accumulated deficits taking into consideration the results for the year and various restatements, where applicable.

¡

A consolidated statement of financial position, which presents the financial resources of the Gouvernement du Québec as well as its obligations. It shows the net debt from which the net value of non-financial assets must be subtracted to determine the accumulated deficit.

¡

A consolidated statement of change in net debt, which presents the combined effect on the net debt of the results for the fiscal year, changes due to non-financial assets, items charged directly to accumulated deficits and various restatements, where applicable.

¡

A consolidated statement of cash flow, which provides information on the Government’s liquid assets derived from its operating activities and used for its investment activities, and shows how the Government financed its activities over this period.

¡

Notes and appendices, which provide additional information on the items that make up the various consolidated statements and which are an integral part of the consolidated financial statements. They also include a summary of the main accounting policies used in preparing the consolidated financial statements and a consolidated statement of operations by reporting sector.

The report of the Auditor General of Québec presents his opinion on the consolidated financial statements.

Volume 2 – Revenue, appropriations, expenditure and investments of the Consolidated Revenue Fund and financial information on the special funds of the Gouvernement du Québec

Volume 2 is divided into three sections. The first two sections report on the operations of entities whose revenue is cashed into the Consolidated Revenue Fund or the Health Services Fund and entities whose operating activities are paid for out of these funds using appropriations allotted by Parliament. Such entities include Government departments, budget-funded agencies, the National Assembly and persons designated by it, and other portfolios. The third section presents summary financial information on the special funds and the sinking funds.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

Glossary

The following terms are used in the section “Analysis of the financial statements” and throughout the financial statements contained in this volume.

Accrual basis of accounting

An accounting method that involves taking into account when revenue is earned and expenditures are incurred in determining an entity’s net results, without considering the moment the transactions were settled through cash receipts or disbursements or in any other manner.

Advance borrowings

Borrowings made by the Consolidated Revenue Fund during a fiscal year that will be used to meet the financial requirements of the next fiscal year.

Budget cycle

The budget cycle is defined by two main principles:

•	planning revenue and expenditure through the publication of the Budget Speech and the tabling of the Expenditure Budget; and

•	monitoring changes in revenues and implementing the expenditure budget.

Consolidated budget balance

The consolidated budget balance represents the difference between consolidated budgetary revenue and expenditure taking into account allocations to the Generations Fund and reserve.

Consolidated Revenue Fund

The Consolidated Revenue Fund consists of funds collected or received from various sources and over which Parliament has a right of allocation. The fund is constituted by the National Assembly, persons designated by the National Assembly, departments, and the budget-funded agencies listed in Schedule 1 of the Financial Administration Act.

Consolidation methods

Line-by-line consolidation method

The accounts of the Consolidated Revenue Fund and the other entities included in the Government reporting entity, other than Government enterprises and organizations of the health and social services and education networks, are harmonized according to the Government’s accounting policies and combined, line by line. Inter-entity transactions and balances are eliminated.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

Glossary (cont’d)

Modified equity method

Investments in Government enterprises and the accounts of organizations in the health and social services and education networks are recorded using this method.

In the case of enterprises, investments are recorded at cost, which is adjusted annually by the Government’s share in the results of these enterprises, with an offsetting entry to revenue, and in the other components of their comprehensive income, with an offsetting entry to accumulated deficits. The cost of investments is reduced by declared dividends. This method requires no harmonization of the accounting policies of enterprises with those of the Government.

In the case of the accounts of organizations of the health and social services and education networks, their net equity representing the total of their financial and non-financial assets less their liabilities, is recorded as a component of the net investment in the health and social services and education networks. The annual surplus or deficit of the organizations is recorded in the expenditures of the mission concerned. This consolidation is done on the basis of the financial statements of the organizations, after adjusting to eliminate the major differences between their accounting policies and those of the Government.

Debt representing accumulated deficits

The debt representing accumulated deficits corresponds to the portion of the net debt relating to the accumulation of deficits over prior fiscal years.

Derivative instruments

Instruments whose value fluctuates depending on an underlying interest, regardless of whether the underlying interest is actually held or issued.

Direct debt

Direct debt corresponds to borrowings contracted on financial markets to meet the financial requirements of the Consolidated Revenue Fund and consolidated organizations, excluding those of the health and social services and education networks and municipal bodies.

Financial assets

Assets that could be allocated to repaying existing debts or to funding future activities and that are not intended to be consumed in the normal course of the Government’s activities.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

Glossary (cont’d)

Financial instruments

Liquid assets, equity securities in an entity, or contracts that are both a source of financial assets for one of the two contracting parties and a source of financial liabilities or equity instruments for the other contracting party.

Generations Fund

The Generations Fund began operations on January 1, 2007 under the Act to reduce the debt and establish the Generations Fund. Under this Act, the Minister of Finance deposits the amounts constituting the fund with the Caisse de dépôt et placement du Québec. The fund is used exclusively to repay the Government’s debt.

Government accounting policies

The Government’s accounting policies define how financial transactions are recorded in its books and adequately reported to the general public. These policies were enacted by a decision of the Conseil du trésor.

Gross debt

Gross debt corresponds to the total of the direct debt, excluding advance borrowings and deferred foreign exchange gains or losses, the debt to fund the health and social services and education networks, the debt to fund the work of municipal bodies, the net pension plans liability and employee future benefits. The balance of the Generations Fund is subtracted from this amount.

Gross domestic product (GDP)

The value of all goods and services produced within the geographical limits of a country or a territory during a given period.

Indicators

Tools of measurement that make it possible to monitor and assess the attainment of an objective, the implementation of a strategy or the accomplishment of a task or an activity.

Missions

The basic activity areas of a government that constitute its raison d’être. In Québec, there are six missions: Health and Social Services, Education and Culture, Support for Individuals and Families, Economy and Environment, Administration and Justice, and Debt Service.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

Glossary (cont’d)

Net debt

Net debt corresponds to the difference between the Government’s financial assets and its liabilities. It consists of accumulated deficits and non-financial assets.

Net financial requirements

Net total cash and cash equivalents required for operating and investment activities.

Non-financial assets

Assets that do not normally generate cash capable of being used to repay existing debts.

Own-source revenue

Total own-source revenue consists of revenue from income and property taxes, consumption taxes, duties and permits, miscellaneous revenue, Government enterprises and the Generations Fund.

Reporting entity

The Government’s reporting entity encompasses the financial transactions of the National Assembly, persons designated by the National Assembly, departments and any organizations, funds and enterprises under the Government’s control. Control is defined as the power to direct the financial and administrative policies of an entity, such that its activities provide the Government with expected benefits or expose it to a risk of loss.

Retirement Plans Sinking Fund (RPSF)

Under the Financial Administration Act, the Minister of Finance may make long-term investments by depositing money from the Consolidated Revenue Fund with the Caisse de dépôt et placement du Québec, up to an amount equal to the sums recorded as the pension plans liability, in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans.

Total debt

The Government’s total debt, a concept used for the purposes of the Act to reduce the debt and establish the Generations Fund and for analyzing the financial statements, consists of the direct debt, excluding advance borrowings and deferred exchange gains or losses, and the net pension plans liability minus the amounts accumulated in the Generations Fund.

The Retirement Plans Sinking Fund, an asset created in order to pay the pension benefits of public and parapublic sector employees, is subtracted from the pension plans liability.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

Glossary (cont’d)

The debt to fund the health and social services and education networks, the debt to fund the work of municipal bodies and the debt resulting from the change in the status of organizations during the December 2007 accounting reform are excluded from the direct debt.

Transfer

Funds transferred by a government to an individual, an organization or another government, on account of which the government that makes the transfer:

i)	does not receive any goods or services in return, contrary to what occurs in purchase/sale transactions;

ii)	does not plan to receive income, as it would with an investment.

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ANALYSIS

OF THE

FINANCIAL STATEMENTS

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ANALYSIS OF FINANCIAL STATEMENTS 2007-2008

1.	Highlights for the fiscal year

Real gross domestic product (GDP) for 2007 grew by 2.4%, while the 2007-2008 Budget forecast an increase of 1.8%.

Actual results show an annual surplus of $1 650 million.

Total revenues were $68 744 million, up $2 912 million from the May 24, 2007 Budget and up 5.2% from fiscal 2006-2007.(1)

Consolidated expenditure amounted to $67 094 million, or $1 715 million more than forecast on May 24, 2007.(1) This represents an increase of 5.9% compared with the previous fiscal year.

Consolidated financial requirements were $707 million, up $269 million from the 2007-2008 Budget.

A substantial portion of the $1 650-million annual surplus was allocated to the Generations Fund and the reserve. The allocation to the reserve was established in the 2008-2009 Budget Speech on the basis of the preliminary results, with the goal of reducing the post-allocation budget balance to zero. After the allocations to the Generations Fund and the reserve, the consolidated budget balance was $484 million.

(1)	Including the ministerial statement of June 1, 2007.
(2)	Including revenue of $453 million of the Generations Fund.
(3)	Including revenue of $449 million of the Generations Fund

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

2.	Overview of the 2007-2008 Budget (1) (2)

In the 2007-2008 Budget, the Government committed itself to maintaining a balanced budget.

Own-source revenue, excluding that from Government enterprises and that of the Generations Fund, was expected to grow by 0.6%. This weak growth, which was less than the rate of economic growth, was attributed essentially to the impact of the tax reductions announced in the 2007-2008 Budget and previous budgets. This forecast also reflected the non-recurrence of additional revenue generated the previous year by the retroactive pay equity adjustments paid to Government employees.

Revenue from Government enterprises was expected to fall by 25.8%. This substantial decline, compared with the results achieved in 2006-2007, was explained mainly by the non-recurrence of windfall profits made by Hydro-Québec the previous year. These additional earnings stemmed from profits realized on the sale of its interest in certain enterprises, foreign exchange gains and a decrease in its financing costs.

The 2007-2008 Budget forecast that the revenue of the Generations Fund would reach $453 million, excluding an additional deposit of $200 million from the reserve. This revenue, which is recorded in the Government's financial statements, is not included, however, in the calculation of the annual surplus for the purposes of the Balanced Budget Act.

Federal government transfer revenue was expected to climb by 19.6% in 2007-2008. This increase resulted mainly from the changes to federal government transfers announced in the March 2007 federal budget, notably the thorough reform of the equalization program.

The 2007-2008 Budget forecast that program spending would grow by 4.1%. This forecast presented a growth rate that was less than that of nominal GDP, estimated at 4.2%.

In addition, the Government continued to include health and education among its main priorities. The Budget Speech of May 24, 2007 announced an increase of nearly $1.4 billion in the health budget and over $644 million in the education budget. For fiscal 2007-2008, the spending forecasts for the Ministère de la Santé et des Services sociaux and the Ministère de l’Éducation, du Loisir et du Sport amounted to $23.8 billion and $13.4 billion respectively.

The cost of debt service was expected to rise 4.0%. This change can be attributed primarily to the depreciation of the Canadian dollar in relation to the various currencies that make up the debt, and to the increase in interest rates.

(1)	Including the ministerial statement of June 1, 2007.
(2)

The changes commented on in this section are based solely on the revenue and expenditure of the Consolidated Revenue Fund. The revenue and expenditure of line-by-line consolidated entities are not included in this data since they are presented on a one-line net basis in the Budget Plan.

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ANALYSIS OF FINANCIAL STATEMENTS
2007-2008

3.	Risks and uncertainties

The Government establishes its annual budget on the basis of economic forecasts. Any changes observed, particularly with regard to growth in the economy, the Consumer Price Index or interest rates, can cause actual results to differ from those forecast. For example, a 1% difference in nominal GDP has an impact of about $480 million on the Government’s own-source revenue.

Federal government transfers, which represented more than 21% of the Government’s total revenue in 2007-2008, are affected by revisions of economic, taxation and population data and by negotiations with the federal government, both of which are carried out on a regular basis. These revisions and negotiations can affect the level of revenue from federal government transfers.

As regards program spending, the level of spending allocated to certain programs is also related to the economic situation: for example, changes in the labour market affect the cost of employment assistance and income security programs. Similarly, in the health sector, the aging of the population raises the risk of cost overruns for medication and public services.

In addition, fluctuations in interest rates and in the value of the Canadian dollar in relation to the other currencies that make up the debt have an impact on debt service.

Lastly, the Government is faced with pending or potential claims and lawsuits, which are discussed in Note 11 of the financial statements.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

4.	Variance analysis

Consolidated summary of operations

FISCAL YEAR ENDED MARCH 31, 2008

			Change compared with Budget			Change compared with previous year
	Budget Speech of May 24, 2007 (1)(2)	Actual results as at March 31, 2008 (1)	Total change		Actual results as at March 31, 2007 (1) (3)	Total change
	(in millions of dollars)
			$	%		$	%
Own-source revenue (4)	46 319	48 537	2 218	4.8	47 091	1 446	3.1
Revenue from Government enterprises	4 625	5 025	400	8.6	5 716	(691)	(12.1)
Revenue of the Generations Fund	453	449	(4)	(0.9)	584	(135)	(23.1)

Own-source revenue	51 397	54 011	2 614	5.1	53 391	620	1.2
Federal government transfers	14 435	14 733	298	2.1	11 970	2 763	23.1

Total revenue	65 832	68 744	2 912	4.4	65 361	3 383	5.2

Expenditure (excluding debt service)
Health and Social Services	24 752	25 416	664	2.7	23 782	1 634	6.9
Education and Culture	14 356	14 445	89	0.6	13 439	1 006	7.5
Other missions (5)	18 263	19 169	906	5.0	18 071	1 098	6.1

	57 371	59 030	1 659	2.9	55 292	3 738	6.8
Debt service	8 008	8 064	56	(0.7)	8 076	(12)	(0.1)

Total expenditure	65 379	67 094	1 715	2.6	63 368	3 726	5.9

ANNUAL SURPLUS	453	1 650	1 197	n/a	1 993	(343)	n/a

(1)

These data include, in addition to the Consolidated Revenue Fund, the revenue and expenditure of specified purpose accounts and the Government’s agencies and special funds and, for the actual results, the annual deficit of the health and social services and education networks.

(2)	Including the ministerial statement of June 1, 2007.
(3)	Certain 2007 figures have been reclassified for consistency with the presentation adopted in 2008.
(4)	These figures exclude revenue from Government enterprises and of the Generations Fund.
(5)	The other missions are: “Economy and Environment”, “Support for Individuals and Families”, and “Administration and Justice”.

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ANALYSIS OF FINANCIAL STATEMENTS
2007-2008

4.	Variance analysis (cont’d)

Consolidated revenue

Comparison of actual results with the Budget

Own-source revenue, excluding revenue from Government enterprises and that of the Generations Fund, was $2 218 million more than forecast in the 2007-2008 Budget. The solid performance of the economy helped to boost revenue from income tax, property tax and consumption taxes. Revenue from duties and permits and miscellaneous revenue also exceeded the figure budgeted for, partly because of the addition of new entities, consolidated line by line, following the December 2007 accounting reform. It should be noted that the Budget did not consider the impact of this reform.

As for the $400-million increase in revenue from Government enterprises, it can be attributed mainly to the increase in Hydro-Québec’s earnings, derived for the most part from the growth in its electricity sales.

In regard to Generations Fund revenue, it reached a level comparable to that forecast in the 2007-2008 Budget.

Lastly, federal government transfer revenue rose by $298 million compared with the budget established. This increase can be explained by two main factors. First, the value of the Québec special abatement was revised downward because of the reduction in federal personal income tax announced on October 30, 2007. It should be noted that the value of the Québec special abatement (16.5% of basic federal personal income tax collected in Québec) reduces by an equivalent amount Québec’s revenues from federal government transfers. Second, transfers to Québec for health, post-secondary education and other social programs were adjusted upward due to the impact of the most recent economic and fiscal data on the value of tax points, which affects the allocation of these transfers among the provinces.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

4.	Variance analysis (cont’d)

Consolidated revenue (cont’d)

Comparison of actual results with the previous fiscal year

The Government’s total revenue for fiscal 2007-2008 exceeded the balance for the previous year by $3 383 million, i.e. $620 million for own-source revenue and $2 763 million for federal government transfers.

The increase of $620 million, or 1.2%, in own-source revenue is due in particular to the following factors:

a $860-million rise in tax receipts, related to sustained economic growth and the robust labour market;

a $409-million increase in revenue from duties and permits and miscellaneous revenue from consolidated agencies and special funds, derived notably from:

–	a non-recurring gain of $132 million realized by the Société immobilière du Québec on the sale of three of its buildings;

–	fees collected by the Green Fund for the elimination of waste material following the coming into effect of a new regulation on October 1, 2007.

a $617-million decline in revenue from Hydro-Québec, owing to the non-recurrence of the surplus achieved in 2006-2007, which was $1 117 million higher than that of 2007-2008 mainly because of the substantial gains realized on the disposal of its interests in certain foreign enterprises. On the other hand, $500 million of these additional earnings were deposited in the Generations Fund.

As for the increase of $2 763 million, or 23.1%, in federal government transfers, it stems mainly from the changes to federal government transfers announced in the March 2007 federal budget, particularly the thorough reform of the equalization program.

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ANALYSIS OF FINANCIAL STATEMENTS 2007-2008

4.	Variance analysis (cont’d)

Consolidated revenue (cont’d)

FISCAL YEAR ENDED MARCH 31, 2008

(in millions of dollars)

(1)	The 2007 data have been restated (Note 3 of the consolidated financial statements). In addition, certain 2007 figures have been reclassified for consistency with the presentation adopted in 2008.
(2)	Including revenue of $449 million of the Generations Fund.
(3)	Including revenue of $584 million of the Generations Fund.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

4. Variance analysis (cont’d)

Consolidated expenditure

Comparison of actual results with the Budget

For 2007-2008, consolidated expenditure excluding debt service was $1 659 million higher than forecast in the 2007-2008 Budget. Program spending was revised upward to take into account, among other things:

the integration of the health and social services and education networks into the Government’s reporting entity following the accounting reform of December 2007. As the May 2007 Budget was tabled before the accounting reform, the deficit of the health and social services and education networks was not taken into consideration. This deficit ultimately amounted to $442 million for the 2007-2008 fiscal year;

a $378-million increase in spending by consolidated agencies. This increase is due notably to the expenditures of a few agencies formerly considered Government enterprises, whose status was changed in the accounting reform and which had therefore not been budgeted for;

a $285-million rise in spending with respect to the allowance for doubtful accounts at Revenu Québec, reflecting the substantial growth in contributions made in recent years;

a $211-million increase in the budget envelope of the Ministère de la Santé et des Services sociaux, stemming in particular from additional costs for medical services;

the $191-million impact of the new actuarial valuations of the pension plans completed in fall 2007.

Overall, debt service was $56 million higher than forecast in the 2007-2008 Budget. This change may be explained as follows. On the one hand, direct debt service was $388 million less than anticipated, mainly because of the appreciation of the Canadian dollar in relation to other currencies. On the other hand, interest on the pension plans was $165 million higher than forecast, mainly as a result of the impact of the new actuarial valuations. In addition, the debt service of consolidated agencies was $279 million more than the figure announced in the Budget, primarily since no forecasts had been made for the expenditures of the new entities consolidated line by line following the change in their status during the accounting reform.

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ANALYSIS OF FINANCIAL STATEMENTS 2007-2008

4.	Variance analysis (cont’d)

Consolidated expenditure (cont’d)

Comparison of actual results with the previous fiscal year

The increase of $3 738 million, or 6.8%, in expenditure excluding debt service can be attributed primarily to the following factors:

a rise of $1 634 million, or 6.9%, in the “Health and Social Services” mission, for the Government’s commitment to continue to maintain health investment as a top priority. This increase results notably from the growth in the cost of labour, medication and medical supplies. It also stems from the increase in the volume of pharmaceutical services delivered, medication given and medical procedures performed.

an increase of $1 006 million, or 7.5%, in the “Education and Culture” mission, another of the Government’s priority sectors, stemming in particular from:

–	the growth in labour costs;

–	the education network’s deficit that is due to the recording of an allowance for the withdrawal of a branch of the Université du Québec from a real estate project.

an increase of $1 098 million, or 6.1%, in “Other missions”, caused notably by:

–	the growth in spending with respect to the allowance for losses on the guaranteed financial initiatives of Investissement Québec, resulting notably from the increase in the provision rates in certain specific cases;

–	the increase in the financial assistance paid by the Société de financement des infrastructures locales du Québec and the Green Fund, which was in its first full year of operation;

–	the increase in spending with regard to the allowance for doubtful accounts at Revenu Québec in order to reflect the substantial growth in contributions made in recent years;

–	the impact on annual spending of increasingly large investments in the road network;

–	family assistance measures, particularly the cost of developing approximately 2 500 new spaces in early childhood education and private day care centres.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

4.	Variance analysis (cont’d)

Consolidated expenditure (cont’d)

Comparison of actual results with the previous fiscal year (cont’d)

Lastly, debt service spending is roughly equal to that of 2006-2007. Overall, considering the additional interest income generated by the higher average balance of the sinking fund, the decline in interest on the pension plans has offset the growth in interest on the long-term debt, which can also be attributed to, among other things, the average outstanding debt, which was higher than in the previous year.

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ANALYSIS OF FINANCIAL STATEMENTS 2007-2008

4.	Variance analysis (cont’d)

Consolidated expenditure (cont’d)

FISCAL YEAR ENDED MARCH 31, 2008

(in millions of dollars)

(1)	The 2007 data have been restated (Note 3 of the consolidated financial statements). In addition, certain 2007 figures have been reclassified for consistency with the presentation adopted in 2008.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

4.	Variance analysis (cont’d)

Consolidated net financial requirements

Compared to the 2007-2008 Budget, consolidated net financial requirements have risen by $269 million. These additional requirements stem from:

•	a decrease in requirements caused by the fact that the annual surplus was $1 197 million higher than forecast;

•	additional requirements of $1 466 million generated by non-budgetary transactions. This change is due in particular to:

–

the use of $1 100 million for making an investment with the Caisse de dépôt et placement du Québec of the amount allocated to the reserve in 2006-2007, net of the deposit made in the Generations Fund from the reserve in 2007-2008;

–

unanticipated requirements of $487 million related to net investments in the networks, after they were included in the Government’s reporting entity during the accounting reform of December 2007. This amount corresponds to the surplus of loans and advances granted during the fiscal year to organizations in the health and social services and education networks over their annual deficit.

Consolidated net financial requirements

FISCAL YEAR ENDED MARCH 31, 2008

	Budget Speech of May 24, 2007		Actual data	compared with Budget
	(in millions of dollars)
Annual surplus	453	(1)	1 650	1 197

Consolidated non-budgetary transactions
Investments, loans and advances	(1 527)		(2 410)	(883)
Annual deficit of the networks	--		442	442
Loans and advances to the networks	--		(929)	(929)
Fixed assets	(1 980)		(1 457)	523
Pension plans	2 129		2 458	329
Other accounts	487	(1)	(461)	(948)

Consolidated non-budgetary transactions	(891)	(1)	(2 357)	(1 466)

CONSOLIDATED NET FINANCIAL REQUIREMENTS	(438)		(707)	(269)

(1)

The May 2007 Budget Plan reported an annual surplus of $653 million and total consolidated non-budgetary transactions of $1 091 million, including a change of $287 million in “Other accounts”. To comply with the presentation of the Public Accounts and as established in the March 2008 Budget Plan, the $200-million contribution to the Generations Fund from the reserve was subtracted from the annual surplus and added to “Other accounts”.

30

ANALYSIS OF FINANCIAL STATEMENTS 2007-2008

4.	Variance analysis (cont’d)

Government’s financial assets and liabilities

AS AT MARCH 31, 2008

(in millions of dollars)

(1)	The 2007 data have been restated (Note 3 of the consolidated financial statements). In addition, certain 2007 figures have been reclassified for consistency with the presentation adopted in 2008.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

4.	Variance analysis (cont’d)

Government’s financial assets and liabilities (cont’d)

Comparison of actual results with the previous fiscal year

The difference between the Government’s financial assets and its liabilities corresponds to the net debt. Financial assets comprise essentially the value of investments in Government enterprises and accounts receivable. As for the Government’s liabilities, they consist mainly of direct debt, the liability regarding the pension plans and other employee future benefits, the debt to finance the networks, and accounts payable and accrued expenses. The breakdown of financial assets is shown in appendices 8 to 13 of the consolidated financial statements and the breakdown of liabilities, in appendices 14 to 17.

As at March 31, 2008, the net debt was $124 318 million, or roughly the same as in the previous fiscal year. Indeed, in fiscal 2007-2008, financial assets and liabilities both increased by approximately the same amount, i.e. nearly $1 200 million.

Financial assets

As at March 31, 2007, the Government posted a surplus and had obtained pre-financing. Therefore, it had considerable liquid assets, primarily in its short-term investments. Since advance borrowings were less substantial as at March 31, 2008, these short-term investments decreased by $2 977 million. In addition, an amount of $1 100 million from the 2006-2007 surplus allocated to the reserve were invested with the Caisse de dépôt et placement du Québec, which largely explains the $1 429-million increase in long-term investments.

The value of investments in Government enterprises and accounts receivable rose by $1 192 million and $1 028 million respectively. These increases are linked in particular to Hydro-Québec. On the one hand, the portion of its earnings that were not declared as dividends, i.e. $831 million, raised the value of investments in Government enterprises. On the other hand, $723 million of the declared dividends had not been cashed as at March 31 and were included in accounts receivable.

Liabilities

The growth in the Government’s liabilities in fiscal 2007-2008 is explained notably by the $1 344-million increase in its accounts payable and accrued expenses. This increase is due, among other things, to transfer expenditures that are to be disbursed and income tax and other taxes that are to be refunded.

32

ANALYSIS OF FINANCIAL STATEMENTS 2007-2008

4. Variance analysis (cont’d)

Government’s financial assets and liabilities (cont’d)

Comparison of actual results with the previous fiscal year (cont’d)

Total debts increased by $3 251 million and the liability regarding the pension plans and other employee future benefits decreased by $2 437 million. These changes partly offset one another and can be attributed notably to new borrowing proceeds to invest $3 000 million in the Retirement Plans Sinking Fund, an asset established to pay the pension benefits of public and parapublic sector employees.

The table on the following page shows the change in the Government's debt compared with the forecast in the 2007-2008 Budget and the change compared with the previous fiscal year.

33

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

4.	Variance analysis (cont’d)

Change in the Government’s debt

FISCAL YEAR ENDED MARCH 31, 2008

	Budget Speech of May 24, 2007	Actual results as at March 31, 2008		Change compared with Budget	Actual results as at March 31, 2007 (1)		Change compared with previous year
	(in millions of dollars)
Direct debt	n/a	102 229		n/a	100 319		1 910
Advance borrowings	n/a	(2 413)		n/a	(6 069)		3 656
Deferred foreign exchange losses (gains)	n/a	(1 146)		n/a	(1 885)		739
Debt resulting from the change in the status of agencies	n/a	(1 948)		n/a	(2 025)		77

Direct debt excluding advance borrowings and deferred exchange losses (gains)	96 589	96 722		133	90 340		6 382

Pension plans liability	61 740	62 190	(2)	450	59 721	(2)	2 469
Retirement Plans Sinking Fund	(31 879)	(31 764)		115	(26 877)		(4 887)

Net pension plans liability	29 861	30 426		565	32 844		(2 418)
Generations Fund	(1 231)	(1 233)		(2)	(584)		(649)

TOTAL DEBT (3)	125 219	125 915		696	122 600		3 315

Debt to finance the health and social services and education networks	n/a	17 003	(4)	n/a	15 550	(4)	1 453
Debt to finance the work of municipal bodies	n/a	2 416		n/a	2 522		(106)
Debt resulting from the change in the status of agencies	n/a	1 948		n/a	2 025		(77)
Employee future benefits	n/a	733		n/a	752		(19)

GROSS DEBT	n/a	148 015		n/a	143 449		4 566

(1)	The 2007 data have been restated (Note 3 of the consolidated financial statements). In addition, certain 2007 figures have been reclassified for consistency with the presentation adopted in 2008.
(2)	Net of other pension plan assets totalling $416 million ($91 million as at March 31, 2007).
(3)	For the purposes of the Act to reduce the debt and establish the Generations Fund.
(4)	Excluding $25 million for a fiduciary and a non-profit organization ($31 million in 2007).

34

ANALYSIS OF FINANCIAL STATEMENTS
2007-2008

4.	Variance analysis (cont’d)

Change in the Government’s debt (cont’d)

As at March 31, 2008, the gross debt totalled $148 015 million, up $4 566 million from March 31, 2007. This increase can be attributed notably to:

•	the increase of $889 million in investments in Government enterprises, primarily on account of the portion of Hydro-Québec earnings not paid out as dividends;

•	net investments of $487 million in the health and social services and education networks;

•	total investments of $2 747 million in fixed assets which, after deducting the depreciation expenditure of $1 290 million, raised their net value by $1 457 million;

•

net acquisitions of long-term investments totalling $1 521 million, including the $1 100-million investment with the Caisse de dépôt et placement du Québec under the Act to establish a budgetary surplus reserve fund.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

5.	Allocation of the annual surplus

Consolidated budget balance

The Gouvernement du Québec adopted legislation to maintain a strict budget balance yet allowing some flexibility in order to deal with important events that might affect financial balances.

For this purpose, a substantial portion of the $1 650-million annual surplus for 2007-2008 was allocated to the Generations Fund and the reserve. The allocation to the reserve was established in the 2008-2009 Budget Speech of March 13, 2008 on the basis of the preliminary results, with the goal of reducing the post-allocation budget balance to zero.

The consolidated budget balance after the amount allocated to the Generations Fund and the reserve was $484 million as at March 31, 2008.

Consolidated budget balance

FISCAL YEAR ENDED MARCH 31, 2008

	2008			2007
	Budget	Actual data		Actual data
	(in millions of dollars)
Annual surplus	453	1 650		1 993
Deposit of dedicated revenues in the Generations Fund	(453)	(449)		(584)
Deposit in the Generations Fund from the reserve	(200)	(200)		--
Use of the reserve	200	200		--
Allocation to the reserve	--	(717)	(1)	(1 300)

Consolidated budget balance after amounts allocated to the Generations Fund and the reserve	--	484		109

(1)	Amount announced in the 2008-2009 Budget.

36

ANALYSIS OF FINANCIAL STATEMENTS
2007-2008

5.	Allocation of the annual surplus (cont’d)

Generations Fund

In the May 24, 2007 Budget, the Government estimated that the revenue of the Generations Fund would be $453 million in 2007-2008, excluding a deposit of $200 million from the reserve. Ultimately, the fund’s revenue amounted to $449 million, a figure similar to the forecast. As at March 31, 2008, the amounts accumulated in the fund reached $1 233 million.

Revenue

FISCAL YEAR ENDED MARCH 31, 2008

	2008		2007
	Budget	Actual results	Actual results
	(in millions of dollars)
Own-source revenue
Water-power royalties	374	413	76
Unclaimed property	20	--	5
Investment income
Revenue from participation deposits	59	36	2
Interest on demand deposits	--	--	1

Total own-source revenue	453	449	84

Revenue allocated by the Government
Revenue from the sale of Hydro- Québec’s interest in Transelec Chile	--	--	500

Revenue	453	449	584

Change in fund balance

FISCAL YEAR ENDED MARCH 31, 2008

	2008	2007
	(in millions of dollars)
Opening balance	584	--
Plus
Payment from the reserve of the Consolidated Revenue Fund	200	--
Revenue	449	584

Closing balance	1 233	584

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

5.	Allocation of the annual surplus (cont’d)

Reserve

Under the Act to establish a budgetary surplus reserve fund (R.S.Q., c. R-25.1), the Government set up a reserve to finance fixed assets projects and other projects to be completed within a fixed period of time. However, when the Government believes that it is in the public interest to do so, it can use the reserve for projects other than those for which it was created. Further, the Government may allocate all or part of the reserve to maintaining a balanced budget.

In the Budget Speech, the Minister of Finance determines what portion of the surplus for the fiscal year exceeding the budgetary objective should be allocated to the reserve and what amounts should be allocated to the various accounts.

In the 2008-2009 Budget Speech, on the basis of the preliminary results and with the goal of reducing the post-allocation budget balance to zero, the Minister announced that a $717-million surplus of revenue over expenditure for fiscal 2007-2008 was allocated to the reserve. Moreover, in 2007-2008, the Government made an additional deposit of $200 million in the Generations Fund from the sums allocated to the reserve in 2006-2007. The reserve thus totalled $1 817 million as at March 31, 2008 and is slated to be used to maintain a balanced budget in 2008-2009 and 2009-2010.

Reserve

AS AT MARCH 31, 2008

	2008				2007
	Additional deposit in the Generations Fund	Mainte- nance of a balanced budget	Total		Total
	(in millions of dollars)
Opening balance	200	1 100	1 300		--
Allocation to the reserve	--	717	717	(1)	1 300
Use of the reserve	(200)	--	(200)		--

Closing balance	--	1 817	1 817		1 300

(1)	Amount announced in the 2008-2009 Budget.

38

ANALYSIS OF FINANCIAL STATEMENTS
2007-2008

6.	Results of the indicator analysis

The financial indicator analysis shows that the state of the Government’s finances has improved since 1997-1998. Indeed, the indicators reveal that the Government’s ability to meet its commitments is greater than before. Moreover, the financial risk management policy has made the Government less vulnerable to foreign exchange rate fluctuations on financial markets.

Indicator 1: Debt representing accumulated deficits to gross domestic product (GDP)

The indicator of the debt representing accumulated deficits of the Government to GDP illustrates the degree of indebtedness in relation to the portion of the net debt relating to the accumulation of deficits over prior fiscal years of the Government.

Since 1998, the indicator of the debt representing accumulated deficits to GDP has consistently improved, from 43.8% as at March 31, 1998 to 33.7% as at March 31, 2006. After the accounting reform, it stood at 31.6% as at March 31, 2008. This reduction in the weight of the debt in the economy stems from the fact that a balanced budget was maintained in a context of sustained economic growth over that period.

DEBT REPRESENTING ACCUMULATED DEFICITS (1) (2)

(as a % of GDP)

(1)	Before the allocation of the amounts to the reserve.
(2)	Since 2006-2007, after taking into account the revenue of the Generations Fund.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

6.	Results of the indicator analysis (cont’d)

Indicator 2: Change in consolidated budget balance

The consolidated budget balance represents the difference between consolidated budgetary revenue and expenditure. The change in the consolidated budget balance shows the extent to which the Government is able to meet its annual financial obligations from its revenue (own-source revenue and federal transfers). It also shows the extent to which the Government can meet its balanced budget forecasts.

In keeping with the commitment it made by adopting the Act respecting the elimination of the deficit and a balanced budget (R.S.Q. c. E-4.01), now called the Balanced Budget Act (R.S.Q., c. E-12.00001), the Government aims to achieve a balanced budget. Indeed, the deficits posted from 2001-2002 to 2004-2005 offset the budgetary surplus achieved in 2000-2001. It should be noted that Section 9 of the Act stipulates that “if the Government achieves a surplus in a fiscal year, it may incur overruns in subsequent fiscal years up to the amount of that surplus.” For 2007-2008, the Government posted a budgetary surplus of $1 650 million.

CONSOLIDATED BUDGET BALANCE

(in millions of dollars)

(1)	An amount of $950 million was posted to the reserve in 2000-2001 and was used in full in 2001-2002.
(2)	An amount of $1 300 million was posted to the reserve and $584 million was allocated to the Generations Fund in 2006-2007.
(3)

An amount of $717 million was posted to the reserve on the basis of the preliminary results presented in the 2008-2009 Budget Speech and with the goal of reducing the post-allocation budget balance to zero. In addition, $449 million was allocated to the Generations Fund.

40

ANALYSIS OF FINANCIAL STATEMENTS
2007-2008

6.	Results of the indicator analysis (cont’d)

Indicator 3: Debt service to total revenue

The debt service to total revenue indicator measures the Government’s ability to cover the cost of its borrowings from its revenue as a whole. It also shows the extent to which the borrowings contracted limit the Government’s ability to meet its commitments.

From 1997-1998 to 2005-2006, the debt service to total revenue indicator declined considerably, from 17.7% to 12.6%. This indicator continued to fall after the accounting reform, to 11.7% in 2007-2008.

(1)	Does not include the debt service of organizations in the health and social services and education networks. Instead, transfers to cover these costs are included in program spending.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

6.	Results of the indicator analysis (cont’d)

Indicator 4: Own-source revenue to GDP

The own-source revenue to GDP indicator measures the proportion of collective wealth that the Government collects in the form of income tax and other taxes and of other revenue derived from its enterprises in particular. The Government’s own-source revenue includes all revenue apart from transfers received from the Government of Canada.

It can be noted that this ratio dropped steadily from 1998-1999 to 2001-2002, from 19.2% of GDP to 17.5% respectively. Excluding the year 2006-2007, the indicator remained stable from 2001-2002 to 2007-2008. The increase in the ratio to 18.9% in 2006-2007 is due in large part to Hydro-Québec’s additional earnings, resulting from the sale of its interest in certain enterprises.

OWN-SOURCE REVENUE

(as a % of GDP)

42

ANALYSIS OF FINANCIAL STATEMENTS
2007-2008

6.	Results of the indicator analysis (cont’d)

Indicator 5: Program spending to GDP

The program spending to GDP indicator reveals the relative importance of the cost of public services in the economy.

Program spending as a percentage of GDP fell from 18.9% in 1998-1999 to 18.4% in 2007-2008. This means that the size of the Government has decreased in relation to collective wealth as a whole.

PROGRAM SPENDING

(as a % of GDP)

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

6.	Results of the indicator analysis (cont’d)

Indicator 6: Transfers received from the federal government to total revenue

Transfers received from the federal government comprise equalization payments, payments from transfers for health care and for post-secondary education and other social programs, and amounts transferred by the federal government under various cost-sharing agreements. This indicator measures the portion of the Québec government’s revenue that is received from the federal government.

In 1999-2000, the proportion of federal transfers in total revenue was 13.9%, an historic low compared with the proportion of nearly 29% observed in 1983-1984. In 2000-2001 and 2001-2002, the proportion grew substantially, to 18.9%. In 2007-2008, the proportion of federal transfers in total revenue rose to 21.4% owing notably to a thorough reform of the equalization program.

FEDERAL TRANSFERS

(as a % of total revenue)

44

ANALYSIS OF FINANCIAL STATEMENTS
2007-2008

6.	Results of the indicator analysis (cont’d)

Indicator 7: Debt in foreign currency as at March 31

The debt in foreign currency indicator as a percentage of debt aims to highlight the Government’s vulnerability to fluctuations in the Canadian dollar.

Since 1998, the proportion of the debt denominated in foreign currencies has fallen sharply, from 21.7% as at March 31, 1998 to 8.0% as at March 31, 2006. After the accounting reform, it stood at 7.2% as at March 31, 2008. This decrease makes the Government less vulnerable to fluctuations in the Canadian dollar in relation to other currencies.

DEBT IN FOREIGN CURRENCY AS AT MARCH 31 (1) (2)

(as a % of debt)

(1)	Including advance borrowings and excluding the balance of deferred foreign exchange losses (gains) and after taking into account financial instruments used by the Government in managing its debt.
(2)	Before the reform, the debt in foreign currency is shown compared to the total debt, whereas after the reform, it is shown compared to the gross debt.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX

Financial statistics

FISCAL YEAR ENDED MARCH 31, 2008

(in millions of dollars)

This table presents the trends observed over the past eleven years for several financial statement items. In addition, explanatory notes identify the changes made to previous financial statements.

Fiscal year	Revenue *	Expenditure *	(Deficit) or surplus		Total debt	Net debt(1)		Non- financial assets	Accumulated deficit
2007-2008	68 744	67 094	1 650	(15)	125 915	(124 318	)(12)	30 147	(94 171)
2006-2007	65 361	63 368	1 993	(14)	122 600	(124 297	)(11)	28 173	(96 124)
Before the reform of government accounting **
2005-2006	60 018	59 981	37		118 302	(104 683	)(10)	12 984	(91 699)
2004-2005	56 885	57 549	(664)		116 596	(99 042	)(9)	11 818	(87 224)
2003-2004	54 530	54 888	(358)		114 725	(97 025	)(8)	10 735	(86 290)
2002-2003	52 225	52 953	(728)		111 342	(95 601	)(7)	9 716	(85 885)
2001-2002	50 011	50 939	(928	)(13)	107 175	(92 772	)(6)	8 234	(84 538)
2000-2001	50 628	49 251	1 377	(13)	104 848	(88 208	)(5)	7 166	(81 042)
1999-2000	46 828	46 821	7		102 120	(89 162	)(4)	6 693	(82 469)
1998-1999	46 034	45 908	126		101 113	(88 810	)(3)	6 233	(82 577)
1997-1998	41 548	43 705	(2 157)		98 385	(88 597	)(2)	6 016	(82 581)

*	Certain figures were reclassified for consistency with the presentation adopted in 2007-2008.
**	Caution must be applied in comparing the data for 2006-2007 and thereafter with those of prior years because of the impact of the December 2007 accounting reform.

($M: millions of dollars)

(1)	Net debt represents total liabilities minus financial assets, presented in the consolidated statement of financial position.

(2)

The net debt of ($64 833 M) as at April 1, 1997 was increased by ($21 607 M), including ($13 173 M) for the recording of unrecorded pension plan obligations, ($6 889 M) for the consolidation of Government enterprises, agencies and special funds, ($731 M) for the change to the method used to record borrowings, ($461 M) for the recording of public sector restructuring measures and ($353 M) for the recording of fixed assets.

(3)	The net debt was increased by ($339 M), including ($217 M) for fixed assets, ($25 M) for accounts payable and accrued expenses and ($97 M) for other accounts.

(4)	The net debt was increased by ($359 M) for fixed assets.

(5)	The net debt was increased by ($423 M), including ($473 M) for fixed assets, ($12 M) for sick leave and vacations and $62 M for investments in Government enterprises.

(6)

The net debt was increased by ($1 386 M), including ($1 068 M) for fixed assets, $88 M for the Government’s share of enterprises’ foreign exchange gains or losses, ($215 M) for the correction of the error made by the Canada Customs and Revenue Agency, ($65 M) for the change in the accounting policy for certain recoveries and ($126 M) for the recording of employer contributions in respect of obligations relating to sick leave and vacations, for the change in the status of a Government enterprise and for costs related to the improvement of premises. In addition, accounting changes made by Government enterprises increased the net debt by ($2 250 M), including ($1 338 M) for foreign currency translation and ($912 M) for the introduction of a provision for deviations in the real rate of return.

(7)

The net debt was increased by ($1 714 M), including ($1 482 M) for fixed assets, ($122 M) for the Government’s share of enterprises’ foreign exchange gains or losses and ($110 M) for a change in the application of the accounting policy for debts and an adjustment to the accounts receivable of a consolidated agency. In addition, accounting changes made by Government enterprises increased the net debt by ($387 M), including ($363 M) relating to the capping mechanism used in calculating deferred foreign exchange gains and losses on the basis of the real rate of return assumption.

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ANALYSIS OF FINANCIAL STATEMENTS
2007-2008

APPENDIX

Financial statistics (cont’d)

(8)

The net debt was increased by ($1 059 M), including ($1 019 M) for fixed assets and ($40 M) for the Government’s share of enterprises’ foreign exchange gains or losses. In addition, an adjustment to the allowance for sick leave and vacations made by a Government enterprise increased the net debt by ($7 M).

(9)

The net debt was increased by ($1 353 M), including ($1 083 M) for fixed assets, ($126 M) following a reassessment of subsidies for school boards, ($147 M) for a correction to the allowance for doubtful accounts and $3 M for the Government’s share of enterprises’ foreign exchange gains or losses.

(10)

The net debt was increased by ($5 653 M), including ($1 166 M) for fixed assets, ($3 384 M) for the change in the accounting policy for revenue from federal government transfers, ($270 M) for a change in the application of the accounting policy for the allowance for losses on guaranteed financial initiatives, ($264 M) following the new actuarial valuations of the pension plans, ($552 M) for the change in the recording of revenue from registration fees, ($41 M) for the harmonization of the accounting policies of consolidated organizations and $24 M for the Government’s share of the translation adjustments of Government enterprises. Restatements by Government enterprises raised the net debt by ($25 M).

(11)

The net debt was increased by ($22 417 M), including ($1 177 M) for fixed assets, ($10 M) for inventories and prepaid expenses, ($1 002 M) in net investment in the health and social services and education networks, $11 M for the Government’s share of enterprises’ comprehensive income, ($813 M) for the change to the accounting policy for contaminated land remediation obligations recorded as environmental liabilities, (1 783 M$) for the change in status of Immobilière SHQ from a Government enterprise to a line-by-line consolidated organization and ($17 643 M) for restatements resulting from the accounting reform. These restatements had the following impacts: ($6 426 M) on accumulated deficits, ($2 184 M) in fixed assets, ($152 M) in inventories and prepaid expenses and ($8 881 M) in net investment in the health and social services and education networks. In addition, the accounting changes made by Government enterprises reduced the net debt by $810 M, including $802 M related to the recording of financial instruments.

(12)

The net debt was increased by ($1 671 M), including ($1 457 M) for fixed assets, ($30 M) for inventories and prepaid expenses, ($487 M) in net investment in the health and social services and education networks and $303 M for the Government’s share of enterprises’ comprehensive income.

(13)	Does not take the reserve of ($950 M) into account.

(14)	$1 300 M was posted to the reserve and $584 M was allocated to the Generations Fund.

(15)

An amount of $717 M was posted to the reserve on the basis of the preliminary results presented in the 2008-2009 Budget Speech and with the goal of reducing the post-allocation budget balance to zero. In addition, $449 M was allocated to the Generations Fund.

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CONSOLIDATED FINANCIAL

STATEMENTS

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CONSOLIDATED FINANCIAL STATEMENTS
2007-2008

Statement of responsibility

The Government is responsible for the integrity and objectivity of the consolidated financial statements prepared by the Comptroller of Finance for the Minister of Finance under the Financial Administration Act (R.S.Q., c. A-6.001, s. 86). The statements were drawn up in accordance with the accounting policies disclosed in Note 1. The analysis of the financial statements contained in Volume 1 was also prepared by the Québec government.

To fulfil its accounting and financial reporting responsibilities, the Government maintains systems of financial management and internal control designed to provide reasonable assurance that transactions are duly authorized by Parliament and properly executed and recorded.

The Comptroller of Finance takes care of Government accounting and obtains all the information needed to meet its accounting requirements from Government departments, agencies, enterprises and funds.

The Government submits its consolidated financial statements for audit assurance to the Auditor General who, in his report to the National Assembly, states the nature and scope of his audit as well as his opinion.

The financial statements are part of the Public Accounts tabled annually in the National Assembly by the Minister of Finance.

On behalf of the Gouvernement du Québec,

Jean Houde	Carole Boisvert, CA
Deputy Minister of Finance	Comptroller of Finance

Québec, October 14, 2008

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CONSOLIDATED FINANCIAL STATEMENTS
2007-2008

Auditor General's report

To the National Assembly,

I have audited the consolidated statement of the financial position of the Government of Québec as at March 31, 2008 as well as the consolidated statements of operations, accumulated deficit, change in net debt and cash flow of the fiscal year ended on that date. The Minister of Finance is responsible for the preparation of these financial statements. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the government, as well as evaluating the overall financial statement presentation.

In my opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2008 as well as the results of its activities, the changes in its accumulated deficits, its net debt and its cash flow for the fiscal year then ended in accordance with Canadian generally accepted accounting principles.

In other respects, as required by the Auditor General Act, I express the opinion that these consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2008 and the results of its activities, the changes in its accumulated deficits, its net debt and its cash flow for the fiscal year then ended in accordance with the accounting policies of the Government of Québec set out in note 1 of the consolidated financial statements. Moreover, in accordance with that Act, I report that, in my opinion, these accounting policies have been applied on a basis consistent with that of the preceding fiscal year.

Renaud Lachance, CA
Auditor General of Québec

Québec, October 14, 2008

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CONSOLIDATED FINANCIAL STATEMENTS
2007-2008

Consolidated statement of operations

FISCAL YEAR ENDED MARCH 31, 2008

(in millions of dollars)

		2008		2007
Appendix		Budget (1) (2)	Actual results	Actual results
restated (Note 3)
6	REVENUE
	Income and property taxes (Note 4)	28 780	29 425	28 860
	Consumption taxes	12 928	13 146	12 851
	Duties and permits (Note 5)	1 245	1 652	1 617
	Miscellaneous	3 366	4 314	3 763
10	Revenue from Government enterprises	4 625	5 025	5 716
12	Revenue of the Generations Fund	453	449	584

	Own-source revenue	51 397	54 011	53 391
	Federal government transfers	14 435	14 733	11 970

	Total revenue	65 832	68 744	65 361

7	EXPENDITURE
	Health and Social Services	24 752	25 416	23 782
	Education and Culture	14 356	14 445	13 439
	Economy and Environment	7 784	8 138	7 379
	Support for Individuals and Families	5 453	5 439	5 271
	Administration and Justice	5 026	5 592	5 421

	Sub-total	57 371	59 030	55 292
	Debt service	8 008	8 064	8 076

	Total expenditure	65 379	67 094	63 368

	ANNUAL SURPLUS	453	1 650	1 993

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)	Based on the revenue and expenditure forecasts presented in the 2007-2008 Budget of May 24, 2007, which did not take into account the accounting reform of December 2007.
(2)	Including the ministerial statement of June 1, 2007.

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Consolidated statement of accumulated deficit

FISCAL YEAR ENDED MARCH 31, 2008

(in millions of dollars)

		2008	2007
Appendix			restated (Note 3)
	PREVIOUSLY ESTABLISHED ACCUMULATED DEFICIT, BEGINNING OF YEAR	(95 759)	(97 763)

	Accounting changes (Note 3)	(345)	(345)

10	Share of restatements made by Government enterprises	(20)	(20)

	Restated balance	(96 124)	(98 128)
	Share of other comprehensive income items of the Government enterprises	303	11

	Annual surplus	1 650	1 993

	ACCUMULATED DEFICIT, END OF YEAR	(94 171)	(96 124)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

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CONSOLIDATED FINANCIAL STATEMENTS
2007-2008

Consolidated statement of financial position

AS AT MARCH 31, 2008

(in millions of dollars)

Appendix		2008		2007
restated (Note 3)
FINANCIAL ASSETS

13	Cash		20		--
8	Short-term investments		3 159		6 136
9	Accounts receivable		14 389		13 361
	Inventories intended for sale		9		6
10	Investment in Government enterprises		24 608		23 416
11	Long-term investments		5 384		3 955
12	Generations Fund		1 233		584
	Deferred expenses related to debts		214		398

	TOTAL FINANCIAL ASSETS LIABILITIES		49 016		47 856

13	Bank overdraft		--		184
14	Accounts payable and accrued expenses		14 254		12 910
15	Deferred revenue		2 821		2 931
16	Other liabilities		1 524		1 570
	Federal government transfers to be repaid (Note 6)		1 903		2 540
	Pension plans and other employee future benefits (Note 7)		31 159		33 596
17	Debt before deferred foreign exchange gain (loss) (Notes 8 and 9)	101 083		98 434
	Deferred foreign exchange gain (loss)	1 146	102 229	1 885	100 319

17	Debt to finance the health and social services and education networks (Notes 8 and 9)		17 028		15 581
17	Debt to finance the work of municipal bodies (Notes 8 and 9)		2 416		2 522

	TOTAL LIABILITIES		173 334		172 153

	NET DEBT		(124 318)		(124 297)
NON-FINANCIAL ASSETS
18	Net investment in the health and social services and education networks		10 472		9 985
19	Fixed assets		19 483		18 026
	Inventories		125		97
	Prepaid expenses		67		65

	TOTAL NON-FINANCIAL ASSETS		30 147		28 173

	ACCUMULATED DEFICIT		(94 171)		(96 124)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

20	Contractual obligations (Note 10)
21	Contingencies (Note 11)

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Consolidated statement of change in net debt

FISCAL YEAR ENDED MARCH 31, 2008

(in millions of dollars)

		2008		2007
Appendix		Budget (1)	Actual results	Actual results
				restated (Note 3)
	PREVIOUSLY ESTABLISHED NET DEBT, BEGINNING OF YEAR	(106 048)	(122 191)	(121 964)

	Accounting changes (Note 3)
	Accumulated deficit	--	(345)	(345)
	Fixed assets	--	(1 639)	(1 681)
	Net investment in the health and social services and education networks	--	(102)	(102)

10	Share of restatements made by Government enterprises	--	(20)	(20)

	Restated balance	(106 048)	(124 297)	(124 112)

	Share of other comprehensive income items of Government enterprises	--	303	11
	Annual surplus	453	1 650	1 993
	Change due to inventories and prepaid expenses	--	(30)	(10)
	Change in the net investment in the health and social services and education networks	--	(487)	(1 002)
	Change due to fixed assets
19	Acquisition	(3 146)	(2 937)	(2 446)
19	Depreciation	1 166	1 290	1 199
	Disposal and reductions in value	--	190	70

	Total change due to fixed assets	(1 980)	(1 457)	(1 177)
	Net decrease (increase) in net debt	(1 527)	(21)	(185)

	NET DEBT, END OF YEAR	(107 575)	(124 318)	(124 297)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)	Based on the revenue and expenditure forecasts presented in the 2007-2008 Budget of May 24, 2007, which did not take into account the accounting reform of December 2007.

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CONSOLIDATED FINANCIAL STATEMENTS
2007-2008

Consolidated statement of cash flow

FISCAL YEAR ENDED MARCH 31, 2008

(in millions of dollars)

	2008		2007
				restated (Note 3)
OPERATING ACTIVITIES
Annual surplus		1 650		1 993
Items not affecting liquid assets
Doubtful accounts	679		567
Allowances related to investments and loan guarantees	296		29
Inventories and prepaid expenses	(30)		(10)
Depreciation and reductions in value of fixed assets	1 290		1 198
Amortization of deferred expenses related to debts	92		58
Amortization of deferred foreign exchange (gain) loss	(272)		(134)
Amortization of discounts and premiums	211	2 266	208	1 916

		3 916		3 909
Change in financial assets and liabilities related to operations		(1 437)		(3 694)

		2 479		215

Activities related to pension plans and other employee future benefits
Costs (Note 7)	2 049		1 936
Interest (Note 7)	4 398	6 447	4 157	6 093

Benefits	(4 047)		(3 607)
Employee and independent employer contributions	58	(3 989)	73	(3 534)

		2 458		2 559

Liquid assets provided by operating activities		4 937		2 774

INVESTMENT ACTIVITIES
Change in investment in Government enterprises
Investments made	(82)		(45)
Investments realized and other	--		(122)
Share of the results of enterprises entered as revenue less declared dividends	(807)	(889)	(1 774)	(1 941)

Change in net investment in the health and social services and education networks
Annual deficit of the networks	442		219
Loans and advances to the networks	(929)	(487)	(1 221)	(1 002)

Change in long-term investments
Investments made	(2 190)		(719)
Investments realized	669	(1 521)	503	(216)

Fixed assets
Acquisition	(2 937)		(2 445)
Disposal	190	(2 747)	70	(2 375)

Liquid assets used for investment activities		(5 644)		(5 534)

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Consolidated statement of cash flow (cont'd)

FISCAL YEAR ENDED MARCH 31, 2008

(in millions of dollars)

	2008		2007
restated (Note 3)
FINANCING ACTIVITIES
Change in debts
Borrowings made	9 995		17 262
Borrowings repaid	(6 709)	3 286	(6 186)	11 076

Activities related to pension plans and other employee future benefits
Change in the Retirement Plans Sinking Fund and Survivor Pension Plan Fund
Payments and benefits	(2 983)		(2 984)
Reinvestment of funds' investment income	(1 912)	(4 895)	(1 464)	(4 448)

Activities related to the Generations Fund
Change in the Generations Fund		(649)		(584)

Liquid assets provided by (used for) financing activities		(2 258)		6 044

Increase (decrease) in liquid assets during the year		(2 965)		3 284
LIQUID ASSETS, BEGINNING OF YEAR		6 496		3 212

LIQUID ASSETS, END OF YEAR (1)		3 531		6 496

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)	Liquid assets include cash in bank (Appendix 13) and short-term investments (Appendix 8).

Consolidated statement of financial requirements and financing transactions

	2008	2007
Liquid assets provided by operating activities	4 937	2 774
Liquid assets used for investment activities	(5 644)	(5 534)

NET FINANCIAL REQUIREMENTS	(707)	(2 760)

Liquid assets (used for) provided by financing activities	(2 258)	6 044
Change in liquid assets during the year	2 965	(3 284)

FINANCING TRANSACTIONS	707	2 760

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CONSOLIDATED FINANCIAL STATEMENTS
2007-2008

Notes to financial statements

1.	Significant accounting policies

The Gouvernement du Québec accounts for its financial transactions in accordance with the accounting policies disclosed below. When necessary, the information included in the consolidated financial statements is based on best estimates and judgments.

Reporting entity

The Government’s reporting entity encompasses the financial transactions of the National Assembly, persons designated by the National Assembly, departments as well as the agencies, funds and enterprises under the control of the Government. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss. The entities of the Government’s reporting entity are listed in appendices 1 to 4 of the consolidated financial statements

Fiduciary transactions carried out by the entities mentioned in Appendix 5 are not included in the Government’s reporting entity.

Consolidation method

The accounts of the Consolidated Revenue Fund and the other entities included in the Government’s reporting entity, with the exception of Government enterprises and organizations of the health and social services and education networks, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government’s accounting policies and combined line by line. Inter-organization transactions and balances have been eliminated.

Investment in Government enterprises is accounted for using the modified equity method. According to this method, investments are recorded at cost, which is adjusted annually by the Government’s share in the results of these enterprises with an offsetting entry to revenue, and in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-organization gains and losses relating to transactions on assets that remain within the Government reporting entity. This method requires no harmonization of enterprises’ accounting policies with those of the Government. A Government enterprise has all of the following characteristics:

a)	it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court;

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1.	Significant accounting policies (cont’d)

b)	it is vested with the financial and administrative power to carry out commercial activities;

c)	its main activity is the sale of goods or the delivery of services to individuals or to organizations not included in the Government’s reporting entity;

d)	it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources not included in the Government’s reporting entity.

The accounts of organizations of the health and social services and education networks are accounted for using the modified equity method. This consolidation is carried out on the basis of the financial statements of the organizations, after adjustments to eliminate material differences between their accounting policies and those of the Government, in particular concerning fixed assets. According to this method, the net equity of these organizations, representing the total of their financial and non-financial assets reduced by their liabilities, is recognized as a component of the net investment in the health and social services and education networks. The annual surplus or deficit of organizations is recognized in the expenditures of the mission concerned. Where the fiscal year-end of an organization differs from that of the Government, its financial results are adjusted only if the financial transactions carried out during the interval materially affect the Government’s financial position or results.

Revenue

Revenue is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the revenue occurred. Revenue not collected at the end of the fiscal year and refunds not yet issued are recorded on the basis of estimates established according to transactions that will take place in the three months following the end of the fiscal year. Revenue that would be too difficult to measure prior to reception is recorded at the time the funds are received. Sums received or receivable in regard to revenue that will be earned in a subsequent year are deferred and presented as deferred revenue.

More specifically:

–	Revenue from income and property tax is recognized when the taxpayer earned the income subject to tax.

–	Revenue from consumption taxes is recognized at the time of the sale of the products or the delivery of the services, after deducting tax credits.

–

Corporate income tax revenue is recorded at the time the funds are received, because amounts receivable or refundable cannot be accurately estimated. Taxable corporate income varies significantly from year to year and the time allowed for filing corporate returns means that information cannot be obtained in time to make adjustments to revenue on the closing date of the Government’s financial statements. An adjustment is made to account for notices of assessment issued before the end of the fiscal year.

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STATEMENTS
2007-2008

1.	Significant accounting policies (cont’d)

–	Tax revenue does not include estimates for amounts of unreported taxes. These amounts are recorded when assessments are issued, following audits.

–

Revenues from duties and permits are recognized when receivable. Where duty or permit revenue is refundable on demand and is linked to clearly identifiable goods and services that the Government must supply to the holder of the duty or the permit, the revenue is deferred and recognized over the reference period of such duty or permit.

–

Transfers from the federal government are recorded as revenue in the fiscal year during which the events giving rise to them occur, provided the transfers were authorized, the eligibility criteria were met and it is possible to make a reasonable estimate of the amounts involved.

–	Interest income ceases to be recorded when there is no reasonable assurance that the principal or interest will be recovered.

Expenditure

Expenditure includes the cost of goods consumed and services obtained during the fiscal year, including annual depreciation of the cost of fixed assets.

Transfers, whether entitlements, transfers relating to shared-cost programs or grants, are recorded in the fiscal year during which the events that give rise to them occur, insofar as the transfers have been authorized and once the beneficiaries have met the eligibility criteria. The determining factor for recognizing an entitlement is the beneficiary’s satisfaction of the eligibility criteria stipulated in a law or a regulation, while for a transfer relating to a shared-cost program it is the incurring by the beneficiary of eligible costs, and for a grant it is its authorization by the Government.

Debt service interest charges resulting from transactions in foreign currency are translated into Canadian dollars at the rates in effect at the time of the transactions.

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1.	Significant accounting policies (cont’d)

Financial assets

Short-term investments are recorded at the lesser of cost and market value. Accounts receivable are initially recorded at cost and then brought down to their net recoverable value by means of an allowance for doubtful accounts. The annual change in this allowance is charged to expenditure.

Investment in Government enterprises is recorded using the modified equity method.

Long-term investments are recorded at cost.

For loans and other investments with concessionary terms, their face value is discounted at the average rate of Government borrowings to determine the value of the grant component, which is recognized as a transfer expense at the time the investments are made. The discount on loans and other investments is amortized over their lifetime using the real interest method, and recognized as interest income.

Long-term investments are reduced using valuation allowances. An allowance is recorded for loans and advances where the facts or circumstances point to a future loss. For other long-term investments, an allowance is recorded when a durable loss in value is recognized. The annual change in these allowances is charged to expenditure. Any investment write-off reduces the cost of investments as well as the valuation allowance relating to such investment. The residual balance is charged to expenditure. The subsequent recovery is recorded as a reduction in expenditure.

Generations Fund

Demand and participation deposits in a particular fund of the Caisse de dépôt et placement du Québec are recorded at cost.

At the time of disposition of participation deposits, the difference between the amount received and the book value of these units established using the average cost method is charged to operations. Where participation deposits suffer a durable loss in value, their book value is reduced to reflect this decline. The reduction is taken into account in the determination of the results for the fiscal year.

The revenue and expenditure of the Generations Fund are recorded according to the Government’s accounting policies.

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STATEMENTS
2007-2008

1.	Significant accounting policies (cont’d)

Liabilities

Other liabilities

Allowance for losses on guaranteed financial initiatives

Obligations resulting from borrowings and other financial initiatives guaranteed by the Government are recorded on the basis of probable losses. The allowance is established on the balance of the guaranteed financial initiatives reduced by the estimated realizable value of the security and surety obtained. The annual change in the allowance is charged to expenditure.

Probable losses are estimated by grouping financial initiatives into various risk classes and applying an average loss rate to each class, based on past experience and the nature of the initiatives. In the case of enterprises with an exceptionally high cumulative balance of financial initiatives guaranteed by the Government or with particular features, the estimate of probable losses relating to these initiatives is made using a case-by-case analysis, regardless of risk class. Probable losses are revised annually.

Environmental liability

The obligations resulting from the remediation of contaminated land under the Government’s responsibility, or probably under its responsibility, are recorded as environmental liabilities as soon as contamination occurs or as soon as the Government is informed. An environmental liability includes the estimated cost of contaminated land management and remediation. The cost evaluation is based on the best information available and is revised annually.

Given the difficulties inherent in evaluating this liability, the Government’s obligations, which will be recognized until March 31, 2010 for contaminated land existing as at March 31, 2006, will be posted to accumulated deficit.

Pension plans and other employee future benefits

Pension plans

Government pension plans are defined benefit pension plans. Within the context of preparing the Government’s financial statements, obligations relating to vested benefits are evaluated using the actuarial projected benefit method prorated on service, according to the most probable assumptions set by the Government with regard, notably, to inflation, interest and employee remuneration. This method has been adjusted, however, to reflect the way in which benefits are earned by employees.

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1.	Significant accounting policies (cont’d)

Total cost of plans

The annual cost of vested benefits for all pension plans, including the cost of changes to the plans, and the amortization of adjustments to estimates based on actuarial gains or losses, is charged to expenditure, with an offsetting entry in the retirement plans account, i.e. pension plans liability. Changes to actuarial assumptions are included in the adjustments to estimates based on actuarial gains or losses.

In the case of the Government and Public Employees Retirement Plan (RREGOP), the Pension Plan of Management Personnel (PPMP), the Civil Service Superannuation Plan (CSSP), the Teachers Pension Plan (TPP), the Pension Plan of Certain Teachers (PPCT) and transfers from the TPP and the CSSP to RREGOP and the PPMP, adjustments to estimates based on actuarial gains or losses are amortized using the straight-line method over a period corresponding to the estimated average remaining years of service of participants in these plans as a whole. However, adjustments to estimates based on actuarial gains or losses for the other pension plans are amortized over a period corresponding to the estimated average remaining years of service of participants in each plan.

The total cost of the pension plans also includes interest charges on obligations relating to vested benefits, with an offsetting entry to liabilities in the retirement plans account.

Retirement Plans Sinking Fund (RPSF)

Under the Financial Administration Act (R.S.Q., c. A-6.001), the Minister of Finance may make long-term investments, by way of a deposit with the Caisse de dépôt et placement du Québec, using part of the Consolidated Revenue Fund up to an amount equal to the sums recorded as the pension plans liability, in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans. The sinking fund’s investments are valued at an adjusted market value, where the difference between the real return based on market value and the forecast return is amortized over five years.

The annual income of the sinking fund is obtained by applying the rate of return stipulated in the actuarial valuations of the retirement plans to the fund balance. The adjustments recognized annually, arising from actuarial gains and losses attributable to the use of the stipulated rate of return, are amortized using the straight-line method over the estimated average length of the remaining active career of pension plan participants. The amortization of these adjustments is recorded as investment income of the fund.

The RPSF’s investment income is subtracted in calculating interest charges on obligations relating to vested benefits.

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STATEMENTS
2007-2008

1.	Significant accounting policies (cont’d)

Other employee future benefits

The long-term obligations arising from other benefits granted to employees are valued using actuarial methods, according to the most likely assumptions determined by the Government. The resulting obligations and corresponding expenditures are recorded on the basis of the method through which employees acquire these benefits, i.e. through services provided or through the occurrence of an event giving rise to employment-related benefits.

The cost of these employee benefits acquired during the year, the cost of changes to the provisions of these benefits, the amortization of adjustments relating to estimates arising from actuarial gains and losses and the interest charges on these obligations are charged to expenditure of the fiscal year with an offsetting entry to the “Other employee future benefits” account.

Any fund set up to provide for the payment of obligations relating to these other employee future benefits and the revenue arising from it are accounted for on the basis of the same accounting policies as the RPSF, with the necessary adjustments if applicable.

Debts

Borrowings are recorded at the amount received at the time of issue, adjusted by the premium or discount amortization to obtain the amount of principal repayable at maturity. The amortization is calculated using the effective rate for each borrowing.

Issue expenses related to borrowings are deferred and amortized over the term of each borrowing using the straight-line method. The unamortized balance is included in deferred expenses related to debts.

Borrowings in foreign currency are translated into Canadian dollars at the rates in effect on March 31.

Foreign exchange gains or losses resulting from the translation of borrowings are deferred and amortized over the remaining term of each borrowing using the straight-line method.

Derivative instruments

The Government uses derivative instruments to manage foreign exchange and interest rate risks related to debts. These instruments are recorded at cost.

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1.	Significant accounting policies (cont’d)

Derivative instruments used to manage the foreign exchange risk associated with the repayment of interest and principal on borrowings and with the cash management transactions such risk management entails, including currency swap contracts and foreign exchange forward contracts, are translated into Canadian dollars at the rates in effect on March 31. The components of these instruments, namely, financial assets and liabilities, are offset against one another and shown as “Debts” items.

Interest rate exchanges stemming from interest rate swap contracts used to change exposure to interest rate risk over the long term are reconciled with interest charges for the borrowings with which these swap contracts are associated.

Gains or losses on derivative instruments are deferred and amortized over the term of each contract.

Debt Sinking Fund

Securities held by the sinking fund are recorded at the amount paid at the time of purchase, adjusted by the premium or discount amortization to obtain the amount of principal receivable at maturity. The amortization is calculated on the basis of the effective rate for each security.

The difference between the book value of a security and the amount received at the time of its disposal is charged to results.

Non-financial assets

Land in the public domain and natural resources, such as forests, water and mining resources, which the Government holds by virtue of the fact that they were devolved to the state and not purchased, are not recorded in the Government’s consolidated financial statements. Intangible items do not constitute non-financial assets for the Government.

Fixed assets

Fixed assets consist of acquired, built, developed or improved non-financial assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

They include land, buildings, facilities such as parks and outdoor recreational areas, complex networks such as dams, canals, roads and bridges, equipment such as vehicles and furniture and the development of data processing systems.

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CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

1.	Significant accounting policies (cont’d)

Fixed assets are recorded at cost and depreciated – except for land, which is not depreciated - using a logical and systematic method over a period corresponding to their useful life. Cost includes financing charges capitalized during their construction, improvement or development. The cost of fixed assets held under capital leases is equal to the present value of payments due. Fixed assets under construction or being developed are not depreciated until they are put into service.

Works of art and historic property are not recorded as fixed assets. Their cost is charged to expenditure for the fiscal year during which they are acquired.

Fixed assets acquired through donation or for a nominal fee are recorded at their fair value at the time of acquisition with an offsetting entry to deferred revenue, except for land where the offsetting entry is recognized in revenue for the year of acquisition. Contributions for the acquisition of fixed assets, received from organizations outside the reporting entity, are recorded in deferred revenue, with the exception of those intended for the purchase of land, which are recorded in revenue in the year of acquisition. Deferred revenue is amortized in revenue at the same rate as the depreciation of the cost of the corresponding fixed assets.

Net investment in the health and social services and education networks

The net investment in the health and social services and education networks includes the net equity of the organizations of these networks included in the reporting entity, advances made to them by the Government and the sinking funds relating to their borrowings to finance fixed assets. Net equity is recorded using the modified equity method described in the “Consolidation method” section, while advances and sinking funds are recorded according to the accounting policy for long-term investments.

Inventories

Inventories consist of supplies that are consumed in the normal course of operations during the coming fiscal year(s). These inventories are valued at the lower of cost and net realizable value. Inventories intended for sale are presented as financial assets.

Prepaid expenses

Prepaid expenses represent outlays made before the end of the fiscal year for services the Government will receive during the coming fiscal year(s). These expenses are charged to expenditure when the Government receives the services acquired.

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2.	Measurement uncertainty

The preparation of financial statements requires the Government to make estimates and assumptions in order to evaluate and record certain asset, liability, revenue and expenditure items. These estimates are based on the most reliable data and the most probable assumptions available at the time, and involve the Government’s best judgments. They are revised annually to reflect new information as it becomes available.

By their very nature, estimates are subject to measurement uncertainty. Therefore, revising estimates and assumptions made in future years can give rise to material differences in the amounts recognized in the financial statements.

Major estimates are made for certain financial statement items, particularly sums receivable or repayable in regard to federal government transfers, obligations relating to pension plans and other employee future benefits, the book value of fixed assets, environmental liabilities and certain allowances.

–	Federal governement transfers can vary because of possible differences between the assumptions made for fiscal and population data and the actual data.

–

Obligations relating to pension plans and other employee future benefits can vary because of differences between the most probable economic and demographic assumptions made for actuarial valuation purposes and the actual results.

–	The book value of fixed assets can vary because of differences between their estimated useful life and their actual useful life.

–	Environmental liabilities related to contaminated land can vary because of differences between estimated management and remediation costs and the costs eventually incurred.

–	The value of certain allowances can vary because of differences between the assumptions made to evaluate the probability of collection and the amount actually collected.

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2007-2008

3.	Accounting changes

Environmental liability

The updating of obligations stemming from the remediation of contaminated land existing as at March 31, 2006, under the Government’s responsibility or probably under its responsibility, resulted in the recognition of $345 million in environmental liabilities. The impact of this accounting change was recorded retroactively to previous years, with restatement, by adjusting accumulated deficits as at April 1, 2006, in accordance with the Government’s accounting policy for environmental liability.

This increased the following items:

	2008	2007
	(in millions of dollars)
Other liabilities	345	345
Accumulated deficits and net debt, beginning of year	345	345

Investment in a Government enterprise

In the wake of a recommendation in the November 29, 2007 Report of the Task Force on Government Accounting, the Government analyzed the characteristics of Immobilière SHQ to determine if it still met the characteristics of a Government enterprise. On the basis of this analysis, the Government concluded that Immobilière SHQ no longer met these characteristics and that, because of this change in status, the accounts of this agency would have to be consolidated line by line. The impact of this change was recorded retroactively to previous years, with restatement.

This increased (decreased) the following items:

	2008	2007
	(in millions of dollars)
Revenue
Miscellaneous	199	201
Revenue from Government enterprises	(11)	(12)
Expenditure
Economy and Environment	49	45
Debt service	139	144

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3.	Accounting changes (cont’d)

Investment in a Government enterprise (cont’d)

	2008	2007
	(in millions of dollars)
Financial assets
Short-term investments	6	12
Accounts receivable	37	38
Investment in Government enterprises	(73)	(61)
Long-term investments	269	267
Liabilities
Accounts payable and accrued expenses	41	43
Deferred revenue	12	12
Debt before deferred foreign exchange gain (loss)	1 802	1 871
Debt to finance the health and social services and education networks (Notes 8 and 9)	69	71
Non-financial assets
Net investment in the health and social services and education networks	95	102
Fixed assets	1 590	1 639

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STATEMENTS
2007-2008

4.	Income and property taxes

According to applicable legislation, revenue from income and property taxes is recorded after deducting the following amounts:

	2008	2007
	(in millions of dollars)
Personal income tax
Refundable tax credits
Child Support Program	2 132	2 112
Sales tax	514	495
Day care expenses	163	161
Home-support services for seniors	148	127
Informal caregivers	42	38
Education savings	45	--
Work premium	351	355
Other	81	84
Property tax refunds	285	276

	3 761	3 648

Corporate taxes
Refundable tax credits
Scientific research and experimental development	667	729
Job creation in a designated region	99	91
Cinematographic productions	82	90
Resources	69	44
Reporting of tips	56	46
Salaries paid by a corporation carrying out an activity in a designated site	53	47
Salaries paid to employees working in the Cité du commerce électronique	45	56
Multimedia titles	44	41
Salaries paid by a corporation - Cité du multimédia	43	41
E-business	41	41
Other	241	165

	1 440	1 391

	5 201	5 039

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5.	Duties and permits

According to applicable legislation, revenue from duties and permits is recorded after deducting the following amounts:

	2008	2007
	(in millions of dollars)
Gross revenue	1 852	1 817
Deductions
Silvicultural work and other forest management activities	161	187
Other	39	13

	200	200

Net revenue	1 652	1 617

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CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

6.	Federal government transfers to be repaid

	2008	2007
	(in millions of dollars)
Federal government transfers
Equalization and Canada Health and Social Transfer (1)	1 902	2 271
Other programs	1	269

	1 903	2 540

(1)

Represents the balance of $1 902 million ($2 140 million as at March 31, 2007) of an original amount of $2 377 million to be repaid over 10 years as of 2006-2007, in regard to the measures adopted by the federal government to mitigate the decrease in transfers in 2003-2004 and 2004-2005.

The amount in 2006-2007 also includes the balance of $131 million of an original amount of $656 million to be repaid in 2007-2008, in regard to a change made by the federal government in February 2002 to the method for measuring the provinces’ fiscal capacity with respect to property tax.

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7.	Pension plans and other employee future benefits

Liability regarding pension plans and other employee future benefits

	Actuarial obligations relating to vested benefits	Adjustments	Liability as at March 31, 2008	Liability as at March 31, 2007
	(in millions of dollars)
Pension plans	66 947	(4 341)	62 606	59 812
Retirement Plans Sinking Fund	(31 994)	230	(31 764)	(26 877)
Other pension plan assets	(416)	--	(416)	(91)

Pension plans liability	34 537	(4 111)	30 426	32 844

Other employee future benefits	1 140	26	1 166	1 176
Fund dedicated to other employee future benefits	(428)	(5)	(433)	(424)

Liability regarding other employee future benefits	712	21	733	752

	35 249	(4 090)	31 159	33 596

Pension plans

The Gouvernement du Québec contributes to several pension plans for its employees. Employees of the public and parapublic sectors, the Members of the National Assembly and the judges of the Court of Québec participate in these plans.

	Estimated number of participants as at December 31, 2007		Number of beneficiaries as at December 31, 2007
Government and Public Employees Retirement Plan (RREGOP)	495 000		159 509
Pension Plan of Management Personnel (PPMP )	26 550		18 965
Teachers Pension Plan and Pension Plan of Certain Teachers (TPP and PPCT)	510	*	48 694	*
Civil Service Superannuation Plan (CSSP)	460	*	23 744	*
Superannuation Plan for the Members of the Sûreté du Québec (SPMSQ)	5 200		4 393
Pension Plan of Peace Officers in Correctional Services (PPPOCS)	3 100		1 377
Pension Plan of the Judges of the Court of Québec (PPJCQ)	270		312
Pension Plan for Federal Employees Transferred to Employment with the Gouvernement du Québec (PPFEQ)	240		108
Pension Plan of the Members of the National Assembly (PPMNA)	121		324

	531 451		257 426

*	These plans have not admitted any new participants since July 1, 1973.

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CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

7.	Pension plans and other employee future benefits (cont’d)

These plans are “defined benefit” pension plans, which means that they guarantee participants a set income upon retirement, calculated on the basis of participants’ average income for the best paid years, generally five, and their number of years of service. The portion of benefits accrued prior to July 1, 1982 is usually indexed to the cost of living, while those accrued after that date are partially indexed.

There are two types of pension plans:	—	cost-sharing pension plans;
	—	cost-balance pension plans.

Cost-sharing pension plans

In the case of regular service under RREGOP and the PPMP, the Government covers costs at a rate of 50% for years of service since July 1, 1982 and 58.33% ( 7/12) for years of service prior to July 1, 1982. The contributions of participants and independent employers are remitted to the Caisse de dépôt et placement du Québec.

In the case of the PPPOCS, the Government covers 46% of costs, while employees cover 54%. Employee contributions are paid into the Consolidated Revenue Fund.

In the case of the SPMSQ, the Government covers  2/3 of the cost of the plan for years of service since January 1, 2007. Prior to this date, the plan was a cost-balance plan. As of January 1, 2007, the contributions of participants and employers for these years of service are paid into two separate funds with the Caisse de dépôt et placement du Québec. The Government is not obliged to contribute on a monthly basis. Based on the actuarial valuations required by the Minister of Finance, the latter determines the contributions which might, from year to year but no later than every three years, be capitalized to reflect the Government’s commitments to this plan for years of service after December 31, 2006.

Cost-balance pension plans

Cost-balance pension plans are plans for which employers cover the difference between the cost of plans and the contributions paid by participants. This is the case of the TPP, the PPCT, the CSSP, the SPMSQ for years of service prior to January 1, 2007, the PPJCQ, the PPFEQ, the PPMNA and the cost of service transferred from the CSSP and the TPP to RREGOP and the PPMP.

Generally speaking, the contributions of participants and independent employers under all of these plans are paid into the Consolidated Revenue Fund. The Government covers the difference between the cost of each plan and the contributions paid by participants and independent employers.

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7.	Pension plans and other employee future benefits (cont’d)

Value of actuarial obligations relating to vested benefits for the pension plans as a whole

The value of actuarial obligations relating to vested benefits for the pension plans as a whole for service rendered as at a given date is determined by actuaries of the Commission administrative des régimes de retraite et d’assurances (CARRA). For this purpose, they use the actuarial projected benefit method prorated on service and take into account, among other things, the most probable long-term economic assumptions.

Long-term economic assumptions:

- Yield, net of inflation	4.75%

- Inflation rate	2.75%

- Salary escalation rate, net of inflation	0.50%

- Discount rate for actuarial obligations relating to vested benefits	7.50%

Pension plans liability

The Government’s liability with regard to the pension plans is recorded in conformity with the recommendations of the Canadian Institute of Chartered Accountants for public sector pension plans.

The liability recorded with respect to the pension plans is established on the basis of the value of actuarial obligations relating to vested benefits for the pension plans as a whole, taking into account certain adjustments stemming from actuarial gains or losses noted during the actuarial valuations prepared every three years and the extrapolations made between two valuations. These gains and losses are amortized over the estimated average remaining active career of participants, i.e. 14 years under most of the plans. The accumulated adjustments at the end of the fiscal year correspond mainly to the unamortized balance of actuarial gains and losses and to adjustments made because of the three-month gap between the date on which actuarial obligations related to vested benefits are evaluated, i.e. December 31, and the date on which the pension plans liability is evaluated.

As shown by the following table concerning the main pension plans, the Government’s liability with regard to the pension plans as a whole is estimated at $62 606 million as at March 31, 2008, including $39 885 million for RREGOP and the PPMP.

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CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

7.	Pension plans and other employee future benefits (cont’d)

Breakdown of the pension plans liability

	Actuarial obligations relating to vested benefits	Adjustments	Pension plans liability as at March 31, 2008	Pension plans liability as at March 31, 2007
	(in millions of dollars)
RREGOP
- regular service	32 184	(1 643)	30 541	28 240
- transferred service	2 483	(235)	2 248	2 272
PPMP
- regular service	6 502	(503)	5 999	5 530
- transferred service	1 207	(110)	1 097	1 106
TPP and PPCT	14 342	(1 255)	13 087	13 406
CSSP	4 794	(241)	4 553	4 684
Other	5 435	(354)	5 081	4 574

Pension plans liability	66 947	(4 341)	62 606	59 812
Sinking fund	(31 994)	230	(31 764)	(26 877)
Other pension plan assets	(416)	--	(416)	(91)

	34 537	(4 111)	30 426	32 844

Retirement Plans Sinking Fund (RPSF)

In accordance with the statutes setting up the various pension plans, the Government is not required to pay contributions into the plans, except in the case of the SPMSQ and the PPFEQ. Payment of the Government’s share of benefits paid under the plans is ensured by the Consolidated Revenue Fund.

The Financial Administration Act allows the Minister of Finance to make long-term deposits from the Consolidated Revenue Fund with the Caisse de dépôt et placement du Québec in order to create a sinking fund to provide for the payment of some or all of the benefits under the pension plans, up to an amount equal to the pension plans liability.

In December 1999, under an agreement on the renewal of its employees’ collective agreements, the Government set the objective that, in 2020, the sums accumulated in the sinking fund would be equal to 70% of the actuarial obligations relating to vested benefits under the pension plans.

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7.	Pension plans and other employee future benefits (cont’d)

Change in the adjusted market value of the Retirement Plans Sinking Fund

	2008	2007
	(in millions of dollars)
Adjusted market value, beginning of year	26 569	21 568
Forecast return on investments	1 924	1 511
Consolidated Revenue Fund payments	3 000	3 000
Actuarial gains	501	490

Adjusted market value, end of year	31 994	26 569

The market value as at March 31, 2008 of the sinking fund’s assets, deposited with the Caisse de dépôt et placement du Québec, was $32 024 million ($28 859 million as at March 31, 2007).

The sinking fund’s assets are managed by the Caisse de dépôt et placement du Québec according to an investment policy set by the Minister of Finance. This policy provides for investments in a diversified portfolio that includes fixed income securities (e.g. bonds), market securities (e.g. shares) and investments in other investment categories (e.g. capital assets, private investments and infrastructure). The target allocation for the RPSF’s assets is as follows:

Sinking fund investment policy

	Reference portfolio as at March 31
	2008	2007
	(in millions of dollars)
Fixed income securities	30.0%	33.0%
Market securities	35.5	37.0
Other investments	34.5	30.0

	100.0%	100.0%

In 2007-2008, the forecast return on the sinking fund’s assets was 6.83% (6.79% in 2006-2007); the realized return, based on the market value of investments, was 0.73% (11.93% in 2006-2007).

Actuarial valuations and subsequent estimates

The value of actuarial obligations relating to vested benefits is determined on the basis of actuarial valuations and extrapolations made from them for years between two valuations.

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CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

7.	Pension plans and other employee future benefits (cont’d)

The most recent extrapolations, which were filed and issued in 2008, were determined on the basis of actuarial valuations:

-	as at December 31, 2006 for the PPPOCS, the PPCT, the SPMSQ and service transferred from the TPP and the CSSP to RREGOP and the PPMP;

-	as at December 31, 2005 for the CSSP, the TPP and regular service under the RREGOP and the PPMP;

-	as at December 31, 2004 for the PPMNA, the PPJCQ, the PPFEQ and the Retirement Plan for Senior Officials included in the PPMP.

Total cost of pension plans

	2008		2007
	(in millions of dollars)
Pension costs
Cost of vested benefits excluding interest charges	1 579		1 542
Employee contributions	(57)		(68)
Independant employer contributions	(1)		(5)

	1 521		1 469
Cost of changes	--		24
Amortization of adjustments to estimates based on actuarial gains or losses	471		382

	1 992		1 875
Interest on pension plans	2 436	(1)	2 643	(1)

Total	4 428		4 518

(1)

After deducting Retirement Plans Sinking Fund investment income of $1 887 million in 2007-2008 ($1 440 million in 2006-2007), which takes into account a deduction of $37 million ($71 million in 2006-2007) related to the amortization of adjustments based on actuarial gains and losses with respect to this fund.

Funding of pension plans

Actuarial valuations for funding purposes for regular service under “cost-sharing” pension plans (RREGOP, PPMP AND PPPOCS)

By law, CARRA actuaries are required to prepare, every three years, an actuarial valuation for funding purposes for each of the pension plans in order to determine the rates of contribution for these plans. To that end, the actuaries take legislative provisions and collective agreements into account using the valuation method agreed upon by the parties concerned and economic assumptions that are more conservative than those used to prepare valuations for accounting purposes.

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7.	Pension plans and other employee future benefits (cont’d)

According to these valuations, the Government commitment for funding purposes is calculated as the fund that the Government would have amassed had it been required to pay contributions since 1973 on the same bases as those used to determine the rate of contribution of participants. In the case of RREGOP and the PPMP, this fund was estimated at $54 368 million at fair value and $61 649 million at cost as at December 31, 2007 ($52 113 million at fair value and $54 780 million at cost as at December 31, 2006). In the case of the PPPOCS, for which employee contributions were paid into the Consolidated Revenue Fund, the value of the fund that would have been amassed by employees and the Government was $1 019 million at cost as at December 31, 2007 ($924 million as at December 31, 2006).

The difference between these amounts and the liability recorded for these three plans represents a non-payable amount that does not have to be recorded as a liability of the Government. A number of the Government’s labour-management associations submitted an application to the Québec Superior Court requesting that it recognize that this difference constitutes a Government commitment. In July 2004, the ruling handed down by the Québec Superior Court on this application concluded that:

–

in every fiscal year since 1973, the Government has disclosed, in an appropriate manner and in accordance with the standards of the Canadian Institute of Chartered Accountants, its financial commitments regarding the sharing of the cost of the Government and Public Employees Retirement Plan (RREGOP), the Pension Plan of Management Personnel (PPMP) and the Pension Plan of Peace Officers in Correctional Services (PPPOCS), as provided in the legislation concerned;

–

sharing the cost of financing the pension plans concerned, namely, RREGOP, the PPMP and the PPPOCS, does not commit the Government to using the same actuarial bases as those employed to constitute the pension funds of participating employees, especially since the evidence revealed no risk of a detrimental impact on the pension wealth of each covered participating employee at any time.

The Government’s labour-management associations appealed this ruling in August 2004. In January 2006, the Québec Court of Appeal suspended the appeal to allow the labour organizations of employees who participate in these plans to bring a new application before the Québec Superior Court for a declaratory judgment on this subject. An application to this effect was filed by these organizations in April 2006. Consequently, the suspension of the appeal will remain in effect until a final ruling on the new application is handed down by the Superior Court.

82

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

7.	Pension plans and other employee future benefits (cont’d)

Other employee future benefits

In addition to the retirement plans, the Government sponsors two other programs of future benefits for its employees, namely accumulated sick leave and the survivor pension plan. These programs give rise to long-term obligations for the Government, which assumes the entire cost of the two programs.

Employees can accumulate the unused sick leave days they are entitled to annually and monetize them at 50% in case of termination of employment, retirement or death, up to an amount representing the equivalent of 66 days. In addition, employees can utilize these unused days as fully paid leave days for preretirement.

The Act to amend the Financial Administration Act (S.Q. 2008, c. 12), passed in June 2008, authorizes the Minister of Finance to deposit money with the Caisse de dépôt et placement du Québec, up to an amount equal to the actuarial obligation relating to accumulated sick leave in order to establish an accumulated sick leave fund. The purpose of this fund is to provide for the payment of some or all of the benefits due to employees for unused sick leave. This program was not capitalized as at March 31, 2008, since the Act was passed in June 2008.

The survivor pension plan stipulates that a pension is paid to the spouse and dependent children following the death of an eligible person. The plan chiefly covers management and similar personnel in the public and parapublic sectors, accounting for 90% of the insured population. The Government pays amounts into a fund with the Caisse de dépôt et placement du Québec, dedicated specifically to the payment of benefits earned by plan beneficiaries.

Liability regarding other employee future benefits

Obligations relating to accumulated sick leave are vested as employees provide services to the Government. The value of these obligations is established using an actuarial method that takes into account the length of the active career of employees. This method reflects how employees earn benefits.

For the survivor pension plan, an obligation is recognized when the death of an eligible person occurs. The value of the obligations is established using an actuarial method that determines the present value of pensions then acquired by beneficiaries.

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7.	Pension plans and other employee future benefits (cont’d)

Adjustments arising from actuarial gains and losses, recognized at the time of the actuarial valuations of the obligations of the two programs, are amortized, in the case of accumulated sick leave, over the estimated average remaining active career of participants and, in the case of the survivor pension plan, over the remaining average life expectancy of the beneficiaries. The aggregate adjustments at the end of the fiscal year correspond mainly to the unamortized balance of actuarial gains and losses.

Actuarial valuations and subsequent estimates

The value of the actuarial obligations regarding vested rights and pensions is established using actuarial valuations or extrapolations of such valuations for the years between two valuations. An actuarial valuation of accumulated sick leave was done as at March 31, 2006. The survivor pension plan has been established on the basis of an actuarial valuation as at December 31, 2005. For both these programs, extrapolations as at March 31, 2008 were produced.

The value of actuarial obligations is estimated using the most likely long-term economic assumptions, as follows.

	Accumulated sick leave	Survivor pension plan
- Yield, net of inflation	4.75%	4.75%
- Inflation rate	2.75%	2.75%
- Salary escalation rate, net of inflation	0.50%	--
- Discount rate for actuarial obligations relating to vested rights and pensions	7.50%	7.50%

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CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

7.	Pension plans and other employee future benefits (cont’d)

Breakdown of the liability regarding other employee future benefits

	Actuarial obligations relating to vested benefits		Adjustments	Liability regarding other employee future benefits as at March 31, 2008	Liability regarding other employee future benefits as at March 31, 2007
	(in millions of dollars)
Accumulated sick leave	772			772	788
Survivor pension plan	368		26	394	388

	1 140		26	1 166	1 176
Survivor Pension Plan Fund (1) (2)	(428)	(3)	(5)	(433)	(424)

	712		21	733	752

(1)

During fiscal year 2007-2008, an amount of $13 million ($13 million in 2006-2007) was invested in the Survivor Pension Plan Fund; investment income of $25 million ($24 million in 2006-2007) was reinvested in this fund for this period. During the same period, pension benefits of $30 million ($29 million in 2006-2007) were paid from the amounts invested in this fund.

(2)	In 2007-2008, the forecast return on assets of the Survivor Pension Plan Fund was 6.75% (6.75% in 2006-2007); the actual return was 1.11% (13.61% in 2006-2007).
(3)	The fair value of investments with the Caisse de dépôt et placement du Québec as at March 31, 2008 was $445 million ($456 million as at March 31, 2007).

Total cost relating to other employee future benefits

	Accumulated sick leave	Survivor pension plan	2008	2007
			(in millions of dollars)
Cost of other employee future benefits
Cost of vested rights and pensions	45	13	58	63
Amortization of adjustments based on actuarial gains or losses	--	(1)	(1)	(2)

	45	12	57	61
Interest on other employee future benefits (1)	51	(1)	50	50

Total	96	11	107	111

(1)

After deducting Survivor Pension Plan Fund investment income of $25 million ($24 million in 2006-2007), which takes into account a deduction of $1 million ($1 million in 2006-2007) related to the amortization of adjustments based on actuarial gains and losses with respect to this fund.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

8.	Risk management and derivative instruments

To meet the financial requirements arising from its operations for repaying maturing loans and for maintaining the desired level of liquid assets, the Government has provided itself with an annual financing and debt-management program targeting Canadian and international financial markets.

Participation in these markets involves various types of risk. Therefore, the Government devises risk-management strategies by using the different derivative instruments at its disposal.

Foreign exchange risk

Foreign exchange risk is the risk that the cash flows needed to repay the interest and principal on loans in foreign currency will vary according to market fluctuations. To manage this risk, the Government uses derivative instruments such as currency swap contracts and foreign exchange forward contracts. The purpose of such contracts is to exchange cash flows from one currency to another. These contracts mature at various dates until 2036.

After taking into account derivative instruments used to manage foreign exchange risk, the structure of the debt as at March 31, 2008 was 90% in Canadian dollars, 2% in U.S. dollars, 2% in yen, 3% in Swiss francs and 3% in euros (as at March 31, 2007: 92% in Canadian dollars, 1% in U.S. dollars, 1% in yen, 3% in Swiss francs and 3% in euros).

For the 2007-2008 fiscal year, $272 million was posted to results as an amortization of the deferred foreign exchange gain included in debt service ($134 million for fiscal 2006-2007).

Interest rate risk

Interest rate risk is the risk that debt service will vary unfavourably according to interest rate fluctuations. To reduce its exposure to interest rate risk, the Government uses interest rate swap contracts or short-term derivative products. Interest rate swap contracts make it possible to exchange payments of interest at fixed rates for payments of interest at variable rates or vice versa on the basis of a reference par value.

After taking into account derivative instruments used to manage interest rate risk, the structure of the debt as at March 31, 2008 was 66% at fixed rates and 34% at variable rates (as at March 31, 2007: 68% at fixed rates and 32% at variable rates).

The fixed-rate debt is the debt that will not mature, and whose rates will not change, over the coming year.

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CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

8.	Risk management and derivative instruments (cont’d)

Credit risk

Credit risk is the risk that a counterparty will default on his contractual obligations, an event that could entail financial losses for the Government. To protect itself from such a risk within the scope of derivative instrument transactions, the Government has adopted a credit risk management policy that limits potential losses by a counterparty.

A credit limit is set for each counterparty based mainly on his credit rating. When this limit is exceeded, a process is implemented to ensure that the amounts owed by the counterparty concerned fall within the limits set.

The Government deals with major financial institutions whose credit rating is equal to or higher than its own by using as a reference the ratings granted by major rating agencies. As at March 31, 2008, the entire derivative instrument portfolio was associated with counterparties whose credit rating was equal to or higher than that of the province of Québec with at least one of these agencies.

Liquidity risk

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term. To offset this risk, the Government has obtained lines of credit totalling C$1 165 million from various Canadian banking institutions.

In addition, the Government has concluded credit agreements for U.S.$3 500 million with a Canadian and international banking syndicate.

As at March 31, 2008, $47 million was being drawn on the lines of credit with Canadian banking institutions, while no funds were being drawn on the credit agreements.

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9.	Debts

2008
	Direct		Health and social services and education networks		(1) (2)
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)

In Canadian dollars	73 283	73 283	15 461	15 461
In U.S. dollars	14 091	14 484	500	514
In yen	439 473	4 522
In euros	6 617	10 748	650	1 056
In Swiss francs	1 495	1 549
Other currencies (5)		1 499
Less
Derivative instruments - net		569		(144)
Sinking fund (4) (6)		4 433		147

Debts before deferred foreign exchange gain (loss)		101 083		17 028
Deferred foreign exchange gain (loss)		1 146

		102 229		17 028

(1)	Health and social services and education networks

	2008
	Financing Fund	Financement- Québec	Corporation d'hébergement du Québec	Immobilière SHQ
Currency	Total in Canadian equivalent	Total in Canadian equivalent	Total in Canadian equivalent	Total in Canadian equivalent	Total in Canadian equivalent
	(in millions of dollars)

In Canadian dollars	2 325	11 946	1 088	102	15 461
In U.S. dollars		514			514
In yen
In euros		1 056			1 056
In Swiss francs
Other currencies (5)
Less
Derivative instruments - net		(144)			(144)
Sinking fund	85		62		147

Debts before deferred foreign exchange gain (loss)	2 240	13 660	1 026	102	17 028
Deferred foreign exchange gain (loss)					--

	2 240	13 660	1 026	102	17 028

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CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

2008							2007
Work of municipal bodies (3)		Total
In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	Derivative instruments - net	Total after impact of derivative instruments		Total after impact of derivative instruments
	(in millions of dollars)		(in millions of dollars)	(in millions of dollars)	(in millions of dollars)		(in millions of dollars)
2 477	2 477	91 221	91 221	22 559	113 780	(4)	111 528	(4)
		14 591	14 998	(12 917)	2 081		1 075
		439 473	4 522	(2 181)	2 341		2 082
		7 267	11 804	(8 354)	3 450		3 144
		1 495	1 549	1 969	3 518		3 104
			1 499	(1 501)	(2)		(2)

			425	(425)	--		--
	61		4 641		4 641		4 394

	2 416		120 527	--	120 527		116 537
			1 146		1 146		1 885

	2 416		121 673	--	121 673		118 422

(2)	Including an amount of $25 million as at March 31, 2008 ($31 million as at March 31, 2007) for a fiduciary and a non-profit organization.
(3)

Under the water treatment program, the Government is committed, in accordance with an agreement with the municipalities and the Société québécoise d’assainissement des eaux (SQAE), to contributing to the financing of work costs by repaying, based on date of maturity, the principal and interest on borrowings contracted by the SQAE.

(4)	The Government held $2 904 million worth of its securities as at March 31, 2008 ($3 472 million in 2007), including $2 586 million ($2 206 million as at March 31, 2007) held by the Sinking Fund.
(5)

In 2007 and 2008, other currencies included the pound sterling, the Mexican peso, the Australian dollar, the New Zealand dollar and the Hong Kong dollar. A detailed table by type of currency and debt is presented in Appendix 17.

(6)

The payments to the sinking fund arise from commitments made by the Government in prospectuses prepared when the borrowings were issued. This sinking fund is associated with $11 997 million in direct debt, $825 million in debt of the health and social services and education networks and $1 578 million in debt relating to work of municipal bodies.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

9. Debts (cont’d)

Weighted average interest rate (1)

			Health and social services and education networks
	Direct				Work of municipal bodies
Currency	2008	2007	2008	2007	2008	2007

In Canadian Dollars	5.27%	5.62%	4.22%	5.01%	5.38%	5.40%
In U.S. Dollars	6.15	6.16	5.00	5.10
In Yen	3.55	3.52
In euros	4.47	4.53	4.54	4.13
In Swiss Francs	2.72	2.72
Weighted average rate	5.22%	5.47%	4.11%	4.95%	5.38%	5.40%

(1)	The weighted average interest rate corresponds to the effective rate of borrowings.

Debt schedules after impact of derivative instruments

Direct

Maturing on March 31 (1)	In Canadian dollars (4)	In U.S. dollars (4)	In yen	In euros	In Swiss francs	Other currencies	Total
							(in millions of dollars)

2009	9 971	20			1		9 992
2010	6 177	19					6 196
2011	5 300	18	42				5 360
2012	6 781	271	248	(4)		(1)	7 295
2013	3 798	122	103	(5)	1 528		5 546

	32 027	450	393	(9)	1 529	(1)	34 389
2014-2018	27 295	514	1 725	3 298	1 989		34 821
2019-2023	4 195	399	17	161		(1)	4 771
2024-2028	6 922	(432)	206				6 696
2029-2033	7 766	252					8 018
2034 and thereafter	12 225	163					12 388

	90 430	1 346	2 341	3 450	3 518	(2)	101 083

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CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

9.	Debts (cont’d)

Health and social services and education networks

Maturing on March 31 (2)	In Canadian dollars (4)	In U.S. dollars	In yen	In euros	In Swiss francs	Other currencies	Total
(in millions of dollars)
2009	4 181						4 181
2010	2 004						2 004
2011	471						471
2012	1 976						1 976
2013	1 815						1 815

	10 447						10 447
2014-2018	4 680						4 680
2019-2023	339						339
2024-2028	139						139
2029-2033	369						369
2034 and thereafter	1 054						1 054

	17 028						17 028

Work of municipal bodies

Maturing on March 31 (3)	In Canadian dollars (4)	In U.S. dollars	In yen	In euros	In Swiss francs	Other currencies	Total
							(in millions of dollars)
2009	123						123
2010	317						317
2011	577						577
2012	115						115
2013	58						58

	1 190						1 190
2014 and thereafter	1 226						1 226

	2 416						2 416

(1)

This schedule takes into account $3 292 million for Treasury bills and $1 254 million for short-term borrowings in 2009 and was drawn up considering projected repayments of $775 million in 2009, $463 million in 2010, $404 million in 2011, $595 million in 2012, $651 million in 2013 and $2 402 million in 2014-2018 for savings products redeemable on demand.

(2)	This schedule includes an amount of $2 106 million, for short-term borrowings, maturing in 2009.
(3)	This schedule includes an amount of $12 million, for Treasury bills, maturing in 2009.
(4)	These schedules take into account the sinking fund of $3 906 million for debts in Canadian dollars and $735 million for debts in U.S. dollars.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

9.	Debts (cont’d)

Repayment of debt by the sinking fund

Maturing on March 31	In Canadian dollars	In U.S. dollars	Total
			(in millions of dollars)
2009	74		74
2010	790		790
2011	441		441
2012	368		368
2013	6		6

	1 679		1 679
2014-2018	96		96
2019-2023	850		850
2024-2028	606	735	1 341
2029-2033	675		675

	3 906	735	4 641

92

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

10.	Contractual obligations

As part of its operations, the Government concluded various long-term agreements, the most important of which gave rise to the following contractual obligations:

	2008	2007
	(in millions of dollars)
Transfers
Funding for the acquisition of fixed assets	8 389	7 697
Agreements	8 445	8 237

	16 834	15 934

Minimum undiscounted payments under operating leases	1 961	1 442
Acquisition of fixed assets	1 582	974
Supply of goods and services	699	572
Other contracts	547	599

	21 623	19 521

Schedule

Maturing on March 31	Funding for the acquisition of fixed assets	Transfers - Agreements	Operating leases	Acquisition of fixed assets	Supply of goods and services	Other contracts	Total
							(in millions of dollars)
2009	1 533	1 154	268	764	415	352	4 486
2010	974	799	224	425	159	73	2 654
2011	688	679	186	251	70	29	1 903
2012	884	662	159	141	37	17	1 900
2013	642	540	148	1	13	4	1 348

	4 721	3 834	985	1 582	694	475	12 291
2014-2018	1 991	1 231	477		5	19	3 723
2019-2023	468	890	265				1 623
2024-2028	146	806	193				1 145
2029-2033	61	350	25				436
2034 and thereafter	9	1 334	16			4	1 363

	7 396	8 445	1 961	1 582	699	498	20 581
No fixed maturity date	993					49	1 042

	8 389	8 445	1 961	1 582	699	547	21 623

Contractual obligations with regard to transfers are broken down in Appendix 20.

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PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

11.	Contingencies

A)

Under its various financial assistance programs, the Government guarantees borrowings and other financial initiatives by third parties for an amount of $10 230 million as at March 31, 2008 ($10 487 million as at March 31, 2007). These net guaranteed financial initiatives are summarized in Appendix 21.

B)

A number of claims have been instituted against the Government, which is also involved in legal proceedings before the courts. These different disputes result from breaches of contract, damages suffered by individuals or property, and related elements. In some cases, the amounts claimed are mentioned; in others, no mention is made of them. The cases for which claim amounts have been established represent $945 million. Since the outcome of these disputes is uncertain, the Government cannot determine its potential losses. The Government records a provision to this effect under “Accounts payable and accrued expenses” only once it appears likely that these cases will give rise to disbursements and the amount can be reasonably estimated.

C)

Some of Québec’s Aboriginal communities have instituted legal proceedings involving $15 942 million in damages and interest against the Government for land claims, the recognition of certain ancestral rights and other related questions. These files are at different stages (some proceedings are currently suspended or inactive) and should eventually be resolved through negotiations, rulings or the abandonment of proceedings by applicants. Since the outcome of these files is uncertain, the Government cannot determine its potential losses.

D)

Since 2006-2007, the Government has recorded an environmental liability for the cost of remediating contaminated land under its responsibility or likely to come under its responsibility to the extent that the amount can be estimated.

A survey of contaminated lands was conducted for this purpose. As at March 31, 2008, $789 million was recorded to “Other liabilities” for the approximately 639 properties inventoried. Different methods are used to estimate remediation and management costs. The amount estimated for each file is increased to take into account the degree of precision of the method used. For example, the environmental liability recorded as at March 31, 2008 takes into account an increase of $209 million in costs ($110 million as at March 31, 2007).

In some cases, the probability that the Government will have to cover the remediation cost could not be established. In others, the value of the costs it will have to assume could not be estimated. Given the difficulties inherent in evaluating this liability, the Government’s obligations, which will be recognized until March 31, 2010 for contaminated land existing as at March 31, 2006, will be posted to accumulated deficits, in accordance with the accounting policy.

94

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

11.	Contingencies (cont’d)

E)

The Government may be called upon to guarantee the execution of any obligation to which the Association québécoise d’établissements de santé et de services sociaux is bound in relation to the management of a deductible pertaining to a civil and professional liability insurance contract it negotiated and entered into for its members. It may also advance to this association any amount considered necessary in the course of such management. This guarantee represented an amount of $106 million as at March 31, 2008.

95

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

12.	Asset-backed commercial paper (ABCP)

Asset-backed commercial paper (ABCP) is a short-term financing instrument issued by trusts, also called “conduits,” generally for maturities ranging from one to three months.

As at March 31, 2008, non-bank-sponsored ABCP undergoing restructuring was held in investments made by certain line-by-line consolidated agencies ($212 million), health and social services and education network organizations ($75 million) and Government enterprises ($159 million). ABCP was also held through participation deposit units in funds entrusted to the Caisse de dépôt et placement du Québec (CDPQ). The units in question were held by the Retirement Plans Sinking Fund ($2 689 million), the Survivor Pension Plan Fund ($34 million), other pension plan assets ($35 million), the Generations Fund ($58 million) and other consolidated agencies ($44 million).

In August 2007, the subprime mortgage problem in the United States triggered major disruptions on international financial markets, which led to a liquidity crisis on the Canadian market for non-bank-sponsored ABCP undergoing restructuring. Since August 13, 2007, holders of this type of ABCP have not been able to obtain payment of the sums owed to them when their investments mature. On August 15, 2007, a group of investors and financial institutions agreed under the “Montreal Accord” not to place the conduits in default in order to avoid the disorderly and below-cost sale of the underlying debt and financial assets. Participants in the “Montreal Accord” also signed an agreement-in-principle regarding the conversion of ABCP investments to medium-term financial instruments with maturity dates that correspond to the underlying assets. On September 6, 2007, a pan-Canadian investors committee for ABCP was formed to oversee the restructuring process and, on December 23, 2007, it announced that an agreement-in-principle had been reached on the global restructuring of ABCP.

On March 17, 2008, the Ontario Superior Court of Justice granted the pan-Canadian investors committee for ABCP protection for trusts affected by the restructuring plan under the Companies’ Creditors Arrangement Act. On March 20, 2008, the committee made its restructuring plan public. The plan was approved by 96% of ABCP investors on April 25, 2008 and sanctioned by the Ontario Superior Court of Justice on June 5, 2008.

On June 9, 2008, a group of investors contested the restructuring plan and appealed the Superior Court decision. On August 18, 2008, the Ontario Court of Appeal unanimously upheld the initial judgement, with the three judges approving the plan. On September 3, 2008, a group of investors filed a leave-to-appeal application with the Supreme Court in an effort to prevent the restructuring plan from being ratified in its current form. On September 19, 2008, the Supreme Court of Canada refused to hear the appeal application. On the same date, the pan-Canadian committee launched the final stages of its plan’s implementation.

96

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

12.	Asset-backed commercial paper (ABCP) (cont’d)

The main objectives of the restructuring proposal are to replace ABCP with new securities that have maturities similar to those of the underlying debt and financial assets, consolidate certain ABCP series that are backed in whole or in part by synthetic assets, mitigate the margin call obligations of existing conduits, set up margin call facilities and support the liquidity needs of ABCP holders as necessary.

Since there is no active market for ABCP, ABCP holders within the Government’s reporting entity estimated, in accordance with CICA guidelines, the fair values of the various types of ABCP securities using a valuation model based on assumptions regarding the recovery of different categories of assets, i.e., traditional, synthetic or high-risk assets. This model takes a probability-weighted approach and is based on, among other things, the valuation of cash flows and the use of certain public financial indices. Assumptions reflect uncertainties regarding the amounts and maturities of the cash flows, the credit risk of the underlying debt and financial assets, and the return. The assumptions, based on information available as at March 31, 2008, use observable market data as much as possible, such as interest rates and credit quality. In determining the fair values of these securities, the holders assign a high probability of success to the restructuring proposal and a low probability to the orderly or forced liquidation scenario. As for the CDPQ, it evaluated its ABCP holdings using a similar method.

Following the valuation, the Government recognized, in its results for the year ending March 31, 2008, valuation losses of $85 million, which break down as follows:

–	a valuation loss of $35 million in regard to investments made by certain line-by-line consolidated agencies;

–

a valuation loss of $12 million on investments recorded by organizations in the health and social services and education networks and reflected in their consolidated annual deficit posted to the Government’s results;

–	a valuation loss of $38 million on investments recorded by Government enterprises and reflected in the Government’s revenue from these enterprises.

As for ABCP investments held through participation deposit units with the CDPQ, unrealized valuation losses of $422 million incurred by the CDPQ had no impact on the Government’s results for the fiscal year ending March 31, 2008. These unrealized valuation losses will be recognized in results in the coming years, if necessary, in accordance with the Government’s accounting policies.

In the case of units held by the Retirement Plans Sinking Fund and the Survivor Pension Plan Fund, these allowances are taken into account in calculating the adjusted market value of these investments, where the difference between the real return based on market value and the forecast return is amortized over five years. In addition, actuarial gains and losses that arise from using the forecast rate

97

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

12.	Asset-backed commercial paper (ABCP) (cont’d)

of return to determine annual income are amortized on a straight-line basis over several years, in accordance with the periods set out in Note 7. Therefore, the unrealized valuation losses incurred by the CDPQ will affect, if applicable, the adjusted market value of investments and the Government’s results for subsequent years.

The other participation deposit units held by the Government are evaluated at cost. These units did not sustain a loss in value because their fair value is higher than their recorded value, even though their fair value takes into account the unrealized valuation losses incurred by the CDPQ.

98

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

13.	Comparative figures

Certain 2007 figures have been reclassified for consistency with the presentation adopted in 2008.

The following table presents the main reclassifications to the financial statements :

2007
(in millions of dollars)
Accounts receivable	(112)
Accrued interest payable	90
Debt to finance the health and social services and education networks	(90)
Accounts payable and accrued expenses	(112)
Revenue
Duties and permits	(24)
Expenditure
Debt service	(24)

99

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CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 1

National Assembly, designated persons, Government departments and agencies whose financial transactions were conducted within

the Consolidated Revenue Fund (1)

Affaires municipales et Régions

Commission municipale du Québec

Régie du logement

Agriculture, Pêcheries et Alimentation

Commission de protection du territoire agricole du Québec

Régie des marchés agricoles et alimentaires du Québec

Assemblée nationale

Conseil du trésor

Commission de la fonction publique

Conseil exécutif

Commission d’accès à l’information

Culture, Communications et Condition féminine

Commission des biens culturels du Québec

Conseil du statut de la femme

Conseil supérieur de la langue française

Office québécois de la langue française

Développement durable, Environnement et Parcs

Bureau d’audiences publiques sur l’environnement

Développement économique, Innovation et Exportation

Éducation, Loisir et Sport

Commission consultative de l’enseignement privé

Conseil supérieur de l’éducation

Emploi et Solidarité sociale

Famille et Aînés

Curateur public (2)

Finances

Immigration et Communautés culturelles

Conseil des relations interculturelles

101

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 1

National Assembly, designated persons, Government departments and agencies whose financial transactions were conducted within

the Consolidated Revenue Fund (1) (cont’d)

Justice

Comité de la rémunération des juges de la Cour du Québec et des cours municipales

Commission des droits de la personne et des droits de la jeunesse

Conseil de la magistrature

Directeur des poursuites criminelles et pénales

Office de la protection du consommateur

Tribunal des droits de la personne

Personnes désignées par l’Assemblée nationale

Commissaire au lobbyisme

Directeur général des élections – Commission de la représentation

Protecteur du citoyen

Vérificateur général

Relations internationales

Ressources naturelles et Faune

Revenu

Santé et Services sociaux

Commissaire à la santé et au bien-être

Office des personnes handicapées du Québec

Sécurité publique

Bureau du coroner

Commission québécoise des libérations conditionnelles

Services gouvernementaux

Tourisme

Transports

Commission des transports du Québec

Travail

Commission de l’équité salariale

Conseil consultatif du travail et de la main-d’œuvre

Conseil des services essentiels

(1)	These entities have a fiscal year that ends on March 31.
(2)	This entity also conducts fiduciary transactions that are not included in the Government’s reporting entity.

102

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 2

Government agencies, special funds, sinking funds

and other fund

Agencies (1)

Agence de l’efficacité énergétique

Agence des partenariats public-privé du Québec

Agence métropolitaine de transport (December 31)

Autorité des marchés financiers

Bibliothèque et Archives nationales du Québec

Bureau de décision et de révision en valeurs mobilières

Centre de recherche industrielle du Québec

Centre de services partagés du Québec

Commissaire de l’industrie de la construction

Commission de la capitale nationale du Québec

Commission de reconnaissance des associations d’artistes et des associations de producteurs

Commission des lésions professionnelles

Commission des normes du travail

Commission des relations du travail

Commission des services juridiques

Conseil des arts et des lettres du Québec

Conservatoire de musique et d’art dramatique du Québec (June 30)

Corporation d’hébergement du Québec

Corporation d’urgences-santé

École nationale de police du Québec (2) (June 30)

École nationale des pompiers du Québec (2)  (June 30)

Financement-Québec

Fondation de la faune du Québec

Fonds d’aide aux recours collectifs

Fonds d’assurance-prêts agricoles et forestiers

Fonds de la recherche en santé du Québec

Fonds québécois de la recherche sur la nature et les technologies

Fonds québécois de la recherche sur la société et la culture

Héma-Québec

Immobilière SHQ (2) (December 31)

Institut de la statistique du Québec

Institut de tourisme et d’hôtellerie du Québec (2) (June 30)

Institut national de santé publique du Québec

Investissement Québec

La Financière agricole du Québec

Musée d’art contemporain de Montréal

Musée de la civilisation

Musée national des beaux-arts du Québec

Office de la sécurité du revenu des chasseurs et piégeurs cris (June 30)

Office des professions du Québec

Office Québec-Amériques pour la jeunesse

Régie de l’assurance maladie du Québec

103

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 2

Government agencies, special funds, sinking funds

and other fund (cont’d)

Agencies (1) (cont’d)

Régie de l’énergie

Régie des installations olympiques (October 31)

Régie du bâtiment du Québec

Régie du cinéma

Services Québec

Société de développement de la Baie James (December 31)

Société de développement des entreprises culturelles

Société de financement des infrastructures locales du Québec

Société de la Place des Arts de Montréal (2) (August 31)

Société de l’assurance automobile du Québec (December 31)

Société de télédiffusion du Québec (Télé-Québec) (August 31)

Société des établissements de plein air du Québec

Société des parcs de sciences naturelles du Québec

Société des Traversiers du Québec

Société d’habitation du Québec

Société du Centre des congrès de Québec

Société du Grand Théâtre de Québec (August 31)

Société du Palais des congrès de Montréal

Société du parc industriel et portuaire de Bécancour

Société immobilière du Québec

Société nationale de l’amiante

Société québécoise d’assainissement des eaux

Société québécoise de récupération et de recyclage

Société québécoise d’information juridique

Tribunal administratif du Québec

Special funds (1)

Assistance Fund for Independent Community Action

Assistance Fund for Victims of Crime

Civil Status Fund

Collection Fund

Financial Assistance Fund for Certain Disaster Areas

Financing Fund

Fonds de fourniture de biens ou de services du ministère de l’Emploi et de la Solidarité sociale

Fonds de fourniture de biens ou de services du ministère du Revenu

Fonds du centre financier de Montréal

Fonds du patrimoine culturel québécois

Fonds québécois d’initiatives sociales

Forestry Fund

104

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 2

Government agencies, special funds, sinking funds

and other fund (cont’d)

Special funds (1) (cont’d)

Fund for the Contributions of Motorists to Public Transit

Fund for the promotion of healthy lifestyle

Fund for the Sale of Goods and Services of the Ministère des Transports

Geographic Information Fund

Government Air Service Fund

Green Fund

Health Services Fund

Horse-Racing Industry Fund

Ice Storm Fund

Information Technology Fund of the Conseil du trésor

Information Technology Fund of the Ministère de l’Emploi et de la Solidarité sociale

Information Technology Fund of the Ministère du Revenu

Labour Market Development Fund

Land Information Fund

Police Services Fund

Prescription Drug Insurance Fund

Regional Development Fund

Register Fund of the Ministère de la Justice

Road Network Preservation and Improvement Fund

Rolling Stock Management Fund

Sports and Physical Activity Development Fund

Support Payments Fund (3)

Tourism Partnership Fund

Sinking funds

Sinking Fund relating to Borrowings by General and Vocational Colleges in Québec

Sinking Fund relating to Borrowings by Québec Health and Social Services Agencies

Sinking Fund relating to Borrowings by Québec School Boards

Sinking Fund relating to Borrowings by Québec University Establishments

Sinking Fund of Société québécoise d’assainissement des eaux

Sinking Fund relating to Government Borrowings (Debt Sinking Fund)

Sinking Fund for Government Borrowings contracted to finance the health and social services and education networks and Government enterprises

Retirement Plans Sinking Fund

Sinking Fund of Government Air Service Fund

105

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 2

Government agencies, special funds, sinking funds

and other fund (cont’d)

Other fund

Generations Fund

(1)	In general, these agencies and special funds have a fiscal year that ends on March 31. If not, their year-end date is indicated in parentheses and unaudited interim data are used for the period between the end of their fiscal year and March 31.
(2)	No data are available for the period between the end of their fiscal year and March 31.
(3)	This fund also conducts fiduciary transactions that are not included in the Government’s reporting entity.

106

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 3

Organizations in the Government’s health and social services and education networks

Health and social services network

Agencies and other regional authorities (1)

Agence de la santé et des services sociaux de Chaudière-Appalaches

Agence de la santé et des services sociaux de la Capitale-Nationale

Agence de la santé et des services sociaux de la Côte-Nord

Agence de la santé et des services sociaux de la Gaspésie–Îles-de-la-Madeleine

Agence de la santé et des services sociaux de la Mauricie et du Centre-du-Québec

Agence de la santé et des services sociaux de la Montérégie

Agence de la santé et des services sociaux de l’Abitibi-Témiscamingue

Agence de la santé et des services sociaux de Lanaudière

Agence de la santé et des services sociaux de Laval

Agence de la santé et des services sociaux de l’Estrie

Agence de la santé et des services sociaux de l’Outaouais

Agence de la santé et des services sociaux de Montréal

Agence de la santé et des services sociaux des Laurentides

Agence de la santé et des services sociaux du Bas-Saint-Laurent

Agence de la santé et des services sociaux du Saguenay–Lac-St-Jean

Centre régional de santé et de services sociaux de la Baie-James (2)

Conseil Cri de la santé et des services sociaux de la Baie James (2)

Régie régionale de la santé et des services sociaux du Nunavik

Public institutions (1)

Centre André-Boudreau

Centre d’accueil Dixville inc.

Centre de protection et de réadaptation de la Côte-Nord

Centre de réadaptation Constance-Lethbridge

Centre de réadaptation de la Gaspésie (Le)

Centre de réadaptation de l’Ouest de Montréal

Centre de réadaptation en alcoolisme et toxicomanie de Chaudière-Appalaches

Centre de réadaptation en déficience intellectuelle (CRDI) Chaudière-Appalaches

Centre de réadaptation en déficience intellectuelle de Québec

Centre de réadaptation en déficience intellectuelle du Bas-Saint-Laurent

Centre de réadaptation en déficience intellectuelle du Saguenay–Lac-Saint-Jean

Centre de réadaptation en déficience intellectuelle Gabrielle-Major

Centre de réadaptation en déficience intellectuelle Montérégie-Est

Centre de réadaptation en déficience physique Chaudière-Appalaches

Centre de réadaptation en déficience physique le Bouclier

107

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (1)  (cont’d)

Centre de réadaptation Estrie inc.

Centre de réadaptation Interval

Centre de réadaptation La Maison

Centre de réadaptation la Myriade

Centre de réadaptation Lisette-Dupras

Centre de réadaptation Ubald-Villeneuve

Centre de santé et de services sociaux Cavendish

Centre de santé et de services sociaux Champlain

Centre de santé et de services sociaux Cléophas-Claveau

Centre de santé et de services sociaux d’Ahuntsic et Montréal-Nord

Centre de santé et de services sociaux d’Antoine-Labelle

Centre de santé et de services sociaux d’Argenteuil

Centre de santé et de services sociaux d’Arthabaska-et-de-l’Érable

Centre de santé et de services sociaux de Beauce

Centre de santé et de services sociaux de Bécancour–Nicolet-Yamaska

Centre de santé et de services sociaux de Bordeaux-Cartierville–Saint-Laurent

Centre de santé et de services sociaux de Charlevoix

Centre de santé et de services sociaux de Chicoutimi

Centre de santé et de services sociaux de Dorval-Lachine-Lasalle

Centre de santé et de services sociaux de Gatineau

Centre de santé et de services sociaux de Jonquière

Centre de santé et de services sociaux de Kamouraska

Centre de santé et de services sociaux de la Baie-des-Chaleurs

Centre de santé et de services sociaux de la Basse-Côte-Nord

Centre de santé et de services sociaux de la Côte-de-Gaspé

Centre de santé et de services sociaux de la Haute-Côte-Nord

Centre de santé et de services sociaux de la Haute-Gaspésie

Centre de santé et de services sociaux de la Haute-Yamaska

Centre de santé et de services sociaux de la Matapédia

Centre de santé et de services sociaux de la Minganie

Centre de santé et de services sociaux de la Mitis

Centre de santé et de services sociaux de la Montagne

Centre de santé et de services sociaux de la MRC-de-Coaticook

Centre de santé et de services sociaux de la Pointe-de-l’Île

Centre de santé et de services sociaux de la région de Thetford

Centre de santé et de services sociaux de la Vallée-de-la-Batiscan

Centre de santé et de services sociaux de la Vallée-de-la-Gatineau

Centre de santé et de services sociaux de Lac-Saint-Jean-Est

108

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (1)  (cont’d)

Centre de santé et de services sociaux de la Vallée-de-l’Or

Centre de santé et de services sociaux de la Vieille-Capitale

Centre de santé et de services sociaux de Laval

Centre de santé et de services sociaux de l’Énergie

Centre de santé et de services sociaux de l’Hématite

Centre de santé et de services sociaux de l’Ouest-de-l’Île

Centre de santé et de services sociaux de Manicouagan

Centre de santé et de services sociaux de Maskinongé

Centre de santé et de services sociaux de Matane

Centre de santé et de services sociaux de Memphrémagog

Centre de santé et de services sociaux de Montmagny-L’Islet

Centre de santé et de services sociaux de Papineau

Centre de santé et de services sociaux de Port-Cartier

Centre de santé et de services sociaux de Portneuf

Centre de santé et de services sociaux de Québec-Nord

Centre de santé et de services sociaux de Rimouski-Neigette

Centre de santé et de services sociaux de Rivière-du-Loup

Centre de santé et de services sociaux de Rouyn-Noranda

Centre de santé et de services sociaux de Saint-Jérôme

Centre de santé et de services sociaux de Saint-Léonard et Saint-Michel

Centre de santé et de services sociaux de Sept-Îles

Centre de santé et de services sociaux de Sorel-Tracy

Centre de santé et de services sociaux de Témiscaming-et-de-Kipawa

Centre de santé et de services sociaux de Témiscouata

Centre de santé et de services sociaux de Thérèse De Blainville

Centre de santé et de services sociaux de Trois-Rivières

Centre de santé et de services sociaux de Vaudreuil-Soulanges

Centre de santé et de services sociaux des Aurores-Boréales

Centre de santé et de services sociaux des Basques

Centre de santé et de services sociaux des Collines

Centre de santé et de services sociaux des Etchemins

Centre de santé et de services sociaux des ÎIes

Centre de santé et de services sociaux des Pays-d’en-Haut

Centre de santé et de services sociaux des Sommets

Centre de santé et de services sociaux des Sources

Centre de santé et de services sociaux Domaine-du-Roy

Centre de santé et de services sociaux Drummond

109

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (1)  (cont’d)

Centre de santé et de services sociaux du Coeur-de-l’Île

Centre de santé et de services sociaux du Grand Littoral

Centre de santé et de services sociaux du Granit

Centre de santé et de services sociaux du Haut-Saint-François

Centre de santé et de services sociaux du Haut-Saint-Laurent

Centre de santé et de services sociaux du Haut-Saint-Maurice

Centre de santé et de services sociaux du Lac-des-Deux-Montagnes

Centre de santé et de services sociaux du Lac-Témiscamingue

Centre de santé et de services sociaux du Nord de Lanaudière

Centre de santé et de services sociaux du Pontiac

Centre de santé et de services sociaux du Rocher-Percé

Centre de santé et de services sociaux du Sud de Lanaudière

Centre de santé et de services sociaux du Sud-Ouest–Verdun

Centre de santé et de services sociaux du Suroît

Centre de santé et de services sociaux du Val-Saint-François

Centre de santé et de services sociaux Haut-Richelieu–Rouville

Centre de santé et de services sociaux - Institut Universitaire de gériatrie de Sherbrooke

Centre de santé et de services sociaux Jardins-Roussillon

Centre de santé et de services sociaux Jeanne-Mance

Centre de santé et de services sociaux la Pommeraie

Centre de santé et de services sociaux les Eskers de l’Abitibi

Centre de santé et de services sociaux Lucille-Teasdale

Centre de santé et de services sociaux Maria-Chapdelaine

Centre de santé et de services sociaux Pierre-Boucher

Centre de santé et de services sociaux Richelieu-Yamaska

Centre de santé Inuulitsivik

Centre de santé Tulattavik de l’Ungava

Centre de services en déficience intellectuelle Mauricie/Centre-du-Québec

Centre de soins prolongés Grace Dart / Grace Dart Extended Care Centre

Centre d’hébergement et de soins de longue durée de St-Andrew-de-Father-Dowd-et-de-St-Margaret

Centre Dollard-Cormier (Le)

Centre du Florès

Centre hospitalier affilié universitaire de Québec

Centre hospitalier de l’Université de Montréal

Centre hospitalier de St. Mary

Centre hospitalier régional de Trois-Rivières

Centre hospitalier Robert-Giffard

Centre hospitalier universitaire de Québec

110

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (1)  (cont’d)

Centre hospitalier universitaire de Sherbrooke

Centre hospitalier universitaire Sainte-Justine

Centre Jean-Patrice-Chiasson/Maison Saint-Georges (Le)

Centre Jellinek

Centre jeunesse Chaudière-Appalaches

Centre jeunesse de la Mauricie et du Centre-du-Québec (Le)

Centre jeunesse de la Montérégie

Centre jeunesse de l’Abitibi-Témiscamingue (C.J.A.T.)

Centre jeunesse de Laval

Centre jeunesse de l’Estrie

Centre jeunesse de Montréal (Le)

Centre jeunesse de Québec

Centre jeunesse des Laurentides

Centre jeunesse du Bas-St-Laurent

Centre jeunesse du Saguenay–Lac-Saint-Jean (Le)

Centre jeunesse Gaspésie/Les Îles

CLSC Naskapi

Centre Miriam

Centre Montérégien de réadaptation

Centre Normand

Centre Notre-Dame de l’Enfant (Sherbrooke) Inc.

Centre régional de réadaptation La Ressourse

Centre régional de santé et de services sociaux de la Baie-James (2)

Centre universitaire de santé McGill

Centres de la jeunesse et de la famille Batshaw (Les)

Centres jeunesse de Lanaudière (Les)

Centres jeunesses de l’Outaouais (Les)

CHSLD Juif de Montréal

Clair Foyer Inc.

Conseil Cri de la santé et des services sociaux de la Baie James (2)

Corporation du Centre de réadaptation Lucie-Bruneau (La)

Corporation du Centre hospitalier gériatrique Maimonides (La)

Corporation du Centre hospitalier Pierre-Janet (La)

CRDI Normand-Laramée

Domrémy Mauricie/Centre-du-Québec

Hôpital Catherine Booth de l’Armée du Salut

Hôpital Charles Lemoyne

Hôpital Chinois de Montréal (1963) (L’)

Hôpital de réadaptation Lindsay (L’)

Hôpital Douglas

111

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (1) (cont’d)

Hôpital du Sacré-Coeur de Montréal

Hôpital Général Juif Sir Mortimer B. Davis (L’)

Hôpital Jeffery Hale–Saint Brigid’s

Hôpital Juif de réadaptation

Hôpital Laval

Hôpital Louis-H. Lafontaine

Hôpital Maisonneuve-Rosemont

Hôpital Mont-Sinaï

Hôpital Rivière-des-Prairies

Hôpital Santa Cabrini

Hôtel-Dieu de Lévis

Institut Canadien-Polonais du Bien-être Inc.

Institut de cardiologie de Montréal

Institut de réadaptation de Montréal (L’)

Institut de réadaptation en déficience physique de Québec

Institut Nazareth et Louis-Braille

Institut Philippe-Pinel de Montréal

Institut Raymond-Dewar

Institut universitaire de gériatrie de Montréal

La Résidence de Lachute

Pavillon du Parc Inc.

Services de réadaptation du Sud-Ouest et du Renfort

Services de réadaptation L’Intégrale

Virage, Réadaptation en alcoolisme et toxicomanie (Le)

Education network

School boards (3)

Commission scolaire au Coeur-des-Vallées

Commission scolaire Central Québec

Commission scolaire Crie

Commission scolaire de Charlevoix

Commission scolaire de Kamouraska–Rivière-du-Loup

Commission scolaire de l’Énergie

Commission scolaire de l’Estuaire

112

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education network (cont’d)

School boards (3) (cont’d)

Commission scolaire de l’Or-et-des-Bois

Commission scolaire de la Baie-James

Commission scolaire de la Beauce-Etchemin

Commission scolaire de la Capitale

Commission scolaire de la Côte-du-Sud

Commission scolaire De La Jonquière

Commission scolaire de la Moyenne-Côte-Nord

Commission scolaire de la Pointe-de-l’Île

Commission scolaire de la Région-de-Sherbrooke

Commission scolaire de la Riveraine

Commission scolaire de la Rivière-du-Nord

Commission scolaire de la Seigneurie-des-Mille-Îles

Commission scolaire de la Vallée-des-Tisserands

Commission scolaire de Laval

Commission scolaire de Montréal

Commission scolaire de Portneuf

Commission scolaire de Rouyn-Noranda

Commission scolaire de Saint-Hyacinthe

Commission scolaire de Sorel-Tracy

Commission scolaire des Affluents

Commission scolaire des Appalaches

Commission scolaire des Bois-Francs

Commission scolaire des Chênes

Commission scolaire des Chic-Chocs

Commission scolaire des Découvreurs

Commission scolaire des Draveurs

Commission scolaire des Grandes-Seigneuries

Commission scolaire des Hautes-Rivières

Commission scolaire des Hauts-Bois-de-l’Outaouais

Commission scolaire des Hauts-Cantons

Commission scolaire des Îles

Commission scolaire des Laurentides

Commission scolaire des Monts-et-Marées

Commission scolaire des Navigateurs

Commission scolaire des Patriotes

Commission scolaire des Phares

Commission scolaire des Portages-de-l’Outaouais

Commission scolaire des Premières-Seigneuries

Commission scolaire des Rives-du-Saguenay

113

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education network (cont’d)

School boards (3) (cont’d)

Commission scolaire des Samares

Commission scolaire des Sommets

Commission scolaire des Trois-Lacs

Commission scolaire du Chemin-du-Roy

Commission scolaire du Fer

Commission scolaire du Fleuve-et-des-Lacs

Commission scolaire du Lac-Abitibi

Commission scolaire du Lac-Saint-Jean

Commission scolaire du Lac-Témiscamingue

Commission scolaire du Littoral

Commission scolaire du Pays-des-Bleuets

Commission scolaire du Val-des-Cerfs

Commission scolaire Eastern Shores

Commission scolaire Eastern Townships

Commission scolaire English-Montréal

Commission scolaire Harricana

Commission scolaire Kativik

Commission scolaire Lester-B.-Pearson

Commission scolaire Marguerite-Bourgeoys

Commission scolaire Marie-Victorin

Commission scolaire New Frontiers

Commission scolaire Pierre-Neveu

Commission scolaire René-Lévesque

Commission scolaire Riverside

Commission scolaire Sir-Wilfrid-Laurier

Commission scolaire Western Québec

Comité de gestion de la taxe scolaire de l’Île de Montréal

General and vocational colleges (CEGEPs) (3)

Cégep André-Laurendeau

Cégep Beauce-Appalaches

Cégep d’Ahuntsic

Cégep d’Alma

Cégep de Baie-Comeau

Cégep de Bois-de-Boulogne

Cégep de Chicoutimi

Cégep de Drummondville

114

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education network (cont’d)

General and vocational colleges (CEGEPs) (3) (cont’d)

Cégep de Granby–Haute-Yamaska

Cégep de Jonquière

Cégep de la Gaspésie et des Îles

Cégep de La Pocatière

Cégep de l’Abitibi-Témiscamingue

Cégep de Lévis-Lauzon

Cégep de Limoilou

Cégep de l’Outaouais

Cégep de Maisonneuve

Cégep de Matane

Cégep de Rimouski

Cégep de Rivière-du-Loup

Cégep de Rosemont

Cégep de Sainte-Foy

Cégep de Saint-Félicien

Cégep de Saint-Hyacinthe

Cégep de Saint-Jérôme

Cégep de Saint-Laurent

Cégep de Sept-Îles

Cégep de Sherbrooke

Cégep de Sorel-Tracy

Cégep de Thetford

Cégep de Trois-Rivières

Cégep de Valleyfield

Cégep de Victoriaville

Cégep du Vieux Montréal

Cégep Édouard Montpetit

Cégep François-Xavier Garneau

Cégep Gérald-Godin

Cégep John Abbott

Cégep Lionel Groulx

Cégep Marie-Victorin

Cégep Montmorency

Cégep régional de Lanaudière

Cégep Saint-Jean-sur-Richelieu

Champlain Regional College

Collège Dawson

Collège Héritage

Collège Shawinigan

Vanier College

115

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education network (cont’d)

Université du Québec and its branches (3)

École de technologie supérieure

École nationale d’administration publique

Institut national de la recherche scientifique

Université du Québec

Université du Québec à Chicoutimi

Université du Québec à Montréal

Université du Québec à Rimouski

Université du Québec à Trois-Rivières

Université du Québec en Abitibi-Témiscamingue

Université du Québec en Outaouais

(1)	Entities in the health and social services network have a fiscal year that ends on March 31.
(2)	These entities act as agencies and public institutions.
(3)

Entities in the education network have a fiscal year that ends on June 30, except for the Université du Québec and its branches whose fiscal year ends on May 31. Financial results at their fiscal year-end are adjusted thereafter only if financial transactions between that date and March 31 have a significant impact on the Government’s financial position or results.

116

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 4

Government enterprises (1)

Capital Financière agricole inc.

Fonds d’indemnisation du courtage immobilier (December 31)

Hydro-Québec (2) (December 31)

IQ FIER inc.

IQ Immigrants Investisseurs inc.

Loto-Québec

Société des alcools du Québec

Société générale de financement du Québec (December 31)

Société Innovatech du Grand Montréal

Société Innovatech du Sud du Québec

Société Innovatech Québec et Chaudière-Appalaches

Société Innovatech Régions ressources

(1)

In general, Government enterprises have a fiscal year that ends on March 31. If not, their year-end date is indicated in parentheses and unaudited interim data are used for the period between the end of their fiscal year and March 31.

(2)	This enterprise also conducts fiduciary transactions that are not included in the Government’s reporting entity.

117

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 5

Government department, agencies and funds which conduct fiduciary transactions that are not included in the Government’s reporting entity (1)

Caisse de dépôt et placement du Québec (December 31)

Cautionnements individuels des agents de voyages

Comité Entraide – public and parapublic sectors (December 31)

Commission administrative des régimes de retraite et d’assurances (December 31)

Commission de la construction du Québec (December 31)

Conseil de gestion de l’assurance parentale (December 31)

Curateur public (fiduciary section) (December 31)

Fonds central de soutien à la réinsertion sociale (December 31)

Fonds d’assurance parentale (December 31)

Fonds d’assurance-récolte

Fonds d’assurance-stabilisation des revenus agricoles

Fonds de développement et de reconnaissance des compétences de la main-d’oeuvre

Fonds d’indemnisation des clients des agents de voyages

Fonds d’indemnisation des services financiers

Fonds du compte de stabilisation du revenu agricole

Guarantee Insurance Fund administered by the Régie des marchés agricoles et alimentaires du Québec

Hydro-Québec – pension plan (December 31)

Ministère du Revenu– Property under administration (December 31)

Régie des rentes du Québec

Support Payments Fund (fiduciary section)

Trust funds

Trust funds – Goods and Services Tax

(1)	In general, these organizations and funds have a fiscal year that ends on March 31. If not, their year-end date is indicated in parentheses.

118

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 6

Breakdown of revenue

FISCAL YEAR ENDED MARCH 31, 2008

	2008		2007
	Budget (1) (2)	Actual results	Actual results
	(in millions of dollars)
Income and property taxes
Personal income tax		18 648	18 480
Contributions to the Health Services Fund		5 958	5 601
Corporate taxes		4 819	4 779

	28 780	29 425	28 860

Consumption taxes
Sales		10 300	9 931
Fuel		1 707	1 728
Tobacco		707	758
Alcoholic beverages		421	422
Pari-mutuel		11	12

	12 928	13 146	12 851

Duties and permits
Motor vehicles		1 030	1 006
Natural resources		86	184
Other		536	427

	1 245	1 652	1 617

Miscellaneous
Sales of goods and services		2 858	2 510
Interest		789	737
Fines, forfeitures and recoveries		667	516

	3 366	4 314	3 763

Revenue from Government enterprises
Société des alcools du Québec		761	710
Loto-Québec		1 360	1 391
Hydro -Québec		2 926	4 043
Other		(22)	72
Revenue allocated to the Generations Fund			(500)

	4 625	5 025	5 716

Revenue of the Generations Fund	453	449	584

Total own -source revenue	51 397	54 011	53 391

Federal government transfers
Equalization		7 160	5 539
Transfers for health care		3 925	3 649
Transfers for post-secondary education and other social programs		1 516	1 070
Other programs		2 132	1 712

Total federal government transfers	14 435	14 733	11 970

Total revenue	65 832	68 744	65 361

(1)	Based on the revenue and expenditure forecasts presented in the 2007-2008 Budget of May 24, 2007, which did not take into account the accounting reform of December 2007.
(2)	Including the ministerial statement of June 1, 2007.

119

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 7

Breakdown of expenditure

FISCAL YEAR ENDED MARCH 31, 2008

	2008		2007
	Budget (1) (2)	Actual results	Actual results
(in millions of dollars)
BY SUPERCATEGORY AND CATEGORY
Transfer
Remuneration		25 192	23 804
Operating		6 082	5 502
Capital (3)		1 925	1 679
Interest (3)		1 191	1 125
Support		14 146	13 384

		48 536	45 494
Remuneration		4 881	4 953
Operating (4)		4 195	4 030
Doubtful accounts and other allowances		976	596

Sub-total	57 371	58 588	55 073

Debt service (5)
Interest on debt		6 548	6 382
Less
Investment income of the sinking fund for borrowings		132	219
Interest income from loans and advances to the health and social services and education networks		688	647
Short-term investment income		150	133

		5 578	5 383

Interest on pension plans and other employee future benefits		4 398	4 157
Less
Investment income of the Retirement Plans Sinking Fund		1 887	1 440
Investment income of the Survivor Pension Plan Fund		25	24

		2 486	2 693

Sub-total	8 008	8 064	8 076

Annual deficit of the health and social services and education networks		442	219

Total expenditure	65 379	67 094	63 368

(1)	Based on the revenue and expenditure forecasts presented in the 2007-2008 Budget of May 24, 2007, which did not take into account the accounting reform of December 2007.
(2)	Including the ministerial statement of June 1, 2007.
(3)	After deducting $32 million in revenue of the sinking funds relating to borrowings by the health and social services and education networks ($53 million in 2007).
(4)	Including $1 290 million ($1 199 million in 2007) for the depreciation and reductions in value of fixed assets.
(5)	Including $272 million ($134 million in 2007) for the amortization of the deferred foreign exchange gain.

120

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 8

Short-term investments (1) (2)

AS AT MARCH 31, 2008

	2008	2007
	(in millions of dollars)
Treasury bills	68	1 021

Notes	85	1 685

Deposit certificates	2 073	935

Banker’s acceptances	293	2 100

Bonds	43	38

Commercial paper - other than ABCP *	447	272

Other	150	85

	3 159	6 136

*	ABCP: Asset-backed commercial paper.
(1)	Rates of return on short-term investments vary mainly from 1.22% to 11.38%.
(2)	Including $257 million ($1 179 million as at March 31, 2007) in securities issued by the Government.

121

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 9

Accounts receivable

AS AT MARCH 31, 2008

	2008	2007
	(in millions of dollars)
Agents and assignees
Income and property taxes	899	1 276
Consumption taxes	1 952	2 272
Duties and permits	--	2

	2 851	3 550

Accounts receivable
Income and property taxes	3 303	3 140
Consumption taxes	1 077	1 030
Duties and permits	307	175
Miscellaneous revenue	2 440	1 957
Recoveries of expenditures and other	148	377

	7 275	6 679
Allowance for doubtful accounts	(1 200)	(1 097)

	6 075	5 582

Estimated accounts receivable - accrual basis	2 062	1 910

Revenue from Government enterprises - dividends	1 133	225
Federal government transfers	1 869	1 721
Specified purpose accounts	198	168
Accrued interest on investments	201	205

	14 389	13 361

122

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 10

Investment in Government enterprises

AS AT MARCH 31, 2008

Investment in Government enterprises

			2008	2007
	Loans and advances	Equity value	Investment in Government enterprises	Investment in Government enterprises
			(in millions of dollars)
Capital Financière agricole inc. (1)		20	20	23
Fonds d’indemnisation du courtage immobilier (2)		2	2	3
Hydro-Québec (2) (4)	7	22 273	22 280	20 981
IQ FIER inc. (3) (4)	169	(12)	157	83
IQ Immigrants Investisseurs inc. (3)		51	51	41
Loto-Québec (1)		134	134	135
Société des alcools du Québec (1)		43	43	45
Société générale de financement du Québec (2)		1 835	1 835	2 000
Société Innovatech du Grand Montréal (3)		5	5	5
Société Innovatech du Sud du Québec (1)		14	14	14
Société Innovatech Québec et Chaudière - Appalaches (1)		41	41	57
Société Innovatech Régions ressources (3)		26	26	29

Total	176	24 432	24 608	23 416

(1)	Equity value was determined on the basis of audited financial statements as at March 31, 2008.
(2)	Equity value was determined on the basis of audited financial statements as at December 31, 2007, and adjusted according to unaudited interim results as at March 31, 2008.
(3)	Equity value was determined on the basis of unaudited financial statements as at March 31, 2008.
(4)	Loans and advances to Hydro-Québec have no fixed maturity date, while those to IQ FIER inc. do not bear interest and mature between June 2020 and February 2023.

123

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 10

Investment in Government enterprises (con’t)

AS AT MARCH 31, 2008

Summary of the financial statements of Government enterprises

	2008
	Results
	Revenue	Expenditure	Surplus (deficit)	Other comprehensive income items
	(in millions of dollars)
Capital Financière agricole inc. (1)	1	4	(3)
Fonds d’indemnisation du courtage immobilier (2)
Hydro-Québec (2)	12 355	9 448	2 907	491
IQ FIER inc. (1)		8	(8)
IQ Immigrants Investisseurs inc. (1)	227	213	14	(4)
Loto-Québec (1)	3 753	2 317	1 436
Société des alcools du Québec (1)	2 341	1 580	761
Société générale de financement du Québec (2)	1 696	1 639	57	(105)
Société Innovatech du Grand Montréal (3)
Société Innovatech du Sud du Québec (1)	1	1
Société Innovatech Québec et Chaudière-Appalaches (1)		15	(15)
Société Innovatech Régions ressources (3)

	20 374	15 225	5 149	382

Restatements (4)
Adjustments (5)			(124)	(79)

			5 025	303

(1)	On the basis of audited financial statements as at March 31, 2008.
(2)	On the basis of audited financial statements as at December 31, 2007.
(3)	On the basis of unaudited financial statements as at March 31, 2008.
(4)

The restatements result primarily from the application since January 1, 2007, by certain Government enterprises, of the new Canadian Institute of Chartered Accountants (CICA) standards governing financial instruments for the private sector.

(5)	These adjustments stem mainly from unaudited interim results as at March 31, 2008.
(6)

The Government guarantees the corporation’s borrowings contracted in various currencies. The net value of these borrowings stands at $34 452 million ($34 742 million as at March 31, 2007). This amount includes a financial guarantee for Gentilly-2 of $685 million ($685 million in 2007), for which Hydro-Québec has set up a trust of $44 million ($36 million in 2007).

(7)

Borrowings of $288 million as at December 31, 2007 ($341 million in 2006) by some of the Société’s companies are guaranteed by various types of security on accounts receivable, inventories and other tangible and intangible assets and by hypothecs on the universality of property, whose book value totalled $822 million as at December 31, 2007 ($962 million in 2006).

(8)	Including $244 million in debts contracted with the Government.

124

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

2008									2007
Assets			Liabilities			Net equity			Net equity
Financial assets	Non-financial assets	Total	Debts	Other	Total	Cumulative total of other comprehensive income	Other net equity items	Total	Total
								(in millions of dollars)
21		21	1		1		20	20	23
2		2					2	2	3
8 190	56 662	64 852	34 534 (6)	9 426	43 960	962	19 930	20 892	18 840
158		158	169	1	170		(12)	(12)	(4)
2 944		2 944	2 664	229	2 893	5	46	51	45
309	795	1 104		970	970		134	134	135
352	240	592	6	543	549		43	43	37
1 300	1 142	2 442	312 (7)	219	531	(41)	1 952	1 911	1 900
13		13	8		8		5	5	5
14		14					14	14	14
41		41					41	41	57
26		26					26	26	29

13 370	58 839	72 209	37 694 (8)	11 388	49 082	926	22 201	23 127	21 084

									810
								1 305	1 428

								24 432	23 322

125

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 10

Investment in Government enterprises (cont’d)

AS AT MARCH 31, 2008

Debt schedule after the impact of derivative instruments

	Repayment of long-term debts over the coming fiscal years
	2009	2010	2011	2012	2013	2014 and thereafter	Total
						(in millions of dollars)
Capital Financière agricole inc.	1						1
Hydro-Québec	1 087	1 931	771	2 571	1 085	27 089	34 534
IQ FIER inc.						169	169
IQ Immigrants Investisseurs inc.	533	697	511	534	684		2 959	(1)
Société des alcools du Québec	1	1	2	2			6
Société générale de financement du Québec	128	16	19	19	21	109	312
Société Innovatech du Grand Montréal						8	8

	1 750	2 645	1 303	3 126	1 790	27 375	37 989

(1)

This schedule is based on the contractual amount of principal payable while the debt estimate (2 664 million, see previous page) provided by this enterprise in its financial statements is based on discounted cash flows.

126

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 10

Investment in Government enterprises (cont’d)

AS AT MARCH 31, 2008

Share of restatements made by Government enterprises

Standards for financial instruments

Since January 1, 2007, certain Government enterprises have had to comply with the new Canadian Institute of Chartered Accountants (CICA) standards for financial instruments in the private sector. To that end, they have adopted the recommendations of CICA Handbook section 3855 “Financial Instruments – Recognition and Measurement”, which states the requirements for recognizing and measuring financial instruments, section 3865, “Hedges”, which specifies how hedge accounting may be applied and the information to disclose in this context, section 3861, “Financial instruments – Disclosure and Presentation”, and section 1530, “Comprehensive Income”. The latter establishes the disclosure and presentation standards for comprehensive income, which includes net profits and other comprehensive income items.

Hydro-Québec

In preparing its quarterly report as at March 31, 2007, Hydro-Québec complied with these new standards by increasing its retained earnings by $298 million as at January 1, 2007 without restating the figures for previous fiscal years. This increase is due essentially to the abolition of transitional rules related to the application of CICA Handbook Accounting Guideline AcG-13, “Hedging Relationships”; the cumulative ineffectiveness of hedges; and the replacement of the straight-line method by the effective interest rate method for amortizing financial assets and liabilities. Subsequently, the corporation revised the impact of this change on its retained earnings as at January 1, 2007 downward by $28 million in its audited financial statements as at December 31, 2007.

Therefore, the Government adjusted its investment in this enterprise downward retroactively by $28 million as at April 1, 2006, restating the figures for 2006-2007, since it had already taken the $298-million adjustment into account in its financial statements as at March 31, 2007.

127

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 10

Investment in Government enterprises (cont’d)

AS AT MARCH 31, 2008

Share of restatements made by Government enterprises (cont’d)

IQ Immigrants Investisseurs inc.

The initial application of these new standards reduced the corporation’s retained earnings by $12 million as at April 1, 2007. This decrease is due to the initial revaluation of long-term borrowings at fair value on the date they were contracted. The application of these new standards also raised the cumulative total of other comprehensive income items as at April 1, 2007 by $8 million. This increase stems from the recognition of unrealized gains and losses on financial assets available for sale. These adjustments were made without restating the figures for previous years.

Therefore, the Government reduced its investment in this enterprise retroactively by $4 million as at April 1, 2006, with restatement of the figures for 2007-2008.

Société générale de financement du Québec

The Société générale de financement du Québec complied with these new standards when it prepared its interim financial statements as at March 31, 2007, by reducing the accumulated deficit by $4 million as at January 1, 2007 and increasing the cumulative total of other comprehensive income items by $49 million as at the same date, without restating the figures for previous years. The decrease in the accumulated deficit can be attributed to the recognition of the adjustment in the fair value of the long-term debt as at January 1, 2007 of a subsidiary consolidated line by line in the corporation’s financial statements. The increase in the cumulative total of other comprehensive income items stems from the recognition of the adjustment in the fair value of assets available for sale as at January 1, 2007, i.e. long-term investments in the corporation’s subsidiaries.

Subsequently, in its audited financial statements as at December 31, 2007, the corporation revised the impact on the accumulated deficit upward by increasing the latter by $10 million; it also adjusted the impact on the cumulative total of other comprehensive income items upward by raising the latter by $14 million.

Therefore, the Government adjusted its investment in this corporation upward retroactively by $4 million as at April 1, 2006, restating the figures for 2006-2007, since it had already taken into account, in its financial statements as at March 31, 2007, the adjustments of $4 million and $49 million made by the corporation in its interim financial statements.

128

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 10

Investment in Government enterprises (cont’d)

AS AT MARCH 31, 2008

Share of restatements made by Government enterprises (cont’d)

Standard for employee future benefits

Société des alcools du Québec

The Société des alcools du Québec has complied with the provisions of CICA Handbook section 3461, “Employee Future Benefits”, as of the fiscal year ending March 28, 2008. Since then, the corporation has recognized its obligations relating to employee future benefits during the fiscal year in which the benefits were earned by employees rather than recognizing them in the results of the fiscal year during which the amounts concerned were disbursed. In addition, to comply with the application of this section of the CICA Handbook, the corporation cancelled an actuarial gain that had been recognized in liability as an accumulated sick leave credit as at March 31, 2004.

These accounting changes, applied retroactively with restatement for previous years, raised by $8 million the corporation’s retained earnings at the beginning of the year ending March 28, 2008.

The Government increased its investment in this enterprise retroactively by $8 million as at April 1, 2006, with restatement of the figures for 2006-2007.

Total impact

These restatements increased (decreased) the following items:

	2008	2007
	(in millions of dollars)
Investments in Government enterprises	(20)	(20)
Accumulated deficits and net debt, beginning of year	20	20

The impact of these new standards on revenue from Government enterprises for these fiscal years cannot be determined.

129

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 10

Investment in Government enterprises (cont’d)

AS AT MARCH 31, 2008

Main contractual obligations of enterprises

Hydro-Québec

Hydro-Québec has provided for capital investments of $4 143 million ($4 204 million in 2007).

The corporation has made a commitment to Churchill Falls (Labrador) Corporation Limited to buy almost all of the power produced by the Churchill Falls generating station, which has a rated capacity of 5 428 MW. This contract, which expires in 2016, will be renewed automatically for a further 25 years, according to the terms and conditions already agreed upon. A contract guaranteeing the availability of 682 MW of additional power until 2041 for the November 1 to March 31 winter period has also been concluded with this enterprise.

As at December 31, 2007, the corporation was committed under 97 contracts to purchase electricity from other power producers, for an installed capacity of roughly 3 875 MW. It plans to purchase about 13 TWh of energy annually over the terms of these contracts, which extend to 2045. Most of the contracts include renewal clauses.

Taking into account electricity purchase contracts as a whole, the corporation plans to make the following payments over the next five years:

December 31, 2007
(in millions of dollars)

2008	665
2009	1 035
2010	1 127
2011	1 141
2012	1 219

Total	5 187

130

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 10

Investment in Government enterprises (cont’d)

AS AT MARCH 31, 2008

Main contractual obligations of enterprises (cont’d)

IQ Immigrants Investisseurs inc.

During the normal course of its activities, this enterprise contracted various commitments totalling $150 million ($142 million in 2007). These commitments represent non-refundable financial contributions whose cash outflow has not been authorized, as well as sums allocated to financial contributions to Emploi-Québec and for which the expenditure has not yet been incurred by the latter. The total amount of these commitments does not necessarily represent future cash requirements, as some of them may be cancelled before they give rise to disbursements.

Moreover, the corporation committed $43 million ($35 million in 2007) to paying fees for financial intermediaries to seek immigrant investors as well as enterprises to recommend to them, and to close files involving such investors.

IQ FIER inc.

During the normal course of its activities, this enterprise contracted various commitments totalling $166 million ($219 million in 2007). These commitments represent investment agreements authorized by the corporation. The total amount of these commitments does not necessarily represent future cash requirements, as some of them will expire or may be cancelled before they give rise to disbursements.

Société générale de financement du Québec

The corporation is committed to acquiring tangible assets and purchasing services and raw materials aggregating $175 million over the next few years ($37 million in 2007).

Various enterprises

Under operating and long-term leases, certain Government enterprises were committed, as at March 31, 2008, to making minimum undiscounted payments totalling $509 million ($491 million in 2007).

131

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 10

Investment in Government enterprises (cont’d)

AS AT MARCH 31, 2008

Main contractual obligations of enterprises (cont’d)

Various enterprises (cont’d)

Schedule

2008
(in millions of dollars)

2009	78
2010	71
2011	65
2012	52
2013	44

310
2014-2018	199

509

Some enterprises contracted commitments during the normal course of their activities. These commitments, totalling $132 million ($141 million in 2007), represent authorized commitments that had not been disbursed as at March 31, 2008. Some of them might not be paid if the events do not take place.

Main contingencies of enterprises

Hydro-Québec

Hydro-Québec provided the purchasers of its investments with guarantees in respect to contingent tax liabilities and certain other customary representations. These guarantees, for which no liability was recognized, will be in effect until the applicable limitation periods expire.

As at March 31, 2008, the potential maximum amount that Hydro-Québec could have had to pay under letters of credit and guarantees totalled $365 million ($391 million in 2007). Of this amount, $288 million ($310 million in 2007) was related to the purchase of energy, and no liability ($14 million in 2007) was recognized in this regard. Some guarantees expire between 2008 and 2019, while others do not have maturity dates.

132

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 10

Investment in Government enterprises (cont’d)

AS AT MARCH 31, 2008

Main contingencies of enterprises (cont’d)

Société générale de financement

During the normal course of its activities, this corporation provided significant guarantees to third parties as follows:

–

Under the terms of its credit agreements, the corporation undertook to indemnify the holders of U.S. indebtedness in the event of changes in the laws with regard to tax withholdings. These indemnification agreements will be in effect until the expiry of the loan agreements and do not contain any limits. Given the nature of these agreements, the corporation cannot determine the maximum payment it may have to make to the holders. The corporation did not recognize an amount on the consolidated balance sheet related to these indemnification agreements.

–

When an investment is sold in whole or in part, in addition to any potential indemnification arising from the failure to execute restrictive clauses or from non-compliance with a declaration of guarantee, the corporation may agree to give a guarantee against any claim resulting from past activities. In general, the terms and conditions and amount of such indemnification are limited by agreement. As a result of the nature of these indemnification agreements, the corporation cannot estimate the maximum potential amount of future payments it could be required to make to the indemnified parties. The corporation did not recognize an amount on the consolidated balance sheet for these potential indemnifications.

133

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 10

Investment in Government enterprises (cont’d)

AS AT MARCH 31, 2008

Material transactions and balances of enterprises with departments, agencies and special funds

	2008	2007
	(in millions of dollars)
Inter-entity transactions
Revenue	178	153
Expenditure	1 166	855

Inter-entity balances
Financial assets	3 726	2 850
Non-financial assets – Deferred revenue, net of fixed assets	103	71
Long-term debt	268	248
Other liabilities	1 332	454
Net equity
Dividends
Hydro-Québec	2 095	2 342
Loto-Québec	1 361	1 391
Société des alcools du Québec	762	709
Contributions to the Gouvernement du Québec for specified purpose accounts	76	61

134

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 11

Long-term investments

AS AT MARCH 31, 2008

	2008								2007
	Shares and capital investments	(4)	Bonds and notes		Loans and advances	(4)	Non-bank asset backed commercial paper (ABCP)	Total	Total
								(in millions of dollars)
Municipalities and municipal bodies (1)
Municipalities			3					3	5
Municipal bodies (2)					242			242	249

			3		242			245	254

Individuals, organizations, enterprises and other (1)
Students					831			831	831
Enterprises	179		17		1 213	(2) (3)		1 409	1 339
Universities excluded from the reporting entity			1 420	(5)	5			1 425	1 271
Non-profit and fiduciary organizations					35			35	41
Other	2		109		936		212	1 259	924

	181		1 546		3 020		212	4 959	4 406
Valuation allowances	(33)				(989)		(35)	(1 057)	(866)

	148		1 546		2 031		177	3 902	3 540

Sinking Fund relating to Borrowings by Québec University Establishments			137	(6)				137	161
Reserve fund			1 100	(7)				1 100

	148		2786		2 273		177	5 384	3 955

(1)	Investments with municipalities and municipal bodies bear interest at rates of up to 15.125%, loans to students bear interest at rates of 4.25% to 14.875%, and investments with enterprises, universities not included in the reporting entity, non-profit and fiduciary organizations and other organizations bear interest at rates of up to 11.25%, except for enterprise loans, which bear interest at rates of up to 15%.
(2)	Guarantees received for loans and advances amount to $94 million ($151 million as at March 31, 2007). Loans to municipal bodies are secured by real estate mortgages.
(3)	Loans and advances include, among others, loans with special repayment clauses based on royalties, for a total amount of $153 million ($100 million as at March 31, 2007).
(4)	These investments were reduced by $361 million ($331 million as at March 31, 2007) to reflect the grant portion relating to the concessionary terms.
(5)	Bonds and notes to universities excluded from the Government reporting entity funded investments in fixed assets and are repayable mainly through subsequent budgetary appropriations from the Government.
(6)	Under the University Investments Act (R.S.Q., c. I-17), the Government created a sinking fund in which the amounts deposited by the responsible minister are allocated exclusively to the repayment of borrowings (principal and interest) for the funding of fixed assets of university institutions in Québec.
(7)	The Government deposited this amount with the Caisse de dépôt et placement du Québec under the Act to establish a budgetary surplus reserve fund (R.S.Q., c. R-25.1).

135

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 11

Long-term investments (cont’d)

AS AT MARCH 31, 2008

Maturity of investments

2008
(in millions of dollars)
2009	1 874
2010	299
2011	215
2012	553
2013	370

3 311
2014-2018	1 184
2019-2023	168
2024-2028	96
2029-2033	38
2034 and thereafter	315

5 112

No fixed maturity date	633

5 745
Amount charged to results to reflect the grant portion relating to long-term investments with significant concessionary terms	(361)

5 384

136

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 12

Generations Fund

AS AT MARCH 31, 2008

The purpose of the Generations Fund, created on January 1, 2007 under the Act to reduce the debt and establish the Generations Fund (R.S.Q., c. R-2.2.0.1), is to reduce the Government’s debt. Under this Act, the fund’s assets are used exclusively to repay the Government’s debt.

Revenue

for the fiscal year ended March 31, 2008

	2008		2007
	Budget	Actual Results	Actual Results
	(in millions of dollars)
Own-source revenue
Water-power royalties	374	413	76
Unclaimed property	20	—	5
Investment income
Revenue from participation deposits	59	36	2
Interest on demand deposits	—	—	1

Total own-source revenue	453	449	84
Revenue allocated by the Government
Revenue from the sale of Hydro-Québec’s interest in Transelec Chile	—	—	500

Revenue	453	449	584

137

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 12

Generations Fund (cont’d)

AS AT MARCH 31, 2008

Change in fund balance

for the fiscal year ended March 31, 2008

	2008	2007
	(in millions of dollars)
Opening balance	584	—
Plus
Payment from the reserve of the Consolidated Revenue Fund	200	—
Revenue	449	584

Closing balance	1 233	584

Statement of financial position

as at March 31, 2008

	2008	2007
	(in millions of dollars)
Deposits with the Caisse de dépôt et placement du Québec
Demand deposits	50	28
Investment income receivable	5	2
Participation deposits(1)	1 126	544

	1 181	574
Accounts receivable	52	10

Fund balance	1 233	584

(1)

Participation deposits in a specific fund at the Caisse de dépôt et placement du Québec are expressed in units. These units are repaid with prior notice according to the Caisse’s settlement terms and conditions at the market value of the fund’s equity at the end of each month. As at March 31, 2008, the Generations Fund had 1 121 149 participation units whose fair value was $1 092 million (543 479 participation units whose fair value was $546 million as at March 31, 2007).

138

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 13

Cash (Bank overdraft)

AS AT MARCH 31, 2008

	2008	2007
	(in millions of dollars)
Outstanding cheques	(861)	(764)

Plus
Cash in bank	372	360
Cash and notes on hand and outstanding deposits	509	220

	881	580

Cash (Bank overdraft)	20	(184)

139

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 14

Accounts payable and accrued expenses

AS AT MARCH 31, 2008

	2008	2007
(in millions of dollars)
Remuneration (1)	1 696	1 548

Income and taxes refundable

Income and property taxes	2 816	2 532

Consumption taxes	1 506	1 228

Suppliers	1 597	1 507

Advances from trust funds	273	187

Clearing accounts for collected taxes	124	21

Accrued interest on borrowings	2 725	2 899

Transfers (1)	3 517	2 988

	14 254	12 910

(1)	Including an allowance of $362 million ($450 million as at March 31, 2007) for pay equity divided between “Remuneration” and “Transfers”.

140

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 15

Deferred revenue

AS AT MARCH 31, 2008

	2008	2007
	(in millions of dollars)
Registration and drivers licence fees	589	591

Federal government transfers (1)	888	1 311

Deferred contributions linked to the acquisition of fixed assets	977	727

Guarantee fees for Hydro-Québec borrowings	125	127

Specified purpose accounts	70	70

Other	172	105

	2 821	2 931

(1)	These amounts are encumbered by externally-sourced allocations and must be used for the following purposes:

	2008				2007
	Opening balance	New transfers	Recognition in revenue	Closing balance	Closing balance
	(in millions of dollars)
Municipal and local infrastructures	361	184	211	334	361

Wait time reduction (health)	281		281		281

Post-secondary education infrastructures	235	14	249		235

Affordable housing	188		188		188

Public transit infrastructures	116		116		116

Maintenance of dams received from the federal government	44	2		46	44

Housing for Aboriginal people living off-reserve	38		26	12	38

Canada eco Trust		350	50	300

Wait time guarantees		127	42	85

Human papillomavirus (HPV) vaccine		70		70

Other	48	9	16	41	48

	1 311	756	1 179	888	1 311

141

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 16

Other liabilities

AS AT MARCH 31, 2008

	2008	2007
	(in millions of dollars)

		restated
Allowance for losses on guaranteed financial initiatives	598	601

Environmental liability	789	808

Allowance to fund the fixed assets of university establishments not included in the Government’s reporting entity (1)	137	161

	1 524	1 570

(1)	A sinking fund relating to borrowings by Québec university establishments of $137 million ($161 million in 2007) has been allocated to pay for this allowance. Information in this regard is given in Appendix 11 – Long-term investments.

142

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 17

Debts

AS AT MARCH 31, 2008

2008
	Direct		Health and social services and education networks		Work of municipal bodies		Total
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)

IN CANADIAN DOLLARS
Short-term borrowings(1)	1 254	1 254	2 106	2 106			3 360	3 360
Treasury bills	3 292	3 292			12	12	3 304	3 304
Savings products	5 290	5 290					5 290	5 290
Bonds and notes	63 303	63 303	13 355	13 355	2 465	2 465	79 123	79 123
Commitments under capital leases	144	144					144	144
Currency swap contracts	20 845	20 845	1 714	1 714			22 559	22 559

	94 128	94 128	17 175	17 175	2 477	2 477	113 780	113 780

IN U.S. DOLLARS
Commercial paper (1)	1 078	1 108					1 078	1 108
Bonds and notes	13 013	13 376	500	514			13 513	13 890
Currency swap contracts	(12 066)	(12 403)	(500)	(514)			(12 566)	(12 917)

	2 025	2 081	--	--			2 025	2 081

IN YEN
Bonds and notes	439 473	4 522					439 473	4 522
Currency swap contracts	(212 000)	(2 181)					(212 000)	(2 181)

	227 473	2 341					227 473	2 341

IN EUROS
Bonds and notes	6 617	10 748	650	1 056			7 267	11 804
Currency swap contracts	(4 493)	(7 298)	(650)	(1 056)			(5 143)	(8 354)

	2 124	3 450	--	--			2 124	3 450

IN SWISS FRANCS
Bonds and notes	1 495	1 549					1 495	1 549
Currency swap contracts	1 900	1 969					1 900	1 969

	3 395	3 518					3 395	3 518

Amounts carried forward		105 518		17 175		2 477		125 170

143

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 17

Debts (cont’d)

AS AT MARCH 31, 2008

	2008

	Direct		Health and social services and education networks		Work of municipal bodies		Total
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)

Amounts brought forward		105 518		17 175		2 477		125 170

IN POUNDS STERLING
Bonds and notes	199	406					199	406
Currency swap contracts	(200)	(408)					(200)	(408)

	(1)	(2)					(1)	(2)

IN MEXICAN PESOS
Bonds and notes	1 500	145					1 500	145
Currency swap contracts	(1 500)	(145)					(1 500)	(145)

	--	--					--	--

IN AUSTRALIAN DOLLARS
Bonds and notes	647	607					647	607
Currency swap contracts	(647)	(607)					(647)	(607)

	--	--					--	--

IN NEW ZEALAND DOLLARS
Bonds and notes	299	242					299	242
Currency swap contracts	(299)	(242)					(299)	(242)

	--	--					--	--

IN HONG KONG DOLLARS
Bonds and notes	750	99					750	99
Currency swap contracts	(750)	(99)					(750)	(99)

	--	--					--	--

		105 516		17 175		2 477		125 168
Less
Sinking fund		4 433		147		61		4 641

Debts before deferred foreign exchange gain		101 083		17 028		2 416		120 527
Deferred foreign exchange gain (loss)		1 146						1 146

		102 229		17 028		2 416		121 673

(1)	Short-term borrowings in 2008 include $502 million in banker’s acceptances and bank loans, $13 million in notes at par and $2 845 million in discounted notes.

144

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 17

Debts (cont’d)

AS AT MARCH 31, 2008

2007

	Direct		Health and social services and education networks		Work of municipal bodies		Total
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)

IN CANADIAN DOLLARS
Short-term borrowings(1)	1 951	1 951	1 415	1 415			3 366	3 366
Treasury bills	2 950	2 950	323	323	23	23	3 296	3 296
Savings products	4 879	4 879					4 879	4 879
Bonds and notes	59 563	59 563	12 274	12 274	2 558	2 558	74 395	74 395
Commitments under capital leases	130	130					130	130
Currency swap contracts	23 748	23 748	1 714	1 714			25 462	25 462

	93 221	93 221	15 726	15 726	2 581	2 581	111 528	111 528

IN U.S. DOLLARS
Bonds and notes	13 046	15 041	500	576			13 546	15 617
Currency swap contracts	(12 114)	(13 966)	(500)	(576)			(12 614)	(14 542)

	932	1 075	--	--			932	1 075

IN YEN
Bonds and notes	450 054	4 413					450 054	4 413
Currency swap contracts	(237 700)	(2 331)					(237 700)	(2 331)

	212 354	2 082					212 354	2 082

IN EUROS
Bonds and notes	7 518	11 591	650	1 002			8 168	12 593
Currency swap contracts	(5 478)	(8 447)	(650)	(1 002)			(6 128)	(9 449)

	2 040	3 144	--	--			2 040	3 144

IN SWISS FRANCS
Bonds and notes	1 496	1 423					1 496	1 423
Currency swap contracts	1 768	1 681					1 768	1 681

	3 264	3 104					3 264	3 104

Amounts carried forward		102 626		15 726		2 581		120 933

145

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 17

Debts (cont’d)

AS AT MARCH 31, 2008

	2007

	Direct		Health and social services and education networks		Work of municipal bodies		Total
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)

Amounts brought forward		102 626		15 726		2 581		120 933

IN POUNDS STERLING
Bonds and notes	199	452					199	452
Currency swap contracts	(200)	(454)					(200)	(454)

	(1)	(2)					(1)	(2)

IN MEXICAN PESOS
Bonds and notes	1 500	157					1 500	157
Currency swap contracts	(1 500)	(157)					(1 500)	(157)

	--	--					--	--

IN AUSTRALIAN DOLLARS
Bonds and notes	647	604					647	604
Currency swap contracts	(647)	(604)					(647)	(604)

	--	--					--	--

IN NEW ZEALAND DOLLARS
Bonds and notes	299	247					299	247
Currency swap contracts	(299)	(247)					(299)	(247)

	--	--					--	--

IN HONG KONG DOLLARS
Bonds and notes	750	111					750	111
Currency swap contracts	(750)	(111)					(750)	(111)

	--	--					--	--

		102 624		15 726		2 581		120 931
Less
Sinking fund		4 190		145		59		4 394

Debts before deferred foreign exchange gain		98 434		15 581		2 522		116 537
Deferred foreign exchange gain (loss)		1 885						1 885

		100 319		15 581		2 522		118 422

(1)	Short-term borrowings in 2007 include $240 million in banker’s acceptances and bank loans and $3 126 million in discounted notes.

146

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 17

Debts (cont’d)

AS AT MARCH 31, 2008

Sinking fund

Change in fund balance

for the fiscal year ended March 31, 2008

	2008	2007
	(in millions of dollars)
Opening balance	4 394	4 053
Plus
Payment from the Consolidated Revenue Fund	142	150
Net revenue	132	219

	4 668	4 422
Less
Sums used to repay debts	(27)	(28)

Closing balance (1)	4 641	4 394

Statement of financial position

as at March 31, 2008

	2008	2007
	(in millions of dollars)
Investments

Treasury bills	20	77
Bonds and notes	4 430	4 245
Commercial paper	73

	4 523	4 322

Other assets
Cash	1
Accounts receivable and accrued interest	64	51
Deferred foreign exchange loss	53	21

	118	72

Fund balance (1)	4 641	4 394

(1)

Including $208 million ($204 million in 2007), of which $147 million ($145 million in 2007) is for the sinking fund for borrowings contracted to finance the health and social services and education networks and $61 million ($59 million in 2007) for the Sinking Fund of the Société québécoise d’assainissement des eaux.

147

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 18

Net investment in the health and social services

and education networks

AS AT MARCH 31, 2008

Net investment in the health and social services and education networks

	2008				2007
	Loans and advances (1)	Accumul- ated surplus (deficits)		Net invest- ment in the networks	Loans and advances (1)	Accumul- ated surplus (deficits)		Net invest- ment in the networks
	(in millions of dollars)				(in millions of dollars)
Health and social services network

Agencies and public institutions	7 162	(2 566)	(2)	4 596	6 556	(2 306)	(2)	4 250

Education network

School boards	4 797	(781)	(3)	4 016	4 588	(774)	(3)	3 814

Colleges	1 552	(447)	(3)	1 105	1 496	(474)	(3)	1 022

Université du Québec and its branches	842	(87)	(3)	755	784	115	(3)	899

	14 353	(3 881)		10 472	13 424	(3 439)		9 985

(1)	These loans and advances funded investments in fixed assets and are repayable mainly by means of subsequent Government budgetary appropriations.
(2)	These data were derived from audited financial statements as at March 31, adjusted to eliminate material differences between their accounting policies and those of the Government.
(3)

These data were derived from audited financial statements as at June 30, 2006 and 2007 for school boards and colleges and as at May 31, 2006 and 2007 for the Université du Québec and its branches, adjusted to eliminate material differences between their accounting policies and those of the Government.

148

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 18

Net investment in the health and social services

and education networks (cont’d)

AS AT MARCH 31, 2008

Summary of financial information on the health and social services and education networks

	2008			2007
	Health and social services network (1)	Education network (2)	Total	Health and social services network (1)	Education network (2)	Total
	(in millions of dollars)			(in millions of dollars)
RESULTS AND ACCUMULATED SURPLUS (DEFICITS)
Expenditure
Remuneration	11 354	9 074	20 428	10 904	8 320	19 224
Operations	6 263	3 321	9 584	5 711	3 009	8 720
Debt service	375	487	862	301	479	780

Total expenditure	17 992	12 882	30 874	16 916	11 808	28 724

Revenue
School taxes		1 386	1 386		1 313	1 313
Revenue from users	970	312	1 282	943	283	1 226
Fees		170	170		179	179
Other	1 405	1 111	2 516	1 111	994	2 105

Total revenue	2 375	2 979	5 354	2 054	2 769	4 823

Net expenditure	15 617	9 903	25 520	14 862	9 039	23 901
Government transfers	15 357	9 721	25 078	14 625	9 057	23 682

Annual surplus (deficit) of the networks	(260)	(182)	(442)	(237)	18	(219)
Accumulated deficits, beginning of year	(2 306)	(1 133)	(3 439)	(2 069)	(1 151)	(3 220)

Accumulated deficits, end of year	(2 566)	(1 315)	(3 881)	(2 306)	(1 133)	(3 439)

(1)	These data were derived from audited financial statements as at March 31, adjusted to eliminate material differences between their accounting policies and those of the Government.
(2)

These data were derived from audited financial statements as at June 30, 2006 and 2007 for school boards and colleges and as at May 31, 2006 and 2007 for the Université du Québec and its branches, adjusted to eliminate material differences between their accounting policies and those of the Government.

149

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 18

Net investment in the health and social services

and education networks (cont’d)

AS AT MARCH 31, 2008

Summary of financial information on the health and social services and education networks

	2008			2007
	Health and social services network (1)	Education network (2)	Total	Health and social services network (1)	Education network (2)	Total
	(in millions of dollars)			(in millions of dollars)
FINANCIAL POSITION
Financial assets	2 251	1 819	4 070	2 227	1 827	4 054

Liabilities

Loan from the Corporation d’hébergement du Québec	2 281		2 281	2 491		2 491

Loan from Financement-Québec	4 799	7 178	11 977	3 976	6 855	10 831

Loan from Immobilière SHQ	82	13	95	89	13	102

Loan from financial markets (3)	1 192	2 302	3 494	1 150	2 236	3 386

Other liabilities	3 644	2 170	5 814	3 257	2 014	5 271

Total liabilities	11 998	11 663	23 661	10 963	11 118	22 081

Net debt	(9 747)	(9 844)	(19 591)	(8 736)	(9 291)	(18 027)

Non-financial assets

Fixed assets	6 918	8 482	15 400	6 176	8 127	14 303

Inventories and prepaid expenses	263	47	310	254	31	285

Total non-financial assets	7 181	8 529	15 710	6 430	8 158	14 588

Accumulated deficits, end of year	(2 566)	(1 315)	(3 881)	(2 306)	(1 133)	(3 439)

(1)	These data were derived from audited financial statements as at March 31, adjusted to eliminate material differences between their accounting policies and those of the Government.
(2)

These data were derived from audited financial statements as at June 30, 2006 and 2007 for school boards and colleges and as at May 31, 2006 and 2007 for the Université du Québec and its branches, adjusted to eliminate material differences between their accounting policies and those of the Government.

(3)	Some of these borrowings have funded investments in fixed assets and are repayable using subsequent Government budgetary appropriations.

150

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 18

Net investment in the health and social services

and education networks (cont’d)

AS AT MARCH 31, 2008

Main contractual obligations of the networks

In the normal course of their activities, organizations of the health and social services and education networks enter into various contractual obligations, such as operating leases, long-term leases, supply and service contracts and contracts to acquire fixed assets. These contractual obligations totalling $4 029 million represent authorized contractual obligations that had not been disbursed as at March 31, 2008 ($2 724 million as at March 31, 2007). Some of these amounts may not be paid if the events do not take place.

The total non-discounted future minimum amounts payable under these contracts breaks down as follows:

	2008	2007
	(in millions of dollars)
Agencies and public institutions (1)	1 804	1 657
School boards (2)	1 481	596
Colleges (2)	91	107
Université du Québec and its branches (3)	653	364

	4 029	2 724

Main contingencies of the networks

Certain organizations of the health and social services and education networks are the object of various lawsuits whose outcome cannot be determined; moreover, they provide loan guarantees to third parties. These contingencies represent a total of $479 million ($459 million as at March 31, 2007) that breaks down as follows:

	2008	2007
	(in millions of dollars)
Agencies and public institutions (1)	384	354
School boards (2)	38	47
Colleges (2)	17	13
Université du Québec and its branches (3)	40	45

	479	459

(1)	As at March 31, 2008.
(2)	As at June 30, 2007.
(3)	As at May 31, 2007.

151

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 19

Fixed assets

AS AT MARCH 31, 2008

Fixed assets are recorded at cost. They are depreciated over their useful life using the following methods:

Category	Depreciation method	Useful life
Buildings, including those rented under
capital leases	Straight-line and annuity	10 to 50 years
Facilities	Straight-line	5 to 10 years
Complex networks	Straight-line	10 to 40 years
Equipment, including that rented under
capital leases	Straight-line	3 to 30 years
Development of data processing systems	Straight-line	5 to 10 years

Works of art and historic property consist mainly of paintings, sculptures, drawings, prints, photographs, installations, films and videos and their cost is charged to expenditures for the fiscal year in which they are acquired.

The following table presents a summary of the operations and balances of the main categories of fixed assets:

	Land	Buildings	Facilities	Complex networks	Equipment	Development of data processing systems	2008 Total		2007 Total
							(in millions of dollars)
Cost of fixed assets
Opening balance	626	7 343	251	19 242	2 901	2 215	32 578		30 357
Restatements	102	1 791					1 893		1 890

Restated balance	728	9 134	251	19 242	2 901	2 215	34 471		32 247
Acquisitions	24	379	54	1 844	341	295	2 937		2 446
Disposal and reductions in value	(9)	(162)	12		(226)	(63)	(448)		(222)

Closing balance	743	9 351	317	21 086	3 016	2 447	36 960		34 471

Accumulated depreciation
Opening balance		2 877	132	10 220	1 865	1 097	16 191		15 189
Restatements		254					254		209

Restated balance		3 131	132	10 220	1 865	1 097	16 445		15 398
Depreciation expenses		265	11	606	203	205	1 290		1 199
Impact of disposal and reductions in value		(36)	6		(186)	(42)	(258)		(152)

Closing balance	--	3 360	149	10 826	1 882	1 260	17 477		16 445

Fixed assets	743	5 991	168	10 260	1 134	1 187	19 483	(1)(2)	18 026	(1) (2)

(1)

Including fixed assets rented under capital leases totalling $136 million ($160 million in 2007). The depreciation amount related to these fixed assets is $8 million ($14 million in 2007). The total for fixed assets includes $1 246 million ($1 891 million in 2007) in property under construction or development for which no depreciation was taken.

(2)

Financing charges of $50 million ($40 million in 2007) were capitalized during the year at the cost of fixed assets. Also during the year, fixed assets totalling $21 million were acquired by donation or for a nominal fee or financed in whole or in part by contributions from organizations outside the Government's reporting entity.

152

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 20

Breakdown of contractual obligations

AS AT MARCH 31, 2008

Transfers – Funding for the acquisition of fixed assets

	2008		2007
	(in millions of dollars)
Repayment of the principal on borrowings for the acquisition of fixed assets
Universities not included in the Government’s reporting entity	1 987		1 934
Municipalities and municipal bodies	2 726		2 791
Other beneficiaries	1 323		1 128

	6 036	(1)	5 853	(1)

Funding of authorized projects for the acquisition of fixed assets (2)
Universities not included in the Government’s reporting entity	378		353
Municipalities and municipal bodies	1 342		1 104
Other beneficiaries	205		226

	1 925		1 683

Repayment of the cost of fixed assets	428		161

	8 389	(3)	7 697	(3)

(1)	Organizations that received transfers contracted borrowings with:

	2008	2007
	(in millions of dollars)
Government agency
Financement-Québec	1 424	1 238
Financial institutions outside the Government	4 749	4 776
Sinking Fund relating to Borrowings by Québec University Establishments	(137)	(161)

	6 036	5 853

(2)	These contractual obligations represent the value of authorized amounts that have already been financed in part for realized acquisitions of fixed assets.

(3)	Contractual obligations in foreign currency are shown at their Canadian equivalent at the exchange rates in effect on March 31 and take currency swap contracts into account.

153

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 20

Breakdown of contractual obligations (cont’d)

AS AT MARCH 31, 2008

Summary schedule of transfers for repayment of the principal on borrowings for the acquisition of fixed assets (1)

Maturity	Universities not included in the Government’s reporting entity	Municipalities and municipal bodies	Other beneficiaries	Total
			(in millions of dollars)
2009	243	362	179	784
2010	287	305	141	733
2011	198	299	123	620
2012	454	261	135	850
2013	224	260	124	608

	1 406	1 487	702	3 595
2014-2018	574	840	359	1 773
2019-2023	7	233	217	457
2024-2028		112	29	141
2029-2033		45	16	61
2034 and thereafter		9		9

	1 987	2 726	1 323	6 036

(1)	This schedule was drawn up according to the dates shown on bonds or notes at the balance sheet date. Any refinancing after that date will affect the above schedule.

154

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 20

Breakdown of contractual obligations (cont’d)

AS AT MARCH 31, 2008

Transfers – Agreements

Agreements between the Gouvernement du Québec and the Québec Cree

An agreement was signed by the Government and the Québec Cree in February 2002 to help the Cree achieve more autonomy and take charge of their development. The agreement also allows the Cree to play a greater role in economic development activities in the territory covered by the James Bay and Northern Québec Agreement (JBNQA).

The February 2002 agreement provides in particular for annual transfer payments to the James Bay Cree over a period of 50 years, i.e. from 2002-2003 to 2051-2052. In return, the Cree assume the obligations of the Gouvernement du Québec, Hydro-Québec and the Société d’énergie de la Baie James under certain provisions of the JBNQA pertaining to the Cree’s economic and community development. The payments to be made in the coming years, i.e. until 2052, correspond to the higher of $70 million or that amount indexed to take into account the change in the value of hydroelectric production, mining and forest harvesting in JBNQA territory. The payment in 2008 amounted to $71 million ($70 million in 2007). As at March 31, 2008, the minimum balance payable was $3 083 million ($3 150 million in 2007).

Another agreement was concluded in May 2007 between the Gouvernement du Québec, the Grand Council of the Crees and the Cree Regional Authority to improve the administration of justice for the Cree and correctional services. The minimum annual payments provided for in the coming years amount to $14 million, subject to indexation, until 2027. As at March 31, 2008, the minimum balance payable was $257 million.

Agreement respecting global funding for the Kativik Regional Government

An agreement was signed by the Gouvernement du Québec and the Kativik Regional Government in March 2004 to simplify the payment of transfers from various Québec government departments. It also grants the Kativik Regional Government greater autonomy in allocating funds based on regional priorities.

The minimum annual payments provided for in the coming years amount to $39 million, subject to indexation, until 2028. As at March 31, 2008, the minimum balance payable was $785 million ($744 million in 2007).

155

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 20

Breakdown of contractual obligations (cont’d)

AS AT MARCH 31, 2008

Transfers – Agreements (cont’d)

Partnership agreement on economic and community development in Nunavik

A partnership agreement on economic and community development in Nunavik was signed in April 2002 between the Gouvernement du Québec, the Makivik Corporation and the Kativik Regional Government to meet the specific needs of the people of Nunavik by funding economic and community projects and providing local communities with better economic and community development prospects. It was amended on August 1, 2006 by Order-in-Council 696-2006.

The minimum annual payments provided for in the coming years amount to $27 million, subject to indexation, until 2027. As at March 31, 2008, the minimum balance payable was $516 million ($541 million in 2007).

Other agreements

Other agreements include notably agreements on new fiscal and financial partnerships with the municipalities for $1 696 million ($1 970 million as at March 31, 2007), the national policy on rural areas for $250 million ($280 million as at March 31, 2007), the subsidy agreement reached with the Ville de Montréal for $220 million ($227 million as at March 31, 2007), the agreement concerning block funding for northern villages in the Kativik region for $229 million ($224 million as at March 31, 2007), the agreement on the breakdown of Government reinvestment of $101 million in higher education ($172 million as at March 31, 2007) and $274 million for the Government assistance program to improve public transit services. They also include other contributions for $1 034 million ($929 million as at March 31, 2007).

156

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 21

Contingencies

AS AT MARCH 31, 2008

Guaranteed financial initiatives

	2008	2007
	(in millions of dollars)
Government agencies
Loan guarantees granted by Investissement Québec (1)	2 235	2 449
Guarantees granted by the Société d’habitation du Québec (1)	1 039	980
Other guarantees	15	227

	3 289	3 656

Individuals and corporations
Farm and forest producer loan guarantees (1)	4 258	4 206
Student loan guarantees (1)	3 191	3 139
Other guarantees and loans	90	87

	7 539	7 432

Total guaranteed financial initiatives	10 828	11 088
Allowance for losses on guaranteed financial initiatives - other liabilities	(598)	(601)

	10 230	10 487

(1)	See additional information on following pages.

157

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 21

Contingencies (cont’d)

AS AT MARCH 31, 2008

Loan guarantees granted by Investissement Québec (1)

	2008	2007
	Contingent liabilities	Contingent liabilities
	(in millions of dollars)
Loan guarantees in effect (2) (3)	2 235	2 449
Allowance for losses on guaranteed financial initiatives	(188)	(173)

	2 047	2 276

(1)	The Government guarantees payment of the principal and interest on loans contracted by enterprises under the Act respecting Investissement Québec and La Financière du Québec (R.S.Q., c. I-16.1).
(2)	This amount excludes $741 million in authorized loan guarantees not in effect ($534 million as at March 31, 2007).
(3)	The total value of securities received as loan guarantees is $1 276 million ($1 445 million as at March 31, 2007).

158

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 21

Contingencies (cont’d)

AS AT MARCH 31, 2008

Guarantees granted by the Société d’habitation du Québec (1)

	2008	2007
	Contingent liabilities	Contingent liabilities
	(in millions of dollars)
Loan guarantees
Achat-rénovation, AccèsLogis Québec and Affordable Housing Québec programs – social and community component (2)	699	625
Other guarantees
Assistance Program for Community Housing Organizations, and NPO - Private and Remote Housing programs (3)	340	355

	1 039	980
Allowance for losses on guaranteed financial initiatives	(14)	(12)

	1 025	968

(1)	The Société d’habitation du Québec (SHQ) grants guarantees under the Act respecting the Société d’habitation du Québec (R.S.Q., c. S-8).
(2)	Loans from financial institutions guaranteed by the SHQ and granted to non-profit organizations or cooperatives for periods of 25 or 35 years following the approval of an extension by the SHQ. The principal and interest associated with such loans are covered by the organizations concerned. The loans finance the cost of buildings.
(3)	Loans guaranteed by the Canada Mortgage and Housing Corporation (CMHC) for which the SHQ has concluded agreements under which it is committed to buying property taken over by the CMHC when a borrower defaults on a loan, for an amount equal to the value of the claim paid to the approved lender plus incidental expenses. Guarantees granted for the above-mentioned programs cover 25-year periods, except if they are related to loans granted in urban regions for NPO-Private housing programs, in which case they cover periods of 35 years. The principal and interest associated with such loans are covered by the organizations concerned. The loans finance the cost of buildings.

159

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 21

Contingencies (cont’d)

AS AT MARCH 31, 2008

Farm and forest producer loan guarantees (1)

	2008	2007
	Contingent liabilities	Contingent liabilities
	(in millions of dollars)
Act respecting La Financière agricole du Québec (R.S.Q., c. L-0.1) (2)	4 130	4 069
Various statutes	128	137

	4 258	4 206
Allowance for losses on guaranteed financial initiatives	(75)	(65)

	4 183	4 141

(1)	Balances of principal and interest on loans for which the Fonds d’assurance-prêts agricoles et forestiers reimburses losses and related charges.
(2)	This amount excludes $32 million in authorized loan guarantees for which the loans were not disbursed ($27 million as at March 31, 2007).

160

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 21

Contingencies (cont’d)

AS AT MARCH 31, 2008

Student loan guarantees (1)

	2008	2007
	Contingent liabilities	Contingent liabilities
	(in millions of dollars)
Loans for which the Government repays interest as long as the borrower is a student	1 328	1 312
Loans for which borrowers are responsible for repaying principal and interest	1 851	1 817
Loans for the purchase of a personal computer, for which borrowers are responsible for repaying interest	12	10

	3 191	3 139
Allowance for losses on guaranteed financial initiatives	(309)	(341)

	2 882	2 798

(1)	The Government guarantees the reimbursement of losses of principal and interest to lending institutions under the Act respecting financial assistance for students (R.S.Q., c. A-13.3).

161

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 22

Summary of fiduciary transactions conducted

by a Government department and Government agencies and funds

AS AT MARCH 31, 2008

	2008				2007
	Liabilities	Assets	Increase (decrease) in accrued equity	Net equity	Net equity
	(in millions of dollars)
Caisse de dépôt et placement du Québec (1)	71 799	227 149	11 871	155 350	143 479
Cautionnements individuels des agents de voyages	4	4
Comité Entraide - public and parapublic sectors (1)	8	8
Commission administrative des régimes deretraite et d’assurances (1)
RREGOP	67	46 613	2 183	46 546	44 363
PPMP	8	7 757	307	7 749	7 442
Other plans	113	624	93	511	418
Commission de la construction du Québec (1)
General Fund	84	133	4	49	45
Supplemental pension plan
- general account	35	3 820	40	3 785	3 745
Supplemental pension plan
- pensioners’ account	2	5 245	245	5 243	4 998
Other	746	3 919	448	3 173	2 725
Conseil de gestion de l’assurance parentale (1)	29	29
Curateur public (1)	22	289	7	267	260
Fonds central de soutien à la réinsertion sociale (1)		2		2	2
Guarantee Insurance Fund administered by the Régie des marchés agricoles et alimentaires du Québec		6	1	6	5
Fonds d’assurance parentale (1)	387	360	(237)	(27)	210
Fonds d’assurance-récolte	5	112	31	107	76
Fonds d’assurance-stabilisation des revenus agricoles	1 218	438	(183)	(780)	(597)
Support Payments Fund	294	294
Fonds d’indemnisation des clients des agents de voyages		32	14	32	18
Fonds d’indemnisation des services financiers	33	1	2	(32)	(34)

Amounts carried forward	74 854	296 835	14 826	221 981	207 155

162

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 22

Summary of fiduciary transactions conducted

by a Government department and Government agencies and funds (cont’d)

AS AT MARCH 31, 2008

	2008				2007
	Liabilities	Assets	Increase (decrease) in accrued equity	Net equity	Net equity
	(in millions of dollars)
Amounts brought forward	74 854	296 835	14 826	221 981	207 155
Fonds du compte de stabilisation du revenu agricole	1	1
Trust funds	102	102
Trust funds - Goods and Services Tax	197	197
Fonds de développement et de reconnaissance des compétences de la main-d’œuvre	1	84	12	83	71
Hydro-Québec - pension plan (1)	74	13 000	115	12 926	12 811
Régie des rentes du Québec
Fonds du régime de rentes du Québec	251	34 675	829	34 424	33 595
Other	12	24	1	12	11
Ministère du Revenu - Property under administration (1)	55	104	15	49	34

	75 547	345 022	15 798	269 475	253 677
Funds entrusted to the Caisse de dépôt et placement du Québec		(100 731)	(4 098)	(100 731)	(96 633)

	75 547	244 291	11 700	168 744	157 044

(1)	Financial statements as at December 31, 2007.

163

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 23

Reserve

AS AT MARCH 31, 2008

	2008				2007
	Additional deposit in the Generations Fund	Mainte- nance of a balanced budget	Total		Total
			(in millions of dollars)
Opening balance	200	1 100	1 300		--

Allocation to the reserve	--	717	717	(1)	1 300

Use of the reserve	(200)	--	(200)		--

Closing balance	--	1 817	1 817		1 300

(1)	Amount announced in the 2008-2009 Budget.

Under the Act to establish a budgetary surplus reserve fund (R.S.Q., c. R-25.1), the Government set up a reserve to finance fixed assets projects and other projects to be completed within a fixed period of time. However, when the Government believes that it is in the public interest to do so, it can use the reserve for projects other than those for which it was created. Further, the Government may allocate all or part of the reserve to maintaining a balanced budget.

In the Budget Speech, the Minister of Finance determines what portion of the fiscal-year surplus in excess of the budgetary objective should be appropriated to the reserve and what amounts should be allocated to the various accounts. In accordance with the Act, the Minister deposits with the Caisse de dépôt et placement du Québec, during the fiscal year covered by the Budget, the sums appropriated to the reserve, except for those used during that year.

In the 2008-2009 Budget Speech, the Minister announced, on the basis of the preliminary results and the goal of reducing the post-allocation budget balance to zero, that a surplus of $717 million in revenue over expenditure, excluding Generations Fund revenue, for the fiscal year ended March 31, 2008 was being appropriated to the reserve in order to maintain a balanced budget.

As announced in the 2007-2008 Budget Speech, an additional $200 million was deposited in the Generations Fund in 2007-2008 from the sums appropriated to the reserve.

As for the $1 817 million allocated to maintaining a balanced budget as at March 31, 2008, the Government plans to use $1 370 million for this purpose in 2008-2009 and the balance of $447 million in 2009-2010.

In 2007-2008, $1 100 million was deposited with the Caisse de dépôt et placement du Québec in accordance with the provisions of the Act that created the reserve.

164

CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 24

Segment disclosures

AS AT MARCH 31, 2008

Consolidated statement of operations by reporting sector

The consolidated statement of operations incorporates the financial results of the Government’s management of its resources, obligations and financial activities as a whole. Grouping these elements provides a global financial portrait of the Government. This statement includes the financial results of a multitude of departments, agencies, funds and enterprises. All of these entities are grouped into six main sectors, according to their control and accountability relationship with the Government. Criteria such as ministerial accountability, legal framework, scope of authority delegated to management, funding method, degree of autonomy and nature of activities are used to classify the entities in the different sectors. The following table presents the operations of each of the sectors identified.

Since it was possible to associate all revenue and expenditure items with a specific sector, it was not necessary to use allocation methods to allocate some of the items among two or more specific sectors.

165

PUBLIC ACCOUNTS 2007-2008 – VOLUME 1

APPENDIX 24

Segment disclosures (cont’d)

AS AT MARCH 31, 2008

	2008
	Consoli- dated Revenue Fund	(1)	Government enterprises	(2)	Agencies and special funds	(3)	Specified purpose accounts	(4)	Generations Fund	(5)	Health and social services and education networks	(6)	Consolidation ajustments	(7)	Consoli- dated results
REVENUE	(in millions of dollars)
Income and property taxes	28 871				554										29 425
Consumption taxes	12 962				184										13 146
Duties and permits	1 039				613										1 652
Miscellaneous	1 567				2 529		218								4 314
Other revenue sources			5 025						449						5 474
Dividends paid by enterprises	4 218		(4 218)
Allocation

Total own-source revenue	48 657		807		3 880		218		449		--		--		54 011
Revenue from entities within the reporting entity					17 680		233						(17 913)
Federal government transfers	13 629				849		532						(277)		14 733

Total revenue	62 286		807		22 409		983		449		--		(18 190)		68 744

EXPENDITURE
Health and Social Services	24 054				10 751		92				260		(9 741)		25 416
Education and Culture	14 153				390		136				182		(416)		14 445
Economy and Environment	6 611				4 293		398						(3 164)		8 138
Support for Individuals and Families	5 370				1 149		4						(1 084)		5 439
Administration and Justice	4 638				2 804		353						(2 203)		5 592

Total program spending	54 826		--		19 387		983		--		442		(16 608)		59 030
Debt service	7 021				2 625								(1 582)		8 064

Total expenditure	61 847		--		22 012		983		--		442		(18 190)		67 094

ANNUAL SURPLUS (DEFICIT)	439		807		397		--		449		(442)		--		1 650

(1)

The Consolidated Revenue Fund includes money collected or received from various sources over which Parliament has the power of appropriation, as well as the expenditures of the National Assembly, the persons designated by it, and departments and agencies administered by a minister whose budget is financed by appropriations allocated by the National Assembly. This sector also includes the activities of the Health Services Fund.

(2)

Government enterprises are distinct legal entities that have the power to carry out commercial activities. The sale of their goods and the delivery of their services target individuals or organizations not included in the Government’s reporting entity. Therefore, these enterprises are financially autonomous in that their revenue from outside the reporting entity ensures that they carry out their activities and repay their debts on their own. Since their accounts are accounted for using the modified equity method, only their net surpluses for the fiscal year are presented in the table, after deducting the dividends paid into the Consolidated Revenue Fund.

(3)

Agencies and special funds depend in whole or in part on departments for their funding. However, the agencies in this sector have more autonomy than those funded by budgetary appropriations. Although these agencies also answer to a minister, the legislation grants their management more extensive funding and operating powers. Special funds, for their part, are financial management tools that make it possible, in some situations, to administer allocated resources using a management method that is different from that applied in departments. Some funds obtain financing in whole or in part through the sale of goods or services. The results of this sector do not include the activities of the Health Services Fund.

(4)

A specified purpose account is a financial management mechanism created by a Government order in council under legislative provisions. It allows a department to account in a different way for funds paid into the Consolidated Revenue Fund by a third party under a contract or an agreement that provides for the allocation of the funds to a specific purpose.

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CONSOLIDATED FINANCIAL
STATEMENTS
2007-2008

APPENDIX 24

Segment disclosures (cont’d)

AS AT MARCH 31, 2008

	2007
	Consoli- dated Revenue Fund	(1)	Government enterprises	(2)	Agencies and special funds	(3)	Specified purpose accounts	(4)	Generations Fund	(5)	Health and social services and education networks	(6)	Consolidation ajustments	(7)	Consoli- dated results
REVENUE	(in millions of dollars)
Income and property taxes	28 311				549										28 860
Consumption taxes	12 651				200										12 851
Duties and permits	1 033				584										1 617
Miscellaneous	1 440				2 147		176								3 763
Other revenue sources			6 216						84						6 300
Dividends paid by enterprises	4 442		(4 442)
Allocation	(500)								500

Total own-source revenue	47 377		1 774		3 480		176		584		--		--		53 391
Revenue from entities within the reporting entity					16 386		195						(16 581)		--
Federal government transfers	11 015				710		434						(189)		11 970

Total revenue	58 392		1 774		20 576		805		584		--		(16 770)		65 361

EXPENDITURE
Health and Social Services	22 453				9 971		55				237		(8 934)		23 782
Education and Culture	13 356				389		120				(18)		(408)		13 439
Economy and Environment	5 954				3 741		326						(2 642)		7 379
Support for Individuals and Families	5 192				1 130								(1 051)		5 271
Administration and Justice	4 779				2 659		304						(2 321)		5 421

Total program spending	51 734		--		17 890		805		--		219		(15 356)		55 292
Debt service	7 039				2 451								(1 414)		8 076

Total expenditure	58 773		--		20 341		805		--		219		(16 770)		63 368

ANNUAL SURPLUS (DEFICIT)	(381)		1 774		235		--		584		(219)		--		1 993

(5)

The Generations Fund, created on January 1, 2007, under the Act to reduce the debt and establish the Generations Fund, differs from other funds in that it is dedicated exclusively to repaying the Government’s debt.

6)

The health and social services and education networks include health and social services agencies, public health and social services institutions (hospital centres, health and social services centres, rehabilitation centres, child and youth protection centres), school boards, general and vocational colleges (CEGEPs) and the Université du Québec and its branches. These organizations, which are funded largely through budgetary appropriations, are autonomous in regard to the delivery of public services. They are legal entities that are vested with the financial and administrative powers needed to provide public services, and they have a board of directors made up of elected or appointed local representatives from the area or sector served by each organization. In addition, the Government’s ability to dispose of their assets is subject to major restrictions. Since their accounts are accounted for using the modified equity method, only their net surpluses (deficits) for the fiscal year are presented in the table.

(7)

The consolidation adjustments are based on the elimination of, when the consolidated financial statements are prepared, inter-entity transactions and balances between entities in different sectors. Indeed, revenues and expenses in each sector are presented prior to the elimination of these elements. However, when inter-entity transactions and balances concern entities within the same sector, the eliminating entries are made before the segment amounts are determined.

167